   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998
                          REGISTRATION NO. 333-56303
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              AMENDMENT NO. 3 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                   (SPONSOR OF THE TRUSTS DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               NEVADA                            91-1904587
    (STATE OR OTHER JURISDICTION      (I.R.S. EMPLOYER IDENTIFICATION
 OF INCORPORATION OR ORGANIZATION)                  NO.)
                          655 MARYVILLE CENTRE DRIVE
                           ST. LOUIS, MISSOURI 63141
                                (314) 523-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              RICHARD C. GOLDMAN
                 SENIOR VICE PRESIDENT AND CHIEF LEGAL OFFICER
                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                          655 MARYVILLE CENTRE DRIVE
                           ST. LOUIS, MISSOURI 63141
                                (314) 523-3905
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
         MARC L. KLYMAN, ESQ.               STUART M. LITWIN, ESQ.
         MAYER, BROWN & PLATT                MAYER, BROWN & PLATT
         190 S. LASALLE STREET               190 S. LASALLE STREET
        CHICAGO, ILLINOIS 60603             CHICAGO, ILLINOIS 60603
            (312) 701-8053                      (312) 701-7373
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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                                                                  PROPOSED MAXIMUM
                                                 PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
     TITLE OF SECURITIES TO        AMOUNT TO BE   OFFERING PRICE      OFFERING     REGISTRATION
          BE REGISTERED           REGISTERED(1)    PER UNIT(2)        PRICE(2)        FEE(3)
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Asset Backed Notes and
 Certificates.................... $3,000,000,000       100%        $3,000,000,000    $885,000

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(1) The Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates and to any resales thereof in market making transactions by Deutsche Bank Securities Inc., an affiliate of the Registrant, to the extent required.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(3) $295.00 of which was previously paid in connection with original filing of this Registration Statement.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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                               INTRODUCTORY NOTE

  This Registration Statement contains three forms of Prospectus relating to the offering by various Trusts of series of Asset Backed Notes and/or Asset Backed Certificates secured by (i) recreational vehicle and boat receivables ("Prospectus Version #1"), (ii) recreational vehicle receivables ("Prospectus Version #2") or (iii) boat receivables ("Prospectus Version #3"), created from time to time by Deutsche Recreational Asset Funding Corporation, and seven forms of Prospectus Supplement relating to the offering by a Trust of the particular series of Asset Backed Notes and Asset Backed Certificates or of Asset Backed Certificates, as applicable, described therein. Prospectus Supplement Versions #1A and #1B relate to recreational vehicle and boat receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #1. Prospectus Supplement Versions #2A and #2B relate to recreational vehicle receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #2. Prospectus Supplement Versions #3A and #3B relate to boat receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #3. Prospectus Supplement Version #4 is a form of market making prospectus supplement. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by the registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS + +SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                                      VERSION #1
                                               [BOATS AND RECREATIONAL VEHICLES]

             SUBJECT TO COMPLETION, DATED [                 ], 1998

PROSPECTUS

ASSET BACKED NOTES
ASSET BACKED CERTIFICATES
(EACH ISSUABLE IN SERIES)

                                  -----------

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
DEPOSITOR

                                  -----------

The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Deutsche Recreational Asset Funding Corporation (the "Depositor") and the trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and Deutsche Financial Services Corporation, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, or notes (the "Receivables") secured by new or used (i) recreational vehicles and (ii) recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which may be used to acquire additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement or to make distributions to the Depositor with respect thereto.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [11] HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, GANIS CREDIT CORPORATION, DEUTSCHE FINANCIAL SERVICES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                                  -----------

       , 199  .

                             AVAILABLE INFORMATION

  Deutsche Recreational Asset Funding Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Deutsche Recreational Asset Funding Corporation, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor"), as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) [523-3000].

                               ----------------

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page [ ].

Issuer........................ With respect to each series of Securities, the trust (referred to herein as the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Depositor and the Servicer.

Depositor..................... Deutsche Recreational Asset Funding
                               Corporation.

Transferor.................... Ganis Credit Corporation ("Ganis").

Servicer...................... Deutsche Financial Services Corporation ("DFS"
                               or the "Servicer").

Trustee....................... With respect to each series of Securities, the
                               Trustee will be specified in the related
                               Prospectus Supplement.

Indenture Trustee............. With respect to any applicable series of
                               Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

The Notes..................... A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                               Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only, subject to the next sentence. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                               Except in the case of any Strip Notes, as described below, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates

                               (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                               With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                               To the extent provided in the related
                               Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price for the Receivables will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements--Termination".

The Certificates.............. A series may include one or more classes of
                               Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                               Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only, subject to the next sentence. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                               Except in the case of any Strip Certificates, as described below, each class of Certificates will have a stated

                               Certificate Balance specified in the related
                               Prospectus Supplement (the "Certificate
                               Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

                               With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                               In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                               If a series of Securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                               To the extent provided in the related
                               Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price for the Receivables will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements--Termination".

Trust Property................ The property of each Trust will include a pool of retail installment sale contracts,
                               installment loans, or notes (the "Receivables") secured by new or used (i) recreational vehicles (the "Financed Recreational Vehicles") and (ii) recreational sport and power boats

                               (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats"; the Financed Recreational Vehicles and Financed Boats being referred to collectively as the "Financed Assets"), collections and other payments with respect to the Receivables received after the date specified in the related Prospectus Supplement (the "Cutoff Date") and monies on deposit in certain trust accounts. On or prior to the closing date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), the Transferor will transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the Cutoff Date to the Depositor, which will transfer the Initial Receivables to such Trust on or prior to the Closing Date pursuant to either a Transfer and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Transfer and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, and any other account identified in the applicable Prospectus Supplement.

                               To the extent provided in the related
                               Prospectus Supplement, the Transferor will be obligated (subject only to the availability thereof) to transfer to the Depositor which will be obligated to acquire and transfer to the related Trust, and such Trust will then be obligated to acquire (subject to the satisfaction of certain conditions described in the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust the Funding Period, if any, will be specified in the applicable Prospectus Supplement and in any event will not exceed one year in length. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                               The Receivables have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by DFS and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans or other receivables secured by boats and/or recreational vehicles. For a description of the Transferor, see "The Transferor." For a description of DFS, see "The Servicer."

Credit and Cash Flow           If and to the extent specified in the related
Enhancement................... Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Transfer and Servicing         With respect to each Trust, the Transferor will
Agreements.................... transfer the related Receivables to the
                               Depositor, which, in turn, will transfer the related Receivables to such Trust pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Transfer and Servicing Agreement will be transferred to the Indenture Trustee as collateral for the Notes of the related series. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties would in the absence of an Administrator be performed for the related Trust primarily by the related
                               Indenture Trustee or by the Depositor.

                               The Servicer will advance any interest
                               shortfall with respect to a Receivable to the extent that the Servicer, in its sole discretion, expects to recoup the advance from subsequent payments on or with respect to the Receivables (a "Servicer Advance"). The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                               The Servicer will be entitled to receive compensation for servicing the Receivables of each Trust as described under "Description of the Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Certain Legal Aspects of the
 Receivables..................

                               In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be transferred by the Transferor to the Depositor (or by the related Dealer or an Originator to the Transferor and by the Transferor to the Depositor) and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are subject to certificate of title statutes will not be amended to reflect any such transfers, the Uniform Commercial Code ("UCC") financing statements in respect of those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers, and the transfer of liens perfected pursuant to federal law ("Preferred Mortgages") in respect of Financed Boats documented under federal law will not be filed as required under federal law to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Recreational Vehicles or Financed Boats in some states and will not have a perfected security interest in Financed Boats documented under federal law. If such Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset may be adversely affected. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Tax Status....................
                               If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust upon the issuance of the related series of Securities, Mayer, Brown & Platt ("Tax Counsel") is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes.

                               If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Tax Counsel to such Trust is of the opinion that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                               See "Federal Income Tax Consequences" herein for additional information concerning the application of federal and state tax laws.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the related Prospectus Supplement, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.

                               The Certificates of any series that are
                               subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Rating........................
                               It will be a requirement for issuance of any series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated at the time of initial sale by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Receivables may have on the yield to investors in the Securities of such Series. See "Risk Factors" herein.

Risk Factors.................. In considering an investment in any
                               Certificates and/or Notes, investors should recognize that there are material risks associated with such an investment. See "Risk Factors" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities. The risk factor disclosure here and in the related Prospectus Supplement summarizes material risk factors relating to the Securities.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN CERTAIN FINANCED ASSETS. If a Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result.

  In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be, or will have been, transferred by the Transferor to the Depositor and by the Depositor to such Trust simultaneously with the transfer of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are subject to certificate of title statutes will not be amended to reflect such transfers, (ii) UCC financing statements in respect of those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers and (iii) the transfer of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under federal law.

  The Transferor will be obligated to purchase from the Trust any Transferor Receivable transferred to such Trust as to which a perfected security interest in the name of the Transferor in the Financed Asset securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, provided that such purchase obligation shall apply only in the circumstances described under "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." Such purchase obligation will not address or remedy the situation where a perfected security interest in the name of a Trust in the Financed Asset securing a Receivable has not been perfected as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Boat, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM CERTAIN LIENS HAVING PRIORITY OVER A PERFECTED SECURITY INTEREST. To the extent the security interest of a Trust in a Financed Asset is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Asset and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Asset or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Asset. If such Trust does not have a first perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. In addition, in the case of a Financed Boat, certain additional liens, including a lien for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or a lien for salvage may, as a matter of law, have priority over perfected first priority liens. The above described risk for crew wages exists in the case of the Financed Boats because, although not typical, there exists the possibility that recreational boat owners will utilize crew members and because liens for wages owed to such crew members could, as described above, have priority over the Trust's lien in such asset. None of the Transferor, the Servicer or the Depositor will have any obligation to purchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Asset after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables-- Security Interest in Vehicles" and "--Security Interest in Boats" herein.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN THE RECEIVABLES. If a Trust does not have a perfected security interest in the Receivables, its ability to realize on such Receivable in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders.

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the transfer of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of a security interest (including an ownership interest) therein because such purchaser would not learn of the transfer of or security interest in the Receivables from a review of the chattel paper.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM LACK OF ENFORCEABILITY OF RECEIVABLES. The inability of a Trust to realize amounts owed in respect of a Receivable could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make a transferee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The Transferor will be obligated to purchase or cause an Originator to purchase from the Trust any Receivable which fails to comply with such requirements in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" herein.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM THIRD PARTY LIABILITIES OF TRUSTS. To the extent that a Dealer, Ganis or an Originator (including DFS) violates consumer protection laws applicable to Receivables, a Trust could be liable to the obligor, as an assignee of the affected Receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws." The Ganis/Depositor Transfer Agreement provides that the Transferor is required to purchase [or to cause an Originator to purchase] from the Trust Receivables that do not comply in all material respects with applicable law in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables". However, if the Transferor [or an Originator] fails for any reason to perform its purchase obligation, Securityholders could experience delays or reductions in payments on their Securities as a result of any such liabilities imposed on the applicable Trust.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A BANK ORIGINATOR. The FDIC, if appointed as conservator or receiver for an insolvent Bank Originator, may interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables. Such interference could result in delays and reductions in payments to the Securityholders. In the case of an Originator (a "Bank Originator") that is a depository institution, if such Bank Originator becomes insolvent or is in an unsound condition, or under certain other circumstances, the applicable banking regulators may appoint a conservator or receiver for such Bank Originator. In most instances, the conservator or receiver would be the Federal Deposit Insurance Corporation (the "FDIC").

  In the event that the FDIC were to assert that the transfer of Receivables by a Bank Originator that is subject to the Federal Deposit Insurance Act, as amended (the "FDIA"), constituted a grant of a security interest rather than a sale, the FDIA sets forth certain powers that the FDIC, in its capacity as conservator or receiver for a Bank Originator, could exercise. Positions taken by the FDIC do not suggest that the FDIC, if appointed as conservator or receiver for a Bank Originator, would interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables, provided that certain conditions, as described below, had been satisfied. To the extent that such Bank Originator has granted a security interest in the Receivables to the Transferor and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Bank Originator's insolvency, was not taken in contemplation of the insolvency of such Bank Originator, and was not taken with the intent to hinder, delay or defraud such Bank Originator or the creditors of such Bank Originator, such security interest should not be subject to avoidance if the Originator Agreement and related documents are approved by such Bank Originator and are continuously maintained records of such Bank Originator (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of such Bank Originator. If the foregoing conditions are satisfied and transfers of the Receivables constitute neither voidable preferences nor fraudulent conveyances, payments to the Transferor with respect to the Receivables should not be subject to recovery by the FDIC, as conservator or receiver of such Bank Originator. The foregoing conclusion is based upon policy statements of the FDIC and opinions of a former general counsel of the FDIC. No assurance can be given, however, that all such conditions have been satisfied with respect to any Bank Originator and the Receivables transferred by such Bank Originator. If such conditions were not satisfied or the FDIC, as conservator or receiver for a Bank Originator, were to assert a position contrary to the policy statements, or were to require the Transferor, the Depositor, the Trustee or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Bank Originator as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

  Notwithstanding the foregoing, the FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome. If the FDIC were to repudiate an Originator Agreement, the claims (and any security interest securing such claims) of the affected party thereof would be limited to actual, direct compensatory damages and any security securing such claims would be enforceable only to the extent of such damages. The FDIA does not define the term "actual direct compensatory damages", but requires such damages to be determined as of the date of the appointment of the conservator or receiver.

  The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable state or Federal law (including laws regarding bank insolvencies and applicable laws regarding preferences or fraudulent conveyances). In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trustee or the Indenture Trustee in the Receivables. In addition, if the FDIC were appointed as conservator or receiver of a Bank Originator, certain administrative expenses of the conservator, receiver or banking authorities may have priority over the Transferor's, the Depositor's, the Trustee's or the Indenture Trustee's interest in the Receivables.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A DEALER, A NONBANK ORIGINATOR, THE TRANSFEROR OR THE DEPOSITOR. The Transferor will represent and warrant that, immediately prior to transferring Receivables to the Depositor, the Transferor owns such Receivables and that the transfer of the Receivables by it to the Depositor will constitute a conveyance of such Receivables. References in this Prospectus or the related Prospectus Supplement to a "conveyance" from the Transferor to the Depositor contemplate either a "sale" or a "capital contribution" from the Transferor to the Depositor. The Ganis/Depositor Transfer Agreement will set forth whether such conveyance is intended to be a "sale" or a "capital contribution" of such Receivable by the Transferor to the Depositor. The Depositor intends that the transfer of Receivables by it to a Trust will constitute either a conveyance of such Receivables or a pledge of such Receivables.

  If a Dealer, the Transferor, an Originator other than a Bank Originator (a "Nonbank Originator") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of a Dealer, the Transferor, a Nonbank Originator or the Depositor were to become a debtor in a bankruptcy case and the assets of such Dealer, the Transferor, such Nonbank Originator or the Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by such Dealer, such Nonbank Originator, or the Depositor, as the case may be, should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Dealer, an Originator, the Transferor or the Depositor is treated as a pledge instead of a conveyance, a tax or government lien on the property of the Dealer, the Originator, the Transferor or the Depositor, as applicable, arising before such transfer may have priority over the interest of the Transferor, the Depositor or the Trust in such Receivables. If all of the transactions contemplated herein are treated as conveyances, the Receivables would not be part of the bankruptcy estate of a Nonbank Originator, the Transferor or the Depositor and would not be available to their respective creditors.

  POSSIBLE LOSSES RESULTING FROM INSOLVENCY OF THE DEPOSITOR RELATED TO CERTAIN TRUSTS. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of the Depositor, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM APPLICATION OF OCTAGON GAS CASE. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a transfer or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of a Dealer, an Originator, the Transferor or the Depositor, however, even if the transfers of Receivables by the Dealer, by the Originator, by the Transferor and by the Depositor were treated as conveyances, the Receivables would be part of the bankruptcy estate of the Dealer, the Originator, the Transferor or the Depositor (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBSTANTIVE CONSOLIDATION. The Transferor has taken steps in structuring the transactions described herein that are intended to ensure that the voluntary or involuntary application for the relief by the Transferor under the United States Bankruptcy Code or similar state insolvency laws (collectively, "Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of the Depositor. These steps include the creation of the Depositor as a separate, bankruptcy-remote, special-purpose corporation under a certificate of incorporation containing certain limitations (including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of an independent director). However, there can be no assurance that the activities of the Depositor would not result in a court's concluding that the assets and liabilities of the Depositor should be consolidated with those of the Transferor in a proceeding under any Insolvency Law. If the assets of the Depositor were consolidated into the bankruptcy estate of the Transferor or any other entity, the assets would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INABILITY TO COLLECT PAYMENTS FROM OBLIGORS. Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a creditor to collect payments due under a contract or to enforce a deficiency judgment against an Obligor. For example, a bankruptcy court may reduce the monthly payments of an Obligor due under a Receivable or change the rate of interest applicable to such Receivable. Such actions could result in delays in payments on the Securities and possible reductions in the amount of those payments.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE DEPOSITOR, TRANSFEROR OR SERVICER TO PERFORM UNDER THE AGREEMENTS. None of the Transferor, the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the transfer of Receivables by the Transferor to the Depositor and the Depositor to a Trust, the Transferor will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to purchase from the Trust or the Transferor would be required to purchase or to cause an Originator to purchase from the Depositor or the Trust Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements-- Servicing Procedures". If the Depositor, the Transferor and/or the Servicer, failed for any reason to perform in accordance with their respective purchase obligations, then delays in payments on the Securities and possible reductions in the amount of those payments could occur.

  Moreover, if the Servicer were to cease acting as Servicer, the performance of the Receivables could be adversely affected. In addition, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. See "The Servicer".

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON THE CERTIFICATES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Investors in any subordinated class or classes of Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account (if any) or any other credit enhancement, as described in the related Prospectus Supplement, is exhausted and could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Transferor, the Depositor, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables. If losses occur which are not covered by such credit enhancement or exceed the amount covered by such credit enhancement, delays and reductions in payments to Securityholders could result.

  POSSIBLE LOSSES RESULTING FROM PAYMENT PRIOR TO MATURITY. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to purchase from the Trust and the Transferor (or Originator) will be obligated to simultaneously purchase from the Depositor or the Trust Receivables pursuant to a Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein. As a result, the actual maturity of any Class of Notes and/or Certificates could occur significantly earlier than expected. Any such reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Weighted Average Life of the Securities". See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Possible Losses Resulting From an Insolvency Event of the Depositor Related to Certain Trusts", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor occurs.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as DFS is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other credit enhancement for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CHANGES IN CHARACTERISTICS OF RECEIVABLES POOL DUE TO SUBSEQUENT RECEIVABLES. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers, by Originators or by the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher or lower rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables or may result in delays or reductions in payments to Securityholders.

  POSSIBLE LOSS OF YIELD RESULTING FROM USE OF BALANCE IN PRE-FUNDING ACCOUNT TO PREPAY SECURITIES. To the extent that amounts on deposit in the Pre-Funding Account have not been distributed to the Transferor by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that the principal balance of Subsequent Receivables transferred to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution to Securityholders of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CONTROL BY INDENTURE TRUSTEE OR NOTEHOLDERS IN OWNER TRUSTS. With respect to any Owner Trust issuing Notes, until the Notes have been paid in full, the ability to cause certain actions to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders. The risk that the Noteholders, not the Certificateholders, control the Owner Trust pertains only to Certificateholders of Owner Trusts because an Owner Trust is authorized to issue both Notes and Certificates while a Grantor Trust may issue only Certificates.

  For example, with respect to an Owner Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or certain Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" herein, may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein. The actions by the Indenture Trustee or the Noteholders could result in delays or reductions in payments to Certificateholders.

  RISK OF BOOK-ENTRY REGISTRATION. Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. The Noteholders and the Certificateholders are referred to collectively as the "Securityholders".

  RATINGS ARE NOT RECOMMENDATIONS; THERE IS NO ASSURANCE THAT A RATING WILL REMAIN IN EFFECT. It will be a condition to the issuance of a series of Securities that they be rated in one of the four highest rating categories by a Rating Agency identified in the related Prospectus Supplement. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Receivables will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Class of Notes and/or Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Note and/or Certificate at a significant premium might fail to recoup its initial investment under certain scenarios.

  There is no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. A reduction or withdrawal of a rating could adversely affect a Securityholder's ability to transfer its Securities.

                                  THE TRUSTS

  With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, installment loans or notes (i) between dealers (the "Dealers") and Obligors,
(ii) between Originators and Obligors and/or (iii) between the Transferor and Obligors, and all payments received thereunder on and after the applicable Cutoff Date. "Obligors" are purchasers of new and used recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables") and/or recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) ("Financed Boats," and the Receivables with respect thereto, "Boat Receivables"). A Receivables Pool may consist solely of Recreational Vehicle Receivables or Boat Receivables, or any combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Transferor, Originators and/or Dealers, acquired by the Transferor, pursuant to agreements between the Transferor and Dealers ("Dealer Agreements"), or pursuant to agreements between the Transferor and one or more Originators, and transferred to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Transferor will transfer the Receivables to the Depositor. On or prior to the applicable Closing Date, the Depositor will transfer the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be transferred to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so transferred will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

  Although the property of each Trust will include any interest of the Depositor in proceeds from claims on physical damage insurance policies covering the Financed Assets, the Servicer typically allows Obligors (unless the Financed Asset is a total loss) to use such proceeds to repair or replace Financed Assets instead of making corresponding prepayments of the applicable Receivables. The applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement will permit the Servicer, subject to the servicing standards referred to therein, to allow Obligors to use proceeds from such claims to repair or replace Financed Assets rather than making prepayments of Receivables in the related Trust.

  The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the transfer of the security interest in the Financed Assets to each Trust, and transfers to the Trust of the Preferred Mortgages in respect of federally documented Financed Boats will not be filed. In the absence of such an amendment or filing, a Trust may not have a perfected security interest in the Financed Assets in all states and will not have a perfected security interest in federally documented Financed Boats. See "Risk Factors--Certain Legal Aspects--Security Interest in Financed Assets," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

  If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to payments on the related Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Assets in all jurisdictions may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

  Each Trust may be a "business trust" or common law trust.

  The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

  The Trustee for each Trust under the related Trust Agreement or Pooling and Servicing Agreement will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Transfer and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee is adjudged insolvent. The Depositer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

  The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, or notes that have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by Deutsche Financial Services Corporation ("DFS") and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators, and will be Recreational Vehicle Receivables or Boat Receivables. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by boats and/or recreational vehicles. A Receivables Pool may consist solely of Recreational Vehicle Receivables or Boat Receivables, or any combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate of the Transferor through acquisitions. Receivables will be transferred by the Transferor to the Depositor pursuant to the Ganis/Depositor Transfer Agreement and then will be transferred by the Depositor to the applicable Trust.

  The Receivables to be held by each Trust will be acquired by the Depositor and chosen at random from the portfolio of the Transferor for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used recreational vehicle or boat, (ii) was originated in the United States, and (iii) as of the Cutoff Date was not more than 59 days past due (provided that, as of the Cutoff Date, the ratio of (x) the aggregate outstanding principal balance of the Receivables that are 31 to and including 59 days delinquent to (y) with any payment in delinquency in excess of 30 days over the aggregate outstanding principal balance of the Receivables does not equal or exceed 20%). No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

  All of the Receivables will be Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of periodic payments, generally in monthly installments. Each such installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

  Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement.

SUBSEQUENT RECEIVABLES

  Subsequent Receivables may be originated by Dealers, Originators or the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of the applicable Trust.

UNDERWRITING

  For a description of certain underwriting procedures and guidelines of the Transferor and of DFS (in its capacity as an Originator), see "Underwriting Procedures and Guidelines."

SERVICING AND COLLECTIONS

  For a description of the Servicer's servicing procedures, see "The Servicer" and "Description of the Transfer and Servicing Agreements--Servicing Procedures."

LOSSES AND DELINQUENCIES

  Certain information concerning the loss and delinquency experience of DFS and the Transferor with respect to recreational vehicle loans and boat loans will be set forth in each Prospectus Supplement. There can be no assurance that the loss and delinquency experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of recreational vehicle and boat receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to purchase from a Trust or the Transferor for an Originator, if applicable) will be obligated to purchase Receivables from the Depositor or a Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements-- Termination" herein regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of
(a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

  The Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and
(ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" herein.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to acquire Receivables from the Depositor or otherwise to make a distribution to the Depositor or (ii) for any other purpose described in the related Prospectus Supplement. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to acquire Receivables from the Transferor or otherwise to make a distribution to the Transferor and for general corporate purposes.

                                 THE DEPOSITOR

  Deutsche Recreational Asset Funding Corporation (the "Depositor") was incorporated in the State of Nevada on May 1, 1998 as a wholly-owned subsidiary of the Transferor. The Depositor maintains its principal office at 655 Maryville Centre Drive, St. Louis, Missouri 63141. Its telephone number is
(314) 523-3000.

  The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to purchase Receivables under certain circumstances. See "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Asset. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

  Neither the Depositor nor the Transferor nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                                THE TRANSFEROR

  Ganis Credit Corporation ("Ganis" or the "Transferor"), a Delaware corporation headquartered in Newport Beach, California, is a wholly-owned subsidiary of DFS. Ganis was founded in 1980 and provides financing to recreational vehicle and boat consumers nationwide. In February 1995, BankBoston, N.A. ("BankBoston") acquired Ganis. Following such acquisition, Ganis originated loans exclusively for the portfolio of BankBoston. In June 1997, BankBoston sold Ganis to DFS. Certain of the Receivables were underwritten prior to the sale of Ganis to DFS.

                    UNDERWRITING PROCEDURES AND GUIDELINES

  DFS engages in indirect consumer lending through its consumer finance headquarters in Newport Beach, California and its regional offices in Tampa, Florida, Harrisburg, Pennsylvania and Irving, Texas. Ganis engages in direct consumer lending through its headquarters and its district offices. "Direct lending" refers to financing provided directly to an Obligor. "Indirect lending" refers to acquisitions of Receivables from Dealers and from Originators (which Originators may be affiliates of the Transferor).

  Dealers who seek to enter into financing arrangements with DFS are required to submit an application and provide, among other things, evidence of licenses by the appropriate state agencies, financial information and resumes of key personnel. DFS investigates the creditworthiness, licensing and general business reputation of the Dealer prior to entering into a financing arrangement with such Dealer. The regional offices of DFS maintain relationships with the Dealers and coordinate the underwriting and settlement process relating to Receivables originated by such Dealers.

  Credit applications are initially reviewed by an underwriter located at the consumer headquarters or in one of the regional offices of DFS or, if applicable, located at the headquarters or in one of the district offices of Ganis. Such review of an application is intended to determine the customer's overall credit worthiness based upon the customer's willingness and ability to repay and the adequacy of the underlying collateral. Credit applicants are required to provide information pertaining to their income, employment history, financial liabilities, personal status and a description of, or invoice for, the asset for which the loan is requested. In addition, DFS or Ganis, as the case may be, requires one or more credit reports on each credit applicant from a national reporting company. Once a loan request passes a preliminary review, the underwriter, where appropriate, seeks verification of, among other things, income, employment, outstanding debt and the value of the asset for which the loan is requested. Loans outside of an underwriter's authority require approval by a more senior credit underwriting employee.

  DFS or Ganis, as the case may be, has and has had certain minimum requirements, as described below. DFS or Ganis' management, as the case may be, does not believe these minimum requirements are themselves generally sufficient to warrant credit approval of a credit applicant. There were and are no requirements which allow automatic approval or declination of the applicant without review by a credit officer. Based on credit risk factors and credit bureau score, each applicant is either approved, declined or, if necessary, referred to the appropriate senior credit officer level for review.

  DFS or Ganis, as the case may be, typically looks for stability of employment and residence measured by a minimum of 2 years in the job or industry and residence, a debt ratio (the ratio of total installment and revolving debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% of the purchase price of the asset for which the loan is requested, and overall favorable credit profile. Approval of retail applicants who do not meet the above referenced general guidelines is considered on a case-by-case basis by appropriate senior level credit officers. Approvals granted in such instances may be based on the applicant's job and residential stability factors, ability to pay and past payment performance. On an occasional basis, a cosigner or guarantor may be considered in determining the credit decision being made.

  With respect to Receivables transferred to a Trust, the maximum amount DFS or Ganis, as the case may be, will advance to borrowers is (i) in the case of a new vehicle, up to 110% of the manufacturer's invoice price of the vehicle [or boat] securing any such Receivable transferred to a Trust (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of manufacturer's invoice price) plus taxes, fees and insurance, and
(ii) in the case of a used vehicle, up to 105% of the wholesale value of the vehicle securing any such Receivable transferred to a Trust as reported in the Kelly Blue Book or the used recreational vehicle guidebooks of the National Automobile Dealers Association ("NADA") Guide Book or, in the case of boats, up to 105% of the average retail value reported in the NADA used boat guide or reported in the "BUC" guide, or based on an appraisal of the boats (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the aforementioned value) plus taxes, fees and insurance. Funding of the contact is authorized subsequent to verifications of the stipulations of approval, confirmation of the advance and satisfactory delivery of the related collateral. The "value" of a new recreational vehicle to be financed is determined based upon the manufacturer's invoice price, and the "value" of a used recreational vehicle to be financed is determined based on retail value reported in the Kelly Blue Book or reported in the used recreational vehicle guidebooks of the NADA. The "value" of a new boat to be financed is determined based on the invoice price, and the "value" of a used boat to be financed is determined based on the average retail value reported in the NADA used boat guide or reported in the "BUC" guide, or based on an appraisal of the boat.

                                 THE SERVICER

GENERALLY

  Deutsche Financial Services Corporation ("DFS") was incorporated in Nevada in 1969. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS was formerly known as ITT Commercial Finance Corp. The stock of ITT Commercial Finance Corp. was acquired by Deutsche Financial Services Holding Corporation in 1995. In January 1997, Deutsche Financial Services Holding Corporation merged into DFS; DFS was the surviving corporation. DFS is a financial services company which provides inventory financing, retail financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreational vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. DFS also is in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs.

  DFS has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such office is (314) 523-3000.

YEAR 2000 ISSUES

  DFS is committed to taking the necessary steps to enable both new and existing systems, applications and equipment to effectively process transactions up to and beyond the Year 2000. To that end, DFS is well underway with its Year 2000 readiness program, having spent approximately $5 million to date. DFS estimates that the costs of its continuing Year 2000 readiness efforts ultimately will exceed $10 million. Because of such ongoing readiness efforts, Year 2000 processing issues and risks are not expected to have a material adverse impact on the ability of DFS to continue its general business operations, or on its ability to perform its responsibilities as Servicer.

  Currently, DFS is actively engaged in completing the following Year 2000 program initiatives:

  . Complete a comprehensive analysis of current functions which might be impacted by Year 2000 issues, and document the results in a Year 2000 Assessment Report

  . Develop and implement a detailed plan to address Year 2000 issues as identified, particularly as they pertain to software and hardware applications

  . Establish a Year 2000 Program Management Office, staffed by dedicated and experienced project managers

  . Survey outside vendors to determine the degree of preparedness for the Year 2000, to uncover potential issues arising from such business counterparties

  . Raise organizational awareness not only with top management, but also at the staff level, and involve relevant business group leaders in reaching solutions

  . Implement an ongoing purchasing/procurement plan which is responsive to Year 2000 concerns.

  The risk of failures of computer applications, systems and networks due to improper Year 2000 data processing are substantial, not only for users of information technologies, but also for any entities and individuals which interact with them. Moreover, when aggregated, multiple individual malfunctions and failures relating to Year 2000 issues can potentially cause broader, systemic disruptions across industries and economies. The risks arising from Year 2000 issues which face many companies, including DFS, include the potential diminished ability to respond to the needs and expectations of customers in a timely manner, and the potential for inaccurate processing of information. In recognition of this, DFS is focusing on mission critical applications in order that programming changes are largely completed, and that testing is underway, by December 31, 1998.

  In addition, DFS has begun developing contingency plans to complement the Year 2000 readiness efforts already in progress, including backup and offsite processing of certain information and functions. DFS anticipates that such contingency plans will provide an additional level of security to its Year 2000 efforts already underway.

  The foregoing discussion of Year 2000 issues is based on current estimates of the management of DFS as to the amount of time and costs necessary to remediate and test the computer systems of DFS. Such estimates are based on the facts and circumstances existing at this time, and were derived utilizing multiple assumptions of future events, including, but not limited to, the continued availability of certain resources, third-party modification plans and implementation success, and other factors. However, there can be no guarantee that these estimates will be achieved, and actual costs and results could differ materially from the costs and results currently anticipated by DFS. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, the planning and modification success attained by the business counterparties of DFS, and similar uncertainties.

SERVICING OPERATIONS; COLLECTION ACTIVITIES

  The Servicer's servicing operations are conducted from its servicing centers in Newport Beach, California and Bannockburn, Illinois.

  The Servicer generally commences collections activities by phone or written correspondence with respect to delinquent contracts when payment is more than 10 days past due. At 45 days past due, collection personnel issue notices of intent to repossess unless a secured payment promise is obtained. The Servicer continues to work the account until the account is 65 days past due, at which time the repossession process is initiated for those accounts which remain delinquent. The collateral is generally disposed of 40 to 45 days following repossession. The benchmark for recovery values is 95% of the NADA or Kelly guidebook value for the collateral on a gross basis, with expenses ranging up to 5% depending on the type of collateral. Delinquent contracts, including those due to bankruptcies, are generally charged-off at 120 days delinquent. For a discussion of collection procedures with respect to the Receivables, see "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

                           DESCRIPTION OF THE NOTES

GENERAL

  With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the related Notes and the Indenture. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

  Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in minimum denominations of $1,000, and integral multiples thereof, in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit and Cash Flow Enhancement" herein.

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

  MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

  With respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of, any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any such Note or the interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Transferor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder.

  EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust, and (vi) any other event specified as an "Event of Default" in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority in principal amount of such Notes then outstanding.

  If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration.

However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, subject to the next sentence. Notwithstanding any other provision of the related Indenture, the right of any Noteholder to receive payment of the principal of and interest on its Notes, on or after the respective due dates expressed in the Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder, except that the related Indenture may contain provisions limiting or denying the right of any such Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of such Indenture for any property subject to such lien.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise involving or causing) the Depositor or the related Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the related Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the

Depositor or the related Trust or any substantial part of the property of the Depositor or the related Trust, or ordering the winding up or liquidation of the affairs of the Depositor or related Trust.

  With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) except as contemplated by the related Indenture, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement titled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Servicer Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

  ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery of all such notes to the related Indenture Trustee for cancellation or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the Certificates, the related Trust Agreement or the related Pooling and Servicing Agreement. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

  Except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable

Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or have taken other action under the Related Documents.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

  The timing and priority of distributions, seniority, any allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. To the extent provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

  Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount (or percentage) of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement.

FIXED RATE SECURITIES

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates" herein.

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of one percent) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

BOOK-ENTRY REGISTRATION

  Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee.

Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities--Definitive Securities".

  Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  The Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten Notes or Certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Trust or the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

  With respect to the Notes of any series, three or more holders of the Notes of such series may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

  With respect to the Certificates of any series, a holder of a Certificate may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

    (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

    (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

    (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

    (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

    (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

    (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

    (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

    (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

    (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

    (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

    (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been distributed to the Transferor and is being passed through as payments of principal on the Securities of such series.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" herein.

  In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each Transfer and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will acquire Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This Prospectus and the Prospectus Supplement summarize material terms of the Transfer and Servicing Agreements. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

TRANSFER OF RECEIVABLES

  On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Transferor will transfer, without recourse, to the Depositor its entire interest in the related Initial Receivables and its security interests in the related Financed Assets pursuant to a transfer agreement (the "Ganis/Depositor Transfer Agreement"). On or prior to such Closing Date, the Depositor will transfer to the Applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Assets. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Transfer and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the

Receivables or review the Receivables files. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be transferred by the Transferor to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

  The Depositor will acquire Receivables from the Transferor pursuant to a Ganis/Depositor Transfer Agreement, and the Transferor may acquire Receivables from DFS pursuant to a transfer agreement (the "DFS/Ganis Transfer Agreement"). In each Ganis/Depositor Transfer Agreement the Transferor will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables with respect to Receivables originated by the Transferor or acquired by the Transferor from Dealers ("Transferor Receivables") is correct in all material respects; (ii) the Obligor on each Transferor Receivable is required to maintain physical loss and damage insurance covering the related Financed Asset; (iii) immediately prior to the conveyance of the Receivables by the Transferor to the Depositor, the Transferor had good and indefeasible title to the Receivables, free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, to the knowledge of the Transferor, no offsets, defenses or counterclaims have been asserted or threatened with respect to the Transferor Receivables; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Transferor in the related Financed Asset; and (v) to the knowledge of the Transferor, each Transferor Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws DFS will make similar representations and warranties in any DFS/Ganis Transfer Agreement, if applicable, with respect to Receivables originated or acquired by DFS. In the Transfer and Servicing Agreement, the Depositor will represent and warrant as of the Closing Date that (i) no Receivable has been sold, transferred, assigned or pledged by the Depositor other than to the related Trust; (ii) immediately prior to the transfer and assignment by the Depositor to the related Trust, the Depositor had good and marketable title to each Receivable, free and clear of all liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, immediately upon the transfer thereof, the related Trust will have good and marketable title to each Receivable, free and clear of all such liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and such transfer has been perfected under the UCC; and (iii) all filings (including UCC filings) necessary in any jurisdiction to give the related Trust a first perfected ownership interest in the Receivables and the Indenture Trustee a first perfected security interest in the Receivables have been made.

  Upon discovery by the Depositor, the Servicer, the Trustee or the Indenture Trustee of a breach of any of such representations and warranties of the Depositor set forth in the Transfer and Servicing Agreement, of the Transferor set forth in the Ganis/Depositor Transfer Agreement or of DFS set forth in the DFS/Ganis Transfer Agreement, in each case which materially and adversely affects the value of the Receivables or the interest therein of the related Trust or the Indenture Trustee (or which materially and adversely affects the interest of the related Trust or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the person discovering such breach shall give prompt written notice to the other parties thereto. On the last day of the Collection Period following the Collection Period during which the Depositor discovers or receives notice of such a breach, if such breach shall not have been cured in all material respects by such last day, then the Depositor shall purchase (and, if applicable, the Depositor shall enforce the obligation of DFS, under the DFS/Ganis Transfer Agreement, or Ganis, under the Ganis/Depositor Transfer Agreement, to purchase) such Receivable from the related Trust as of such last day at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to such last day (the "Purchase Amount"). The purchase obligations described above constitute the sole remedy available to the Trust, DFS, Ganis, the Depositor, the Certificateholders or the Trustee and any Noteholders or Indenture Trustee for any such uncured breach. The obligation of the Depositor to purchase any Receivable that arises as a result of a breach of the representations and warranties of DFS or the Transferor under the DFS/Ganis Transfer Agreement or the Ganis/Depositor Transfer Agreement, as the case may be, is subject to the payment of the Purchase Amount by DFS or the Transferor.

  Pursuant to each Transfer and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale or loan contracts, and any other documents relating to the Receivables. The Depositor's and the Transferor's accounting records and computer systems will reflect the transfer of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such transfers will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been transferred to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

  With respect to each Trust that issues Notes, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Indenture Trustee will establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The applicable Trustee will establish and maintain an account, in the name of the related Trust on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

  Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include recreational vehicle and/or boat retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account or the Collection Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Collection Account at any time may be less than the balance of the Reserve Account or the Collection Account. If the amount required to be withdrawn from any Reserve Account or the Collection Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Collection Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to recreational vehicle receivables or marine retail installment sale contracts, installment loans, or notes that it services for itself or others. The Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (except that DFS, as Servicer, may, for Administrative Purposes, modify the due date of a Receivable to a different date in the same month) or the amount of the scheduled payments. If the Servicer extends the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement) or takes certain other actions, in the Servicer may be obligated to purchase the related Receivable for the Purchase Amount. The Servicer may sell the Financed Asset securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" herein.

  The Servicer may from time to time perform any portion of its servicing obligations under the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers which (other than the Transferor) shall have been approved by the Rating Agencies. Each applicable Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivable directly.

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) DFS is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the business day before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables by the Servicer.

SERVICER ADVANCES

  On or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Servicer Advance (but only to the extent that the Servicer, in its sole discretion, expects to recoup such Servicer Advance from subsequent payments on or with respect to the Receivables) an amount equal to the amount of interest due on the related Receivables at their respective APRs for the related Collection Period (assuming that such Receivables pay on their respective due dates) minus the amount of interest actually received on such Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Servicer Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), certain liquidation proceeds with respect to such Receivables attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Servicer Advances. No Servicer Advances will be made in respect of principal of the Receivables or in respect of Defaulted Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  To the extent specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to the distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.

  The Servicer will also be entitled to retain any late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables or allowed by applicable law and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary servicing procedures that it follows with respect to all comparable recreational vehicle receivables that it services itself or others.

  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle and boat receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors and reporting tax information to Obligors. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions.

  If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive additional compensation from amounts on deposit in a Reserve Account or other account relating to the applicable Trust, or from other funds (including collections on the related Receivables) relating to such Trust.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

  RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to an amount specified in the related Prospectus Supplement by the deposit therein of certain collections on the related Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor, to the Servicer or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

  As an administrative convenience, unless the Servicer is required to remit payments daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Servicer Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

  Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to each Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding calendar year (or, in the case of the first such certificate, from the applicable Closing Date through the end of the preceding calendar year) with certain standards relating to the servicing of the applicable Receivables.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will also provide for annual delivery to the related Indenture Trustee or Trustee, as applicable, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date through the end of the preceding calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default known to such officer. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Transfer and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Transfer and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer, substantially as a whole, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

  "Servicer Default" under each Transfer and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Transfer and Servicing Agreement or Pooling and Servicing Agreement or other Basic Document, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer; and (iv) any other event described as a "Servicer Default" in the related Prospectus Supplement. "Insolvency Event" means, with respect to any (1) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (2) the commencement by such person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

RIGHTS UPON SERVICER DEFAULT

  In the case of any Trust that has issued Notes, as long as a Servicer Default under a Transfer and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of

Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Transfer and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transfer and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of the type of receivables included in the Trust.

WAIVER OF PAST DEFAULTS

  With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or the Noteholders of such series) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Transfer and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Each of the Transfer and Servicing Agreements may be amended by the related Trust, the Depositor and the Servicer, with the consent of the related Indenture Trustee but without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trust and any related Indenture

Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

NON PETITION

  The related Trust Agreement will provide that the Trustee and the Certificateholders will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of the Depositor or the Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

PAYMENT OF NOTES

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION

  With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

  To the extent provided in the related Prospectus Supplement, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Noteholders and Certificateholders would be sufficient to pay the sum of the outstanding principal amount of the Securities plus the accrued but unpaid interest on the Securities.

  If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. Any such successful bid must equal an amount which is not less than the outstanding principal amount of the Securities plus accrued interest on the Securities.

  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

  If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the transfer of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such transfer.

  Any lien or security interest in a Financed Asset may be held by an agent or trustee for the benefit of DFS and/or the Transferor. In connection with the transfer of the related Receivable to the related Trust, such lien would then be held for the benefit of applicable Trust.

SECURITY INTEREST IN VEHICLES

  In states in which retail installment sale contracts and installment loans such as the Recreational Vehicle Receivables evidence the credit sale of recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in Financed Recreational Vehicles is perfected by obtaining the certificate of title to the Financed Recreational Vehicle or notation of the secured party's lien on the Financed Recreational Vehicle's certificate of title. In certain states, however, folding camping trailers and/or slide-in campers, which may constitute the Financed Recreational Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. However, in some jurisdictions, a purchase money lien in consumer goods is perfected without any filing requirement.

  Because the Servicer will continue to service the Receivables the Obligors will not be notified of the transfers from the Transferor to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Transferor to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Recreational Vehicles or Financed Boats or otherwise.

  Pursuant to the Ganis/Depositor Transfer Agreement, the Transferor will transfer to the Depositor its interests in the Financed Recreational Vehicles securing the Recreational Vehicle Receivables transferred by that Transferor to the Depositor and, with respect to each Trust, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will transfer its interests in the Financed Recreational Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Transferor, the applicable Originator, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Recreational Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 transfers for those Financed Recreational Vehicles for which perfection is governed by the UCC).

  In most states, a transfer such as that under the Ganis/Depositor Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the transferee succeeds thereby to the transferor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the transfer to the Applicable Trustee of a security interest in Financed Recreational Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively transferred security interest in favor of the Applicable Trustee is not perfected, such transfer of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the Transferor or the applicable Originator, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. The Servicer will continue to hold any certificates of title relating to the

Financed Recreational Vehicles in its possession as custodian for such Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein.

  In addition, even in those states where a transfer such as that under the Ganis/Depositor Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Transferor (or the Originator, if the Transferor acquired the applicable Receivable from an Originator) or administrative error by state or local agencies, the notation of the lien of the Transferor (or the Originator, if applicable) on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Recreational Vehicle or subsequent lenders who take a security interest in a Financed Recreational Vehicle. If there are any Financed Recreational Vehicles as to which the Transferor or the applicable Originator failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Recreational Vehicles and holders of perfected security interests therein. Such a failure, may create an obligation of the Depositor to purchase the related Receivable from the Trust or of the Transferor to purchase the related Receivable from the Depositor or the Trust in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Risk Factors-- Possible Payment Delays and Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in Certain Financed Assets" herein.

  Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.

  Additionally, in states that do not require a certificate of title for registration of a recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take steps to maintain perfection of security interests in the Financed Recreational Vehicles and is obligated to purchase the related Receivable if it fails to do so and such uncured failure materially and adversely affects such Receivable.

  Under the laws of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. Certain state laws and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under the Ganis/Depositor Transfer Agreement, the Transferor will represent to the related Trust that, as of the date the related Receivable is transferred to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens, mechanic's liens, and other liens that arise by operation of law) upon such Financed Recreational Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Recreational Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the Transferor's purchase obligation under the Ganis/Depositor Transfer Agreement.

SECURITY INTERESTS IN BOATS

  Generally, security interests in boats may be perfected in one of three ways: (a) in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; (b) in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, in some jurisdictions a purchase money lien in consumer goods may be perfected without any filing requirement; and (c) if a boat qualifies for documentation under Federal law, a preferred mortgage (a "Preferred Mortgage") may be obtained under the federal ship mortgage statutes by filing the Preferred Mortgage with the Secretary of Transportation of the United States, who conducts such function through the United States Coast Guard (the "Coast Guard").

  To qualify for documentation under Federal law, a boat must measure at least five net tons, which is a measure not of weight but of units of 100 cubic feet of enclosed, internal volume after certain deductions of space, as measured under Federal law. If a boat with a security interest perfected under state law is later documented under Federal law (or an application for documentation is duly filed), the exclusive method of perfecting a security interest in it is to have the boat owner sign a Preferred Mortgage and for the Preferred Mortgage to be filed with the Coast Guard. When a boat becomes documented under federal law (or an application therefor is duly filed) the state law security interest becomes unperfected unless it is continued by the filing of a Preferred Mortgage under Federal law.

  The Transferor will represent that it has taken such measures necessary to perfect its security interest in each related Financed Boat under the applicable state or Federal law. Typically arrangements are made so that the necessary documents to grant and perfect the desired security interest or mortgage are signed by the consumer and are filed by the Dealer or the Transferor (or the applicable Originator, if the Transferor acquired the applicable Receivable from an Originator). In the event of clerical error or otherwise, the necessary actions will not have been taken, or taken in a timely fashion. In such event, the Transferor may not have a perfected security interest in the Financed Boat or the security interest may be subordinate to the interests of subsequent purchasers of the Financed Boat, other lienholders, or bankruptcy trustees or receivers of the owner of the Financed Boat. The Transferor's security interest or Preferred Mortgage may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state or federal recording and filing officials.

In addition, under certain state certificate of title statutes the Transferor must separately perfect its security interest in boat motors, unless the Financed Boat is properly documented under Federal law and, as a matter of Federal law, the particular boat motor is considered to be an appurtenance of the Financed Boat.

  A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an Obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

  If the security interest in the boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. Some states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the Transferor must surrender possession of the certificate of title in such circumstance for any related Financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to reregister the Financed Boat or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity to continue the perfection of the security interest in the Financed Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of boat contracts, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record (which in the case of the Financed Boats covered by such laws would be the Transferor or, if the Transferor acquired the Receivables from an Originator, would be such Originator or other entity, if applicable, which acquired such Receivable from the related Dealer) surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

  If the Transferor has perfected its security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will be required to file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. If the Servicer does not learn of the change or act in time, the perfection of the security interest could lapse. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Transferor's perfected security interest. The Servicer will be required to take steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Financed Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the Transferor's security interest.

  Due to the administrative burden and expense of (i) endorsing the certificate of title of each Financed Boat to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Financed Boats licensed in states where security interests in boats are subject to certificate of title statutes; (ii) filing amendments to or assignments of record of UCC-1 financing statements relating to each Financed Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (iii) filing each transfer of the Preferred Mortgages (and the payment of related filing fees) as required under Federal law to perfect the Trust's interest therein, in the case of Financed Boats which are documented under Federal law, none of such certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended or assigned of record, or transfers of Preferred Mortgages filed. In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the Financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in Financed Boats documented under Federal law, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in UCC states.

  In the case of "title" states, in the absence of the step described in clause (i) above, the Transferor (or, if the Transferor acquired the related Receivable from an Originator, such Originator) will continue to be named as the secured party on the certificates of title relating to the Financed Boats registered in such states. In most such states, a transfer of such Receivable would be an effective conveyance of such a security interest and the new secured party would succeed to the rights of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the rights of such Originator) as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the lien of such Originator) on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of such state or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of the Transferor or an Originator, as the case may be, in the event of the insolvency of the Transferor or such Originator, as the case may be, and that, through fraud or negligence, the security interest of such Trust could be released by the Transferor or such Originator, as the case may be, as security holder of record.

  Similarly, neither the Transferor nor an Originator will, as the case may be, cause the documentation for Financed Boats which are subject to a Preferred Mortgage to be endorsed to reflect the Trust's interest therein nor will the transfer be filed with the Secretary of Transportation, and under Federal law no transfer of a Preferred Mortgage is valid against a third party without notice until the transfer is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a Trust's security interest in federally documented Financed Boats is subordinate to creditors and the receiver or trustee of the Transferor, an Originator or any other holder of the related Receivable, as the case may be, in the event of the insolvency of the Transferor (and, if the Transferor acquired the related Receivable from an Originator, in the event of an insolvency of such Originator or any other holder of the related Receivable), as the case may be, and to the rights of subsequent purchasers of such a Financed Boat, subsequent lenders who take a security interest in the Financed Boat and the bankruptcy trustee of the Obligor. This provision does not affect the validity of the original security interest as against the Obligor. As a general rule, a Preferred Mortgage on a Financed Boat is subordinate to the costs incurred by the court and the custodian of the Financed Boat incurred during foreclosure proceedings; liens for crew wages, salvage, general average, and tort claims, whenever they arise; Preferred Mortgages granted and perfected prior in time to the mortgage in question; liens under Federal law for "necessaries" (which are generally goods and services rendered or delivered to the Financed Boat) furnished before the Preferred Mortgage in question is perfected; and certain stevedoring charges (which are a type of "necessaries" claims) whenever they arise.

  A security interest perfected under state law is subordinate to the same costs and liens, and is also subordinate to liens for necessaries (including stevedoring charges) whenever they arise; previously perfected state law security interests; and certain other liens, including liens for storage, repairs and taxes.

  The priority of all security interests, mortgages, and liens is subject to the application of principles of equitable subordination and other changes due to the exercise by courts of their equitable discretion in appropriate cases. Certain state laws and Federal law permit the confiscation of boats by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated boat. Federal law protects a Preferred Mortgage from this result for violation of Federal laws if the mortgagor did not authorize, consent or conspire with respect to the unlawful act.

  The enforceability and priority of security interests in boats that journey outside the United States are subject to the laws of each country where such boats go, which laws vary from place to place.

  The validity of a Preferred Mortgage or a state law security interest in a Financed Boat that has ever been operated other than for pleasure could be challenged if Securityholders having a controlling interest with respect to the Trust were determined to be nationals of, or under the control of entities in, countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control in time of war or national emergency (and in connection therewith transfers of Securities to such nationals or entities could also be challenged).

  The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because a transfer of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the Boat.

  The Transferor will warrant in the Ganis/Depositor Transfer Agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each Financed Boat in favor of the Transferor as of the Closing Date, and that such security interest will be transferred to the related Trust albeit unaccompanied by any of the procedures described in clauses (i), (ii) and (iii) of the seventh preceding paragraph above. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Transferor to purchase the related Receivables. See "Risk Factors--Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in the Receivables" herein. However, liens that take priority over a perfected security interest in a Financed Boat could arise, or the confiscation of a Financed Boat could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the Transferor's purchase obligation under the Ganis/Depositor Transfer Agreement.

REPOSSESSION

  In the event of default by vehicle or boat purchasers, the holder of the recreational vehicle or boat retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state or federal laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle or boat. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle or boat must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Financed Assets generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle or boat and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or boat or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle or boat.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and retail installment sales acts, lending acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect a transferee's ability to enforce consumer finance contracts such as the Receivables.

  The Fair Debt Collection Practices Act contains provisions that restrict where a legal action against a consumer may be filed. In the case of personal property, this is where the consumer resides or where the applicable contract was signed. When the consumer keeps the personal property collateral outside the court jurisdiction where the consumer resides or where the applicable contract was signed, the statute could require that the Trustee enforce the security interest or preferred mortgage in the Financed Asset by means of private repossession and sale, which is not always available in each case, depending upon the circumstances.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

  Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Recreational Vehicle or Financed Boat may assert against the seller of the Financed Recreational Vehicle or Financed Boat. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Transferor's warranties under the Ganis/Depositor Transfer Agreement and would create an obligation of the Transferor to purchase or to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables."

  Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In certain cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

  Under the Ganis/Depositor Transfer Agreement, the Transferor will warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, would create an obligation of the Transferor to purchase or (if applicable) to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." See also "Risk Factors-- Possible Payment Delays and Losses Resulting From Lack of Enforceability of Receivables" and "Description of the Transfer and Servicing Agreements-- Transfer of Receivables" herein.

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle or boat, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The following summary represents the opinion of Tax Counsel subject to the qualifications set forth herein. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

  The federal tax discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

  Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and in the Prospectus Supplement and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and the Certificates.

  Following is a brief summary of the tax opinions being rendered by Tax Counsel. If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust, Tax Counsel is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Tax Counsel is of the opinion that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CLASSIFICATION OF THE TRUST AS A PARTNERSHIP

  Tax Counsel is of the opinion that the Trust (which the Trust Agreement specifies is intended to be treated as a partnership) will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, reduced by its interest expense on the Notes provided the Notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  TREATMENT OF THE NOTES AS INDEBTEDNESS. The Transferor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

  INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of IRS Form 1001, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of IRS Form 4224.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file IRS Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit IRS Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the Notes is effectively connected with the conduct of a U.S. trade or business (in lieu of IRS Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of IRS Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1999, but IRS Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

  POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor, the Servicer and the Trustee, and the Certificateholders by their purchase of Certificates, will agree to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the intended consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates.

  PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, interest payments on the Certificates at the Pass Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

  In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price, (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the Trust, if any, will be allocated to the Depositor.

  Based on the economic arrangement of the parties, this approach for allocating Trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, upon transfer of the Receivables to the Trust, the value of the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of transfer. If so, the Receivables may have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

  SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the Trust (the "old partnership") will be considered to contribute its assets to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

  DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the

Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

  The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1999. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                       TRUSTS TREATED AS GRANTOR TRUSTS

  TAX CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST. Tax Counsel is of the opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code. Owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by the Trust are referred to herein as "Grantor Trust Certificates."

  CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by the Grantor Trust Certificates, including interest, OID, if any, market discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of its adjusted gross income. In addition, the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code adjusted for inflation ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust

Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation ("excess servicing"), the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  STRIPPED BONDS AND STRIPPED COUPONS. To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of Certificates represent stripped interests in the underlying Receivables, the Grantor Trust Certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on Certificates such as the Grantor Trust Certificates would be considered unconditionally payable, and thus, Tax Counsel is unable to opine as to the extent to which interest payments on the Certificates would be treated as qualified stated interest.

  MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the Code.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

  A holder who acquired a Grantor Trust Certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. See "Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is generally irrevocable.

  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

  NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder).

  As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which is includible in gross income for federal income tax purposes regardless of its source.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1998. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Prospective investors should consult their tax advisors concerning the potential impact of the Withholding Tax Regulations.

  FASIT LEGISLATION. The "Small Business Job Protection Act of 1996" (the "Act") created a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." The Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate. The applicable Trust Agreement or Pooling and Servicing Agreement will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits ("REMICs") under applicable federal tax rules and regulations.

                       STATE AND LOCAL TAX CONSEQUENCES

GENERAL MATTERS

  The following is a general summary of certain State income tax consequences to the Trust and the original Certificateholders and Noteholders under the State income tax laws of Missouri, Illinois, California, and New York. The summary, together with the discussion in the Prospectus Supplement under the heading "State and Local Tax Consequences", represents the opinion of Bryan Cave LLP ("Special State Tax Counsel") subject to the limitations and qualifications set forth herein. No ruling of any State taxing authority has been sought with respect to the matters discussed herein and in the Prospectus Supplement, and the opinion of Special State Tax Counsel is not binding on any State or local taxing authority. The summary is intended as a general explanation only and does not furnish information in the level of detail or with the attention to the holder's specific tax situation as would be provided by a tax advisor to a Certificateholder or a Noteholder. In addition, the summary relies upon the correctness of certain opinions of Tax Counsel with respect to the federal income tax consequences to the Trust, Certificateholders and Noteholders.

  As a consequence of the foregoing, Noteholders and Certificateholders should consult their own tax advisors in determining the specific federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

STATE TAX LAWS DISCUSSED

  Because the Servicer has its principal office in the State of Missouri and will conduct its activities relating to servicing the receivables owned by the Trust from its offices located in the States of Illinois and California, and the Trust will be organized under the common law of the State of New York, these four States currently appear to have the strongest claim to tax any income derived by a Trust, or realized by the holders of Notes and Certificates by virtue of their ownership. It is possible, however, that other states may assert jurisdiction to tax income derived by a Trust, or by the holders of Notes and Certificates. In addition, future changes in the operations of the Servicer, the Trust, or other factors may cause the Trust or the income derived therefrom by Noteholders or Certificateholders to be subject to taxation in other states or jurisdictions. Furthermore, because of the factual nature of the issue, Special State Tax Counsel expresses no opinion as to the tax consequences to Certificateholders attributable to the activities of the Trust or the Servicer under the laws of any State. Finally Special State Tax Counsel is rendering no opinions with respect to the local tax consequences in any State, or the State tax consequences in any State other than California, Illinois, Missouri and New York.

TAX STATUS OF A TRUST FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Trust will not constitute an association taxable as a corporation, or a publicly traded partnership for federal income tax purposes, Special State Tax Counsel is of the opinion that a Trust will not constitute an association taxable as a corporation, or publicly traded partnership, for purposes of the income tax laws of the State of California, Illinois, Missouri or New York. Accordingly, such a Trust will not be subject to corporate income or franchise taxes imposed by the States of California, Illinois, Missouri and New York. However, if the Trust were deemed to be doing business in Illinois, the Trust could be subject to Illinois personal property replacement income tax. Such taxes could result in reduced distributions to Certificateholders. In addition, Certificateholders not otherwise subject to taxation in Illinois could become subject to Illinois income tax as a result of their ownership of Certificates.

TAX STATUS OF NOTEHOLDERS FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Notes issued by a Trust are classified as debt for federal income tax purposes, Special State Tax Counsel is further of the opinion that such Notes will be classified as debt for purposes of the income tax laws of California, Illinois, Missouri and New York. Accordingly, Special State Tax Counsel is of the opinion that natural persons will not be subject to income tax liability imposed by any of those States with respect to interest and other income derived from the Notes, unless:

    (a) they reside in one of those States (in which case they will be subject to the tax imposed by the state of their residence), or

    (b) the Notes constitute either

      (i) property employed in a business, trade, profession or occupation carried on in Missouri,

      (ii) property employed in a regular trade or business conducted in Illinois,

      (iii) property which has acquired a business situs in California, or

      (iv) property employed in a business, trade, profession or occupation carried on in New York,

    as the case may be.

  THE FEDERAL AND STATE DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan subject to ERISA is considered to be a fiduciary of such plan.

TRUSTS THAT ISSUE NOTES OR CERTIFICATES

  If the assets of a Trust were deemed to constitute plan assets of a Benefit Plan, the Benefit Plan's investment in Notes or Certificates might be deemed to constitute delegation under ERISA of the duty to manage plan assets by the fiduciaries making the decision on behalf of the Benefit Plan to make the investment, and transactions involving the Trust might be deemed as transactions with the Benefit Plan for the purpose of ERISA's fiduciary and prohibited transaction rules. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes or Certificates without regard to the ERISA considerations discussed herein, subject to the provisions of other applicable federal, state, and local law.

  A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

  The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

  The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment sales contracts such as the Receivables. In general, the Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

  Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (each a "Rating Agency");

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined in the Exemption);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Transferor pursuant to the transfer of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

    (7) The Trust satisfies the following requirements:

      (a) the corpus of the Trust consists solely of assets of the type which have been included in other investment pools,

      (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of a Rating Agency for at least one year prior to the Benefit Plan's acquisition of the Senior Certificates, and

      (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Senior
    Certificates.

  Furthermore, if the related Prospectus Supplement provides that the property of the Trust will include a Pre-Funding Account, certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan.

  The Exemption does not provide an exemption from ERISA Sections
406(a)(1)(E), 406(a)(2) or 407 for the purchase or holding of Senior Certificates by fiduciaries investing assets of Benefit Plans sponsored by any member of the Restricted Group or any affiliate of such person.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Transferor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

  Any Benefit Plan fiduciary considering the purchase of Senior Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Senior Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code. Each purchaser that purchases Senior Certificates with the assets of one or more Benefit Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series the ("Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

  In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

  Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Mayer, Brown & Platt, Chicago, Illinois and Bryan Cave LLP, St. Louis, Missouri and for the Underwriter for such series by Mayer, Brown & Platt. Certain federal income tax matters will be passed upon for each Trust by Mayer, Brown & Platt. Certain state income tax matters will be passed upon for each Trust by Bryan Cave LLP. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

                               [TO BE CONFORMED]

accounts..............................................................        21
accredited investor...................................................        96
Act...................................................................        94
Administration Agreement..............................................        69
Administration Fee....................................................        70
Administrator.........................................................        69
Applicable Trustee....................................................        51
APR...................................................................        14
Benefit Plan..........................................................        94
Boat Receivables......................................................        27
Base Rate.............................................................        35
capital asset.........................................................        93
Cede..................................................................        27
Cedel.................................................................        52
Cedel Participants....................................................        52
Certificate Balance...................................................         8
Certificate Distribution Account......................................        59
Certificate Pool Factor...............................................        33
Certificateholder.....................................................        51
Certificateholders....................................................        27
Certificates..........................................................         1
chattel paper.........................................................        19
clearing corporation..................................................        50
Closing Date..........................................................        57
Code..................................................................        80
Collection Account....................................................        59
Collection Period.....................................................        61
Commission............................................................         4
Cooperative...........................................................        53
Cutoff Date...........................................................         6
Dealer Agreements.....................................................        27
Dealers...............................................................    11, 27
Definitive Certificates...............................................        54
Definitive Notes......................................................        54
Definitive Securities.................................................        54
Depositaries..........................................................        50
Depositor.............................................................     4, 34
Depository............................................................        37
Distribution Date.....................................................        43
DFS/Ganis Transfer Agreement..........................................        42
DTC...................................................................        27
DTC's Nominee.........................................................        27
Eligible Deposit Account..............................................        60
Eligible Institution..................................................        60
Eligible Investments..................................................        60
equity interest.......................................................        95
ERISA.................................................................        17
Euroclear.............................................................        53
Euroclear Operator....................................................        53
Euroclear Participants................................................        53

Events of Default.....................................................        39
Exchange Act..........................................................         4
Exemption.............................................................        95
FASIT.................................................................        94
Final Scheduled Maturity Date.........................................        14
Financed Assets.......................................................        10
Financed Boats........................................................        10
Financed Recreational Vehicles........................................        10
Fixed Rate Securities.................................................        35
Floating Rate Securities..............................................        35
foreign person........................................................        82
FTC Rule..............................................................        78
Funding Period........................................................         7
Ganis.................................................................         5
Ganis/Depositor Agreement.............................................        41
Grantor Trust Certificateholders......................................        89
Grantor Trust Certificates............................................        89
Holder-in-Due-Course..................................................        78
Indenture.............................................................         6
Indenture Trustee.....................................................         1
Indirect Participants.................................................        51
Cutoff Date...........................................................        10
Initial Pool Balance..................................................        69
Initial Receivables...................................................        10
Insolvency Event......................................................        66
Interest Rate.........................................................         6
Interest Reset Period.................................................
Investment Earnings...................................................        60
IRS...................................................................        80
Issuer................................................................         5
market discount.......................................................        91
Monthly Servicing Fee.................................................
new partnership.......................................................        86
Note Distribution Account.............................................        59
Note Pool Factor......................................................        32
Noteholder............................................................        51
Noteholders...........................................................        27
Notes.................................................................         1
Obligors..............................................................        27
OID...................................................................        81
OID regulations.......................................................        81
old partnership.......................................................        86
Participants..........................................................        51
parties in interest...................................................        94
Pass Through Rate.....................................................         8
Payment Date..........................................................        38
Plan Assets Regulation................................................        95
Pool Balance..........................................................        33
Pooling and Servicing Agreement.......................................         5
Portfolio interest....................................................        82
Pre-Funded Amount.....................................................        11
Pre-Funding Account...................................................         2

Preferred Mortgages...................................................        15
prepayments...........................................................    24, 32
prohibited transaction................................................        94
Prospectus Supplement.................................................         1
Purchase Amount.......................................................        59
Rating Agency.........................................................        96
Receivables...........................................................         2
Receivables Pool......................................................        27
Recreational Vehicle Receivables......................................        27
Registration Statement................................................         4
Related Documents.....................................................        41
Reserve Account.......................................................        64
Restricted Group......................................................        97
Rules.................................................................        52
Schedule of Receivables...............................................        58
Section 1286 Treasury Regulations.....................................        90
Securities............................................................         1
Securities Act........................................................         4
Securityholder........................................................        51
Securityholders.......................................................        27
Senior Certificates...................................................        95
Servicer..............................................................         5
Servicer Advance......................................................        13
Servicer Default......................................................        66
Servicing Fee.........................................................        62
Servicing Fee Rate....................................................        62
Simple Interest Receivables...........................................        30
Strip Certificates....................................................         9
Strip Notes...........................................................         7
Subsequent Receivables................................................         2
Subsequent Transfer Date..............................................        58
Terms and Conditions..................................................        53
Transfer and Servicing Agreement......................................        10
Transferor ...........................................................         5
Trust.................................................................      1, 5
Trust Accounts........................................................        60
Trust Agreement.......................................................         5
Trustee...............................................................      1, 5
U.S. Person...........................................................        93
UCC...................................................................    15, 59

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear

Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                               [ALTERNATE PAGE]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor") as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) [523-3000].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED [          ], 1998

                                                                     VERSION #1A
                                               [BOATS AND RECREATIONAL VEHICLES]

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED           , 199  )

                                 $(           )

DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199-(  )
(    %) ASSET BACKED NOTES, CLASS (  )
(    %) ASSET BACKED NOTES, CLASS (  )
(    %) ASSET BACKED CERTIFICATES

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

                                  -----------

Distribution Financial Services [RV/Boat] Trust 199  ( ) (the "Trust") will be
governed pursuant to a Trust Agreement to be dated as of           , 199 ,
between Deutsche Recreational Asset Funding Corporation (the "Depositor") and
(      ), as (Owner) Trustee. The Trust will issue $         aggregate
principal amount of (    %) Asset Backed Notes, Class ( ) (the "Class ( )
Notes") and $           aggregate principal amount of (    %) Asset Backed
Notes, Class ( ) (the "Class ( ) Notes" and, together with the Class ( ) Notes,
the "Notes") pursuant to an Indenture to be dated as of           , 199 ,
between the Trust and           , as Indenture Trustee. (No principal payments
will be made in the Class ( ) Notes until the Class ( ) Notes have been paid in full, and to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights of the holders of the Class ( ) Notes, as more fully described herein.)
                                             (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-10] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 ORIGINAL                          PROCEEDS TO
                                 PRINCIPAL PRICE TO   UNDERWRITING THE DEPOSITOR
                                 AMOUNT    PUBLIC (1) DISCOUNT     (1) (2)
Class ( ) Notes................. $             %          %            %
Class ( ) Notes.................               %          %            %
Certificates....................               %          %            %
Total........................... $         $          $            $

(1) Plus accrued interest, if any, from       , 199 .
(2) Before deducting expenses, estimated to be $        .

The Notes and the Certificates are offered by [Name of Underwriter]. (the "Underwriter") subject to prior sale, when, as and if issued and accepted by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor, in immediately available funds on or about
       , 199 .

                           [NAME OF UNDERWRITER]

          , 199 .

  The Trust will also issue $        aggregate principal amount of (    %)
Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sale contracts and/or retail installment loans (the "Receivables"), secured by security interests in new or used recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

  Interest on each class of Notes will be payable on the    day of each month
or, if any such day is not a Business Day, on the next succeeding Business Day
(each, a "Distribution Date"), commencing           , 199 . Principal of the
Notes will be payable on each Distribution Date to the extent described herein; however, no principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

  The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes as and to the extent described herein. In addition, no distributions of principal on the Certificates will be made until all the Notes have been paid in full. See "Risk Factors--Subordination of the Certificates to the Notes" herein.

  Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class ( ) Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The

Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................
                               Distribution Financial Services [RV/Boat] Trust 199 -( ) (the "Trust" or the "Issuer"), a
                               (           ) a [business trust] to be governed
                               pursuant to a Trust Agreement dated as of
                                              , 199 (as amended and
                               supplemented from time to time, the "Trust
                               Agreement"), between the Depositor and the Owner Trustee.

Transferor.................... Ganis Credit Corporation.

Depositor..................... Deutsche Recreational Asset Funding Corporation
                               (the "Depositor").

Servicer...................... Deutsche Financial Services Corporation (the
                               "Servicer").

Indenture Trustee.............                  , as trustee under the
                               Indenture (the "Indenture Trustee").

Owner Trustee.................                  , as trustee under the Trust
                               Agreement (the "Owner Trustee").

Closing Date.................. On or about         , 199 .

Cutoff Date...................         , 199 .

The Notes..................... The Trust will issue Asset Backed Notes pursuant to an Indenture to be dated as of
                                      , 199 (as amended and supplemented from
                               time to time, the "Indenture"), between the
                               Trust and the Indenture Trustee, as follows:
                               (i) ( %) Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the aggregate initial
                               principal amount of $     ; and (ii) (  %)
                               Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the aggregate initial principal
                               amount of $     . The Class (  ) Notes and the
                               Class ( ) Notes are collectively referred to herein as the "Notes".

                               The Notes will be secured by the assets of the Trust pursuant to the Indenture.

The Certificates.............. The Trust will issue (  %) Asset Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of
                               $     . The Certificates will represent
                               fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Receivables............... The Receivables will have an aggregate
                               principal balance of approximately $      (the
                               "Initial Pool Balance") as of the Cutoff Date. The Receivables will consist of retail installment sale contracts and/or retail installment loans between Obligors and Dealers, between Originators and Dealers and/or between the Transferor and Obligors, secured by new or used recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets"). The Receivables were originated by the Transferor [and/or] were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the Receivables was
                               approximately   %, the weighted average
                               remaining maturity of the Receivables was
                               approximately        months, and the weighted
                               average original maturity of the Receivables
                               was        approximately        months. No
                               Receivable has a scheduled maturity later than
                                       , 20   (the "Final Scheduled Maturity
                               Date"). See "The Receivables Pool" herein.

                               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Terms of the Notes

  A. Distribution Dates....... Payments of interest and principal on the Notes
                               will be made on the        day of each month
                               or, if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date"), commencing         ,
                               199 . Each reference to a "Payment Date" in the Prospectus shall refer to a Distribution Date herein. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the [ ] day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the States
                               of (         ) are authorized by law,
                               regulation or executive order to be closed.

  B. Interest Rates........... The Class (  ) Notes will bear interest at a
                               per annum rate of   % (the "Class (  ) Rate")
                               and the Class (  ) Notes will bear interest at
                               a per annum rate of   % (the "Class (  )
                               Rate").

                               The interest rates for the various classes of Notes are referred to herein collectively as "Interest Rates" and for each class of Notes as the "Interest Rate" for such class.

  C. Interest................. Interest on the outstanding principal amount of the Notes will accrue at the applicable
                               Interest Rate from the Closing Date (in the
                               case of the first Distribution Date) or from
                               the      day of the month preceding the month
                               of a Distribution Date to and including the
                                    day of the month of such Distribution Date
                               (each an "Interest Accrual Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes--Payments of Interest" herein.

  D. Principal................ Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Collection Period") preceding such Distribution Date (or in the case of the first Distribution Date, the period from and including the Cutoff Date to and including , 199 ) to the extent of funds available therefor. The "Noteholders' Principal Distributable Amount" will equal the sum of (i) the Regular Principal Distribution Amount plus
                               (ii) the Accelerated Principal Distribution
                               Amount. The "Regular Principal Distribution
                               Amount" with respect to any Distribution Date will equal the amount of principal paid [or, in certain circumstances, scheduled to be paid] with respect to the Receivables plus, in certain circumstances, the principal balance of [defaulted] Receivables, as calculated by the Servicer as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein. The "Accelerated Principal Distribution Amount" with respect to a Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), (b) the interest due on the Notes, (c) the Regular Principal Distribution Amount, (d) the interest due on the Certificates, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date.

                               On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Payments to Securityholders will be made on each Distribution Date in accordance with such determination. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period.

                               No principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

                               The outstanding principal amount of the Class
                               (  ) Notes, to the extent not previously paid,
                               will be payable on the       (199 )(20 )
                               Distribution Date (the "Class (  ) Final
                               Scheduled Distribution Date"); and the
                               outstanding principal amount of the Class ( ) Notes, to the extent not previously paid, will be payable on the (199 )(20 ) Distribution Date (the "Class ( ) Final Scheduled Distribution Date").

  E. Optional Redemption...... The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of the Class ( ) Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional Redemption" herein.

Terms of the Certificates

  A. Distribution Dates....... Distributions with respect to the Certificates will be made on each Distribution Date,
                               commencing          , 199 . Distributions will
                               be made to holders of record of the
                               Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date (which will be the [ ] day of the preceding month if Definitive Certificates are issued).

  B. Pass Through Rate........ (  )% per annum (the "Pass Through Rate").

  C. Interest................. On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders 30 days of accrued interest at the Pass Through Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Total Distribution Amount and the Reserve Account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the first Distribution
                               Date) or from the [  ] day of the month
                               preceding the month of the Distribution Date to and including the [ ] day of the month of such Distribution Date.

  D. Principal................ No distributions of principal on the
                               Certificates will be made until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Class ( ) Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee, payments of interest and principal, if any, due in respect of the Notes and the distribution of interest in respect of the Certificates. The "Certificateholders' Principal Distributable Amount" will be the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements--Distributions" herein.

E. Optional Prepayment........ If the Servicer exercises its option to purchase the Receivables, the terms of which option are summarized under "Terms of the Notes--E. Optional Redemption" above, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to
                               Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Certificates--Optional Prepayment" herein.

Reserve Account............... (DESCRIBE RESERVE ACCOUNT FORMULA)

Collection Account; Priority
of Payments...................
                               Except under certain conditions described herein or as otherwise acceptable to each Rating Agency, the Servicer will be required to remit collections received with respect to the Receivables within [ ] Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). At the beginning of each Collection Period the Indenture Trustee will apply collections in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. Pursuant to the Transfer and Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee, together with any unpaid Servicing Fees from prior Distribution Dates (if for any reason such amount was not paid at the beginning of the Collection Period as described above), to the Servicer, (ii) the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount into the Note Distribution Account, (iii) the Certificateholders' Interest Distributable
                               Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount into the Certificate Distribution Account and (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.................... In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and state income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income and state tax laws to the Trust and the Securities.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. Except as provided herein under "ERISA Considerations," the Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Rating of the Notes........... It is a condition to the issuance of the Notes that they be rated " " by at least one Rating Agency. The rating of the Notes by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the Noteholders will receive payments and interest, however, the rating on the Notes does not address the timing of distributions of principal of the Notes prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

Rating of the Certificates.... It is a condition to the issuance of the
                               Certificates that they be rated at least in the " " category or its equivalent by at least one Rating Agency. The rating of the Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the Certificateholders will receive payments of principal and interest, however, the rating on the Certificates does not address the timing of the distributions of principal in respect of the Certificates prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

[Absence of Market............ The Securities will be a new issue of securities with no established trading market. The Issuer does not expect to apply for listing of the Securities on any national securities exchange or quote the Securities in the automated quotation system of a registered securities association. The Underwriter(s) expects to make a secondary market in the Securities, but has no obligation to do so. See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

  RISK THAT SECURITYHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (                  )
at the Cutoff Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Securityholders, which could result in delays and reductions in payments to Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the [Notes] [Certificates]", [each] class of [Notes] [Certificates] has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE SECURITIES AND FIXED RATE RECEIVABLES. The Securities bear interest at floating rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Securities exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE SECURITIES AND FLOATING RATE RECEIVABLES. The Securities bear interest at fixed rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distribution of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Securities, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest rate on the [Receivables] [Securities] exceeds [ ]. [Describe any material limitations in swap/cap agreement.] [Name of counterparty] currently is rated
[    ] by [    ]. No assurance can be given that [name of counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty] becomes bankrupt or insolvent, delays and reductions in payments to Securityholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment rating category, and that the Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Issuer, Distribution Financial Services [RV/Boat] Trust 199 -( ), is a
[business] trust formed under the laws of the State of (        ) pursuant to
the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to the Certificate
Balance of $       , excluding amounts deposited in the Reserve Account. The
equity of the Trust, together with the net proceeds from the sale of the Notes, may be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Subordination; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust's principal offices are in ,           ,           in care of
(             ), as Owner Trustee, at the address listed below under "--The
Owner Trustee."

                          CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

      Class (   ) Notes.................................................
      Class (   ) Notes.................................................
      Certificates......................................................
                                                                         -------
          Total......................................................... $
                                                                         =======

                               THE OWNER TRUSTEE

                           is the Owner Trustee under the Trust Agreement.
            is a (state) banking corporation and its principal offices are
located at              ,          ,
                                          . The Depositor and its affiliates
may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables transferred to the Trust on the Closing Date. The Receivables (will be)(have been) acquired by the Depositor from the Transferor. The Transferor originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business. The Receivables were selected from the Transferor's portfolio for transfer to the Depositor, and were selected from the Depositor's portfolio for inclusion in the Receivables Pool, by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff
Date, each Receivable (i) had an outstanding gross balance of at least $   ,
[(ii) had not more than            remaining scheduled payments, (iii) had not
more than             original scheduled payments, and (iv) had a [fixed] APR
of not less than       % per annum.] As of the Cutoff Date, no Obligor on any
Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

  A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )

                      COMPOSITION OF THE RECEIVABLES POOL

 WEIGHTED                               WEIGHTED     WEIGHTED
AVERAGE APR   AGGREGATE                 AVERAGE      AVERAGE      AVERAGE
    OF        PRINCIPAL    NUMBER OF   REMAINING     ORIGINAL    PRINCIPAL
RECEIVABLES    BALANCE    RECEIVABLES     TERM         TERM       BALANCE
-----------  ------------ ----------- ------------ ------------ ------------
      %      $                              months       months $

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                      PERCENT OF
                                                            AGGREGATE AGGREGATE
                                                 NUMBER OF  PRINCIPAL PRINCIPAL
APR RANGE                                       RECEIVABLES  BALANCE  BALANCE(1)
---------                                       ----------- --------- ----------
0.00% - 5.00%..................................             $                 %
5.01% - 6.00%..................................
6.01% - 7.00%..................................
7.01% - 8.00%..................................
8.01% - 9.00%..................................
9.01% -10.00%..................................
10.01% -11.00%.................................
11.01% -12.00%.................................
12.01% -13.00%.................................
13.01% -14.00%.................................
14.01% -15.00%.................................
15.01% -16.00%.................................
16.01% -17.00%.................................
17.01% -18.00%.................................
Greater than 18.00%............................

--------
(1) Percentages may not add to 100.0% because of rounding.

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )
                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

       PERCENTAGE
       AGGREGATE
       PRINCIPAL
STATE   BALANCE
(2)       (1)
-----  ----------
              ---
                 %

--------
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately    % of the aggregate principal balance of the Receivables,
constituting    % of the number of the Receivables, represent used boats or vehicles.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning retail new and used marine and recreational vehicle receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                                      AT DECEMBER 31,                             AT JUNE 30,
                          ----------------------------------------  ----------------------------------------
                                  1997                 1996                 1998                 1997
                          --------------------  ------------------  --------------------  ------------------
                          NUMBER OF             NUMBER OF           NUMBER OF             NUMBER OF
                          CONTRACTS   AMOUNT    CONTRACTS  AMOUNT   CONTRACTS   AMOUNT    CONTRACTS  AMOUNT
                          --------- ----------  --------- --------  --------- ----------  --------- --------
                                                      (DOLLARS IN THOUSANDS)
Portfolio...............   29,925   $1,052,856   25,116   $790,647   34,031   $1,263,808   25,638   $866,459
Period of Delinquency
 30-59 Days.............      198        5,420      123      3,898      136        3,765      128      4,019
 60-89 Days.............       53        1,370       37      1,203       34        1,181       29        914
 90 Days or More........        2        2,700       54      1,392       44          981       74      2,225
Total Delinquencies.....      343   $    9,490      214   $  6,493      216   $    5,937      231   $  7,159
Total Delinquencies as a
 percent of the
 Portfolio..............     1.15%        0.90%    0.85%      0.82%    0.63%        0.47%    0.90%      0.81%

                                                   AT DECEMBER 31, 1995
                                            -----------------------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
Portfolio..................................  18,312   $559,123
Period of Delinquency
 30-59 Days................................      82      2,344
 60-89 Days................................      17        506
 90 Days or More...........................      18        544
Total Delinquencies........................     117   $  3,394
Total Delinquencies as a percent of the
 Portfolio.................................    0.64%       .61%

                         MARINE RECEIVABLES PORTFOLIO

                                     AT DECEMBER 31,                           AT JUNE 30,
                          --------------------------------------  --------------------------------------
                                 1997                1996                1998                1997
                          ------------------  ------------------  ------------------  ------------------
                          NUMBER OF           NUMBER OF           NUMBER OF           NUMBER OF
                          CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                          --------- --------  --------- --------  --------- --------  --------- --------
                                                    (DOLLARS IN THOUSANDS)
Portfolio...............    7,822   $500,523    6,143   $362,018    9,948   $624,864    7,186   $442,544
Period of Delinquency
 30-59 Days.............       64      3,246       52      2,361       33      1,784       52      1,746
 60-89 Days.............        8        246        4        153        9        344        7        426
 90 Days or More........       20      1,496       17        978       12        662       20        546
Total Delinquencies.....       92   $  4,990       73   $  3,512       54   $  2,780       79   $  2,718
Total Delinquencies as a
 percent of the
 Portfolio..............     1.18%      1.00%    1.19%      0.97%    0.54%      0.45%    1.10%      0.61%

                                                   AT DECEMBER 31, 1995
                                            -----------------------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
                                               (DOLLARS IN
                                                THOUSANDS)
Portfolio..................................   3,742   $198,130
Period of Delinquency
 30-59 Days................................      37      1,634
 60-89 Days................................      11        292
 90 Days or More...........................       6        469
Total Delinquencies........................      54   $  2,395
Total Delinquencies as a percent of the
 Portfolio.................................    1.44%      1.21%

--------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                           CREDIT LOSS EXPERIENCE(1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                              SIX MONTHS ENDED             YEAR ENDED
                                  JUNE 30,                DECEMBER 31,
                             --------------------  ----------------------------
                                1998       1997      1997      1996      1995
                             ----------  --------  --------  --------  --------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period.........  $1,158,332  $838,553  $921,752  $674,885  $279,562
Average Number of Contracts
 Outstanding During the
 Period....................      31,978    25,377    27,521    21,714     9,156
Net Losses.................  $    3,555  $  1,884  $  3,082  $  2,114  $    491
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3).........        0.31%     0.22%     0.33%     0.31%     0.16%

                         MARINE RECEIVABLES PORTFOLIO

                               SIX MONTHS ENDED           YEAR ENDED
                                   JUNE 30,              DECEMBER 31,
                               ------------------  ---------------------------
                                 1998      1997      1997      1996     1995
                               --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period............ $562,694  $402,281  $431,271  $260,074  $99,056
Average Number of Contracts
 Outstanding During the
 Period.......................    8,685     6,665     6,983     4,943    1,871
Net Losses.................... $    696  $    665  $    756  $    813  $   239
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3)............     0.12%     0.17%     0.18%     0.29%    0.24%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.

(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.
(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Notes and Certificates, (iii) make payments on the Notes and the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary sources of capital are expected to be the net proceeds from the sale of the Certificates and the Notes. The Trust will initially be
capitalized with equity equal to the Certificate Balance of $[       ],
excluding amounts deposited in the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The principal operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to pay interest and principal on the Notes and to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used recreational vehicle and marine receivables, including those previously sold which the Servicer continues to service, see "The Receivables Pool-- Delinquencies and Net Losses." Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to consumer boat and recreational vehicle loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO. Total recreational vehicle receivables at June 30, 1998 of $1.26 billion reflect substantially all recreational vehicle receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 216 contracts totaling $5.94 million were 30 or more days delinquent, representing 0.47% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.81% and 0.90% respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $3.08 million in 1997 or 0.33% of average portfolio outstandings. As a percentage of the portfolio, losses were virtually unchanged from 1996 levels of 0.31%. Losses for the six-month period ended June 30, 1998 were $3.56 million or 0.31% of average portfolio receivables (not annualized), an increase from 0.22% (not annualized) in the prior year's six-month period related primarily to receivables sold to BankBoston which are impacted by its charge-off policies. While there can be no assurance of future portfolio delinquency or loss experience, management of the Transferor and Servicer are not aware of any trends in the recreational vehicle industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

  MARINE RECEIVABLES PORTFOLIO. Total marine receivables at June 30, 1998 of $624.9 million reflect substantially all marine receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized.

  At June 30, 1998, 54 contracts totaling $2.79 million were 30 or more days delinquent, representing 0.45% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.61% and 1.00%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $755 thousand in 1997 or 0.18% of average portfolio outstandings. As a percentage of the portfolio, losses decreased from 0.29% in 1996 and 0.24% in 1995. Losses for the six-month period ended June 30, 1998 were $696 thousand or 0.12% of average portfolio receivables (not annualized), down from 0.17% (not annualized) in the prior year's six-month period in spite of the higher year end 1997 delinquency noted above. While there can be no assurance of future portfolio delinquency of loss experience, management of the Transferor and Servicer are not aware of any trends in the marine industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class
( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes--Payments of Principal" and "Description of the Certificates--Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.
             , a              , will be the Indenture Trustee under the
Indenture.

PAYMENTS OF INTEREST

  The Notes will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date,
commencing           , 199 . Interest on the outstanding principal amount of
the Notes will accrue at the applicable Interest Rate from the Closing Date
(in the case of the first Distribution Date) or from the     day of the month
preceding the month of a Distribution Date to and including the [ ] day of the month of the Distribution Date (each an "Interest Accrual Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

  Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

  Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period plus the principal balances of [defaulted] Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Subordination; Reserve Account" herein.

  On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

  On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class
( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero; and (ii) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date; and the principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

  The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price"). See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST

  On each Distribution Date, commencing           , (199 )(20  ), the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities--[Fixed] [Floating] Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case
of the first Distribution Date) or from the     day of the month preceding the
month of the Distribution Date to and including the     day of the month of
such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

  Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

OPTIONAL PREPAYMENT

  If the Servicer exercises its option to purchase the Receivables, the terms of which option are described under "Description of the Notes--Optional Redemption" herein, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Transfer and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Transfer and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal [received in the Collection Period in which the Receivable became a Liquidated Receivable].

  The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer; (iv) the Purchase Amount of each Receivable that was purchased by the Depositor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

    (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts are not paid at the beginning of the related Collection Period;

    (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

    (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

    (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

    (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

    (vi) the remaining balance, if any, to the Reserve Account.

  For purposes hereof, the following terms shall have the following meanings:

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that
(i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and
(ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such

Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Distribution Date and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on the Final Scheduled Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

  "Certificate Balance" equals, initially, $        and, thereafter, equals
the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

  On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

    (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

    (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

      (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero; and

      (b) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero.

  On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

SUBORDINATION; RESERVE ACCOUNT

  The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Transfer and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor
on the Closing Date of cash or Eligible Investments in the amount of $       .

(DESCRIBE RESERVE ACCOUNT FORMULA)

  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

  "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

  "Certificate Interest Reserve Amount" means the lesser of (i) $        less
the amount of any application of the Certificate Interest Reserve Amount to
pay interest on the Certificates on any prior Distribution Date and (ii)     %
of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

  If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

  After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

  The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Mayer, Brown & Platt, counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the Class ( ) Notes, will not be issued with original issue discount ("OID"). For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special state tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown & Platt, counsel to the Trust with respect to certain federal income tax matters, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for California, Illinois, Missouri and New York income tax purposes. For additional information regarding state and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an employee benefit plan or an individual retirement account (each a "Benefit Plan") subject to ERISA or Section 4975 of the Code. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the Trust would be treated as assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming that the Notes would be treated as debt under applicable local law, the Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the Servicer, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to purchase a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred by its acceptance and holding of any Notes or an interest therein, will be deemed to represent and warrant that its acquisition and continued holding of the Notes will not, throughout the term of the holding, result in a non-exempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

  No sale, pledge or transfer of a Certificate or any interest therein may be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless the purchase and holding of such Certificate is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions have been satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
    % per Class ( ) Note and     % per Class ( ) Note. The

Underwriter may allow and such dealers may reallow a concession not in excess
of     % per Class ( ) Note and     % per Class ( ) Note to certain other
dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to certain dealers at such price less the initial concession not in excess of
    % per Certificate. The Underwriter may allow and such dealers may reallow
a concession not in excess of     % per Certificate to certain other dealers.
After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

  Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  [If the underwriter is an affiliate of Deutsche Bank AG, insert the following paragraph:] [Name of Underwriter], the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of [Name of Underwriter] are the sole responsibility of [Name of Underwriter] and do not create any obligation on the part of any affiliate of [Name of Underwriter].

                                LEGAL OPINIONS

  Certain legal matters relating to the Notes and the Certificates, certain federal income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.) Certain state income tax matters relating to the Notes and Certificates will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

                               [TO BE CONFORMED]

APR...................................................................      S-12
Available Amount......................................................      S-22
Business Day..........................................................       S-5
Cede..................................................................       S-3
Certificate Balance...................................................      S-21
Certificate Interest Reserve Amount...................................      S-22
Certificateholders....................................................       S-7
Certificateholders' Distributable Amount..............................      S-20
Certificateholders' Interest Carryover Shortfall......................      S-21
Certificateholders' Interest Distributable Amount.....................      S-20
Certificateholders' Monthly Interest Distributable Amount.............      S-20
Certificateholders' Monthly Principal Distributable Amount............      S-21
Certificateholders' Principal Carryover Shortfall.....................      S-21
Certificateholders' Principal Distributable Amount....................      S-21
Certificates..........................................................       S-4
Class (  ) Final Scheduled Distribution Date..........................       S-6
Class (  ) Notes......................................................       S-1
Closing Date..........................................................       S-5
Code..................................................................       S-8
Collection Account....................................................       S-7
Collection Period.....................................................       S-5
Commission............................................................       S-3
Depositor.............................................................       S-1
Determination Date....................................................       S-6
Distribution Date.....................................................       S-2
DTC...................................................................       S-3
ERISA.................................................................       S-8
Exchange Act..........................................................       S-3
Final Scheduled Distribution Date.....................................      S-19
Final Scheduled Maturity Date.........................................       S-5
Financed Assets.......................................................       S-2
Indenture Trustee.....................................................       S-4
Indenture.............................................................       S-4
Initial Pool Balance..................................................       S-4
Interest Accrual Period...............................................       S-5
Interest Distribution Amount..........................................      S-18
Interest Rates........................................................       S-5
Issuer................................................................       S-4
Liquidated Receivables................................................      S-18
Liquidation Proceeds..................................................      S-18
Noteholders...........................................................       S-5
Noteholders' Distributable Amount.....................................      S-20
Noteholders' Interest Carryover Shortfall.............................      S-20
Noteholders' Interest Distributable Amount............................      S-20
Noteholders' Monthly Interest Distributable Amount....................      S-20
Noteholders' Monthly Principal Distributable Amount...................      S-20
Noteholders' Principal Carryover Shortfall............................      S-20
Noteholders' Principal Distributable Amount........................... S-6, S-20
Notes.................................................................       S-1

OID...................................................................     S-23
Owner Trustee.........................................................      S-4
Pass Through Rate.....................................................      S-7
Payment Date..........................................................      S-5
Pool Balance..........................................................      S-5
Prospectus............................................................      S-3
Rating Agency.........................................................     S-10
Realized Losses.......................................................     S-18
Receivables Pool......................................................     S-11
Receivables...........................................................      S-2
Record Date...........................................................      S-5
Redemption Price......................................................     S-17
Regular Principal Distribution Amount.................................     S-18
Securities............................................................      S-2
Securityholders.......................................................      S-7
Servicer..............................................................      S-4
Tax Counsel...........................................................      S-8
Total Distribution Amount.............................................     S-18
Transfer and Servicing Agreements.....................................     S-18
Trust Agreement.......................................................      S-4
Trust.................................................................      S-1
Underwriter...........................................................      S-2
Underwriting Agreement................................................     S-24

No dealer, salesperson or other person has been authorized to give any infor-mation or to make any representations, other than those contained in this Pro-spectus Supplement or the Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the de-positor or by the underwriter(s). This Prospectus Supplement and the Prospec-tus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the per-son making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the de-livery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that informa-tion herein or therein is correct as of any time subsequent to the date of this Prospectus Supplement or the Prospectus.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Supplement
[To Be Conformed]
Reports To Securityholders.................................................  S-2
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-11
The Trust.................................................................. S-13
Capitalization of the Trust................................................ S-13
The Owner Trustee.......................................................... S-13
The Receivables Pool....................................................... S-14
Delinquencies and Net Losses............................................... S-15
The Transferor............................................................. S-19
The Servicer............................................................... S-19
Weighted Average Life of the Securities.................................... S-19
Description of the Notes................................................... S-19
Description of the Certificates............................................ S-21
Description of the Transfer and Servicing Agreements....................... S-22
Federal Income Tax Consequences............................................ S-28
ERISA Considerations....................................................... S-28
Underwriting............................................................... S-29
Legal Opinions............................................................. S-31
Index of Terms                                                              S-32
Prospectus
[To Be Conformed]
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    3
Risk Factors...............................................................   11
The Trusts.................................................................   19
The Receivables Pools......................................................   21
Weighted Average Life of the Certificates..................................   23
Pool Factors and Trading Information.......................................   23
Use of Proceeds............................................................   24
The Depositor..............................................................   24
Description of the Notes...................................................   28
Description of the Certificates............................................   33
Certain Information Regarding the Securities...............................   35
Description of the Transfer and Servicing Agreements.......................   48
Certain Legal Aspects of the Receivables...................................   52
Federal Income Tax Consequences............................................   60
ERISA Considerations.......................................................   74
Plan of Distribution.......................................................   77
Legal Opinions.............................................................   77
Index of Terms.............................................................   78

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OB-LIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$( )

DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST
199 -( )

$
[ ]%
ASSET BACKED NOTES, CLASS ( )

$
[ ]%
ASSET BACKED NOTES, CLASS ( )

$
[ ]%
ASSET BACKED CERTIFICATES

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

[NAME OF UNDERWRITER]


PROSPECTUS SUPPLEMENT
       , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED           , 1998

                                                                     VERSION #1B
                                               [BOATS AND RECREATIONAL VEHICLES]

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED , 199 )

                                  $(         )

DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199-(  )
(  %) ASSET BACKED CERTIFICATES, CLASS A
(  %) ASSET BACKED CERTIFICATES, CLASS B
DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR
DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

The Asset Backed Certificates, Series 199 - (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an
undivided ownership interest of approximately   % in a trust (the "Trust") to
be formed pursuant to a Pooling and Servicing Agreement to be entered into among Deutsche Recreational Asset Funding Corporation, as Depositor (the "Depositor"), Deutsche Financial Services Corporation, as Servicer (the
"Servicer"), and                      , as Trustee (the "Trustee"). The Class B
Certificates will evidence in the aggregate an undivided ownership interest of
approximately   % in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of retail installment sale contracts [and/or] retail installment loans (the "Receivables") secured by new or used recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts.

Principal, and interest to the extent of the Pass Through Rate of   % per
annum, will be distributed on the   th day of each month (or the next following
business day) beginning         , 199  (the "Distribution Date"). The Final
Scheduled Distribution Date on the Certificates will be           .
                                             (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE
[S-9] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 ORIGINAL                          PROCEEDS TO
                                 PRINCIPAL PRICE TO   UNDERWRITING THE DEPOSITOR
                                 AMOUNT    PUBLIC (1) DISCOUNT     (1) (2)
Class A Certificates............ $             %          %            %
Class B Certificates............               %          %            %
Total........................... $         $          $            $

(1) Plus accrued interest, if any, from       , 199 .
(2) Before deducting expenses, estimated to be $        .

The Certificates are offered by [Name of Underwriter] (the "Underwriter") subject to prior sale and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that when, as and if issued and accepted by the Underwriter the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor in immediately
available funds on or about          , 199 .

                           [NAME OF UNDERWRITER]
          , 199 .

(Continued from previous page)

  The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................ Distribution Financial Services [RV/Boat] Trust
                               199-( ) (the "Trust" or the "Issuer"), to be formed pursuant to a Pooling and Servicing
                               Agreement to be dated as of           , 199
                               among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement")

Transferor.................... Ganis Credit Corporation.

Depositor..................... Deutsche Recreational Asset Funding Corporation
                               (the "Depositor").

Servicer...................... Deutsche Financial Services Corporation (the
                               "Servicer").

Trustee.......................            , as trustee under the Pooling and
                               Servicing Agreement (the "Trustee").

Closing Date.................. On or about        , 199 .

Cutoff Date...................            , 199 .

The Certificates.............. The Certificates will consist of two classes,
                               entitled    % Asset Backed Certificates, Class
                               A (the "Class A Certificates") and    % Asset
                               Backed Certificates, Class B (the "Class B
                               Certificates"). Each Certificate will represent a fractional undivided ownership interest in the Trust.

                               The Class A Certificates will evidence in the aggregate an undivided ownership interest (the
                               "Class A Percentage") of approximately    % of
                               the Trust (initially representing $          )
                               and the Class B Certificates will evidence in the aggregate an undivided ownership interest
                               (the "Class B Percentage") of approximately
                                  % of the Trust (initially representing
                               $          ). The Class B Certificates are
                               subordinated to the Class A Certificates, to the extent described herein.

The Receivables............... The Receivables will have an aggregate
                               principal balance of approximately $      (the
                               "Initial Pool Balance") as of        , 199
                               (the "Cutoff Date"). The Receivables will
                               consist of retail installment sale contracts
                               and/or installment loans between the Transferor and Obligors, between Originators and Obligors, or between Obligors and Dealers, secured by new or used recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets"). The Receivables were originated by the Transferor or were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the Receivables was approximately %, the weighted average remaining maturity of the Receivables
                               was approximately    months, and the weighted
                               average original maturity of the Receivables
                               was approximately     months. No Receivable has
                               a scheduled maturity later than        , 20
                               (the "Final Scheduled Maturity Date"). See "The Receivables Pool" herein.

                               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Distribution Dates............
                               Distributions with respect to the Certificates
                               will be made on the     day of each month or,
                               if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date") commencing        , 199 .
                               The Servicer shall determine the amount to be distributed on the Distribution Date on or before the Business Day preceding such Distribution Date (the "Determination Date"). Distributions will be made to holders of the Certificates (the "Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive
                               Certificates are issued, as of the      day of
                               the preceding month (a "Record Date").

Class A Pass Through Rate.....    % per annum.

Class B Pass Through Rate.....    % per annum.

Interest......................
                               On each Distribution Date, the Trustee will distribute to the Class A Certificateholders 30 days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on the related Distribution Date) generally to the extent of funds available from
                               (i) the Class A Percentage of the Interest
                               Distribution Amount, (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution

                               Amount. The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool Balance as of the Cutoff Date and thereafter shall equal the initial Class A Certificate Balance, reduced by all principal distributions on the Class A Certificates. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Class A Principal............. On each Distribution Date, the Trustee will distribute to Class A Certificateholders an amount equal to the Class A Percentage of the Principal Distribution Amount for the Collection Period preceding such Distribution Date to the extent of funds available therefor. The "Principal Distribution Amount" is the amount of principal paid or, in certain circumstances, the principal balance of defaulted Receivables, as calculated by the Servicer as described under "Description of the Certificates--Distributions." The Class A Percentage of the Principal Distribution Amount will be passed through on each Distribution Date to the Class A Certificateholders to the extent of funds available from (i) the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses), (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution Amount. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

Class B Interest.............. On each Distribution Date, the Trustee will distribute to the Class B Certificateholders 30 days of interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to the extent of funds available, after giving effect to the prior rights of the Class A Certificateholders to receive the distribution of principal and interest due them as described above, from (i) the Class B Percentage of the Interest Distribution Amount and (ii) the Reserve Account. The "Class B Certificate
                               Balance" will equal, initially, $        and,
                               thereafter, will equal the initial Class B
                               Certificate Balance reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

Class B Principal............. On each Distribution Date, the Trustee will distribute the Class B Percentage of the Principal Distribution Amount to the Class B Certificateholders to the extent of funds available (after giving effect to the distribution of the interest and principal due to the Class A Certificateholders and the interest due to the Class B Certificateholders) from (i) the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) and (ii) the Reserve Account.

Optional Prepayment........... The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be
                               required to give not less than (   ) days
                               notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution the Certificates will be retired.

Reserve Account............... On the Closing Date, the Depositor will deposit in the Reserve Account cash or Eligible
                               Investments having a value of at least $      .

                               Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution
                               Date) in excess of the Specified Reserve
                               Account Balance for such Distribution Date will be released to the Depositor.

                               The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to (state formula). The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the Total Distribution Amount remaining after the payment of the Servicing Fee and any prior unpaid Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account Balance. Amounts in the

                               Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date generally will be released to the Depositor and will no longer be available to the Certificateholders. The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account............ Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Pooling and Servicing Agreement, the Servicer will have the revocable power to instruct the Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated):

                                   (i) the Servicing Fee for the prior
                                   Collection Period and any overdue Servicing
                                   Fees to the Servicer,

                                   (ii) the Class A Distributable Amount to the
                                   Class A Certificateholders,

                                   (iii) the Class B Distributable Amount to the Class B Certificateholders, and

                                   (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.................... In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                               The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended

                               ("ERISA"), or Section 4975 of the Internal
                               Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Class A         It is a condition to the issuance of the Class
Certificates.................. A Certificates that they be rated "  " by at least one Rating Agency. The rating of the Class A Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class A
                               Certificates will receive payments of principal and interest, however, the rating on the Class
                               A Certificates does not address the timing of distributions of principal in respect of the Class A Certificates prior to the Final
                               Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

Ratings of the Class B         It is a condition to the issuance of the Class
Certificates.................. B Certificates that they be rated at least in the " " category or its equivalent by at least one Rating Agency. The rating of the Class B
                               Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class B Certificates will receive payments of principal and interest, however, the rating on the Class B
                               Certificates does not address the timing of distributions of principal in respect of the Certificates prior to the Final Scheduled
                               Distribution Date. A rating is not a
                               recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Such rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

[Absence of Market............ The Certificates will be a new issue of securities with no established trading market. The Issuer does not expect to apply for listing of the Certificates on any national securities exchange or quote the Certificates in the automated quotation system of a registered securities association. The Underwriter(s) expects to make a secondary market in the Certificates, but has no obligation to do so. [See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

  RISK THAT CERTIFICATEHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (            ) at the
Cutoff Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Certificateholders, which could result in delays and reductions in payments to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the Certificates", each class of Certificates has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE CERTIFICATES AND FIXED RATE RECEIVABLES. The Certificates bear interest at floating rates as described under "Description of the Certificates-- Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Certificates exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE CERTIFICATES AND FLOATING RATE RECEIVABLES. The Certificates bear interest at fixed rates as described under "Description of the Certificates-- Distribution of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Certificates, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest
rate on the [Receivables] [Certificates] exceeds [     ]. [Describe any
material limitations in swap/cap agreement.] [Name of counterparty] currently
is rated [    ] by [             ]. No assurance can be given that [name of
counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty] becomes bankrupt or insolvent, delays and reductions in payments to Certificateholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the
"    " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Depositor will establish the Trust by transferring the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the transfer of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are subject to certificate of title statutes will not be amended to reflect such transfers, (ii) UCC financing statements in respect of those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) the transfer of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under Federal law. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the Financed Assets securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates--Distributions" and "--Subordination of the Class B Certificates; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described in the Prospectus under "Description of the Transfer and Servicing Agreement-- Accounts"; (ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be;
(iv) the Depositor's rights in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Assets with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables acquired by the Trust on the Closing Date. The Receivables (will
be) (have been) acquired by the Depositor from the Transferor, which originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of at
least $      , [(ii) had not more than       remaining scheduled payments,
(iii) had not more than       original scheduled payments, and (iv) had a
[fixed] APR of not less than    % per annum.] As of the Cutoff Date, no
Obligor on any Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

  A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )

                      COMPOSITION OF THE RECEIVABLES POOL

 WEIGHTED                                     WEIGHTED       WEIGHTED
AVERAGE APR    AGGREGATE                      AVERAGE        AVERAGE        AVERAGE
    OF         PRINCIPAL      NUMBER OF      REMAINING       ORIGINAL      PRINCIPAL
RECEIVABLES     BALANCE      RECEIVABLES        TERM           TERM         BALANCE
-----------    ---------     -----------     ----------     ----------     ---------
   %            $                                months         months      $

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                     PERCENT OF
                                                           AGGREGATE AGGREGATE
                                                NUMBER OF  PRINCIPAL PRINCIPAL
     APR RANGE                                 RECEIVABLES  BALANCE  BALANCE(1)
     ---------                                 ----------- --------- ----------
0.00%-5.00% ..................................              $              %
5.01%-6.00% ..................................
6.01%-7.00% ..................................
7.01%-8.00% ..................................
8.01%-9.00% ..................................
9.01%-10.00% .................................
10.01%-11.00% ................................
11.01%-12.00% ................................
12.01%-13.00% ................................
13.01%-14.00% ................................
14.01%-15.00% ................................
15.01%-16.00% ................................
16.01%-17.00% ................................
17.01%-18.00% ................................
Greater than 18.00% ..........................

--------
(1) Percentages may not add to 100.0% because of rounding.

           DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199 -( )

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                                                            PERCENT OF AGGREGATE
STATE(2)                                                    PRINCIPAL BALANCE(1)
--------                                                    --------------------
 ...........................................................             %
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
                                                                    ----
                                                                        %

--------
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately     % of the aggregate principal balance of the Receivables,
constituting     % of the number of the Receivables, represents used boats or vehicles.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning retail new and used marine and recreational vehicle receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                                      AT DECEMBER 31,                             AT JUNE 30,
                          ----------------------------------------  ----------------------------------------
                                  1997                 1996                 1998                 1997
                          --------------------  ------------------  --------------------  ------------------
                          NUMBER OF             NUMBER OF           NUMBER OF             NUMBER OF
                          CONTRACTS   AMOUNT    CONTRACTS  AMOUNT   CONTRACTS   AMOUNT    CONTRACTS  AMOUNT
                          --------- ----------  --------- --------  --------- ----------  --------- --------
                                                      (DOLLARS IN THOUSANDS)
Portfolio...............   29,925   $1,052,856   25,116   $790,647   34,031   $1,263,808   25,638   $866,459
Period of Delinquency
 30-59 Days.............      198        5,420      123      3,898      136        3,765      128      4,019
 60-89 Days.............       53        1,370       37      1,203       34        1,181       29        914
 90 Days or More........       92        2,700       54      1,392       44          981       74      2,225
Total Delinquencies.....      343   $    9,490      214   $  6,493      216   $    5,937      231   $  7,159
Total Delinquencies as a
 percent of the
 Portfolio..............     1.15%        0.90%    0.85%      0.82%    0.63%        0.47%    0.90%      0.81%

                                                     AT DECEMBER 31,
                                            -----------------------------------
                                                   1995
                                            ------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
                                               (DOLLARS IN
                                                THOUSANDS)
Portfolio..................................  18,312   $559,123
Period of Delinquency
 30-59 Days................................      82      2,344
 60-89 Days................................      17        506
 90 Days or More...........................      18        544
Total Delinquencies........................     117   $  3,394
Total Delinquencies as a percent of the
 Portfolio.................................    0.64%      0.61%

                          MARINE RECEIVABLES PORTFOLIO

                                     AT DECEMBER 31,                           AT JUNE 30,
                          --------------------------------------  --------------------------------------
                                 1997                1996                1998                1997
                          ------------------  ------------------  ------------------  ------------------
                          NUMBER OF           NUMBER OF           NUMBER OF           NUMBER OF
                          CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                          --------- --------  --------- --------  --------- --------  --------- --------
                                                    (DOLLARS IN THOUSANDS)
Portfolio...............    7,822   $500,523    6,143   $362,018    9,948   $624,864    7,186   $442,544
Period of Delinquency
 30-59 Days.............       64      3,246       52      2,361       33      1,784       52      1,746
 60-89 Days.............        8        246        4        153        9        344        7        426
 90 Days or More........       20      1,496       17        978       12        662       20        546
Total Delinquencies.....       92   $  4,990       73   $  3,512       54   $  2,780       79   $  2,718
Total Delinquencies as a
 percent of the
 Portfolio..............     1.18%      1.00%    1.19%      0.97%    0.54%      0.45%    1.10%      0.61%

                                                   AT DECEMBER 31, 1995
                                            -----------------------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
                                               (DOLLARS IN
                                                THOUSANDS)
Portfolio..................................   3,742   $198,130
Period of Delinquency
 30-59 Days................................      37      1,634
 60-89 Days................................      11        292
 90 Days or More...........................       6        469
Total Delinquencies........................      54   $  2,395
Total Delinquencies as a percent of the
 Portfolio.................................    1.44%      1.21%

--------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                           CREDIT LOSS EXPERIENCE (1)

                   RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                              SIX MONTHS ENDED             YEAR ENDED
                                  JUNE 30,                DECEMBER 31,
                             --------------------  ----------------------------
                                1998       1997      1997      1996      1995
                             ----------  --------  --------  --------  --------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period.........  $1,158,332  $838,553  $921,752  $674,885  $279,562
Average Number of Contracts
 Outstanding During the
 Period....................      31,978    25,377    27,521    21,714     9,156
Net Losses.................  $    3,555  $  1,884  $  3,082  $  2,114  $    491
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3).........        0.31%     0.22%     0.33%     0.31%     0.16%

                       MARINE RECEIVABLES PORTFOLIO

                               SIX MONTHS ENDED
                                   JUNE 30,         YEAR ENDED DECEMBER 31,
                               ------------------  ---------------------------
                                 1998      1997      1997      1996     1995
                               --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period............ $562,694  $402,281  $431,271  $260,074  $99,056
Average Number of Contracts
 Outstanding During the
 Period.......................    8,685     6,665     6,983     4,943    1,871
Net Losses.................... $    696  $    665  $    756  $    813  $   239
Net Losses as a Percent of
 Average Amount Outstanding
 (2)(3).......................     0.12%     0.17%     0.18%     0.29%    0.24%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.
(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurrred by the Dealer and are not indicated in the net loss figures set forth above.
(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Certificates,
(iii) make payments on the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary source of capital is expected to be the net proceeds from the sale of the Certificates. The Trust will initially be capitalized
with equity equal to the Certificate Balance of $[      ], excluding amounts
deposited in the Reserve Account. The equity of the Trust will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust, and the related operating expenses will determine the Trust's results of operations in the future. The principal operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used recreational vehicle and marine receivables, including those previously sold which the Servicer continues to service, see "The Receivables Pool--Delinquencies and Net Losses." Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to consumer boat and recreational vehicle loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO. Total recreational vehicle receivables at June 30, 1998 of $1.26 billion reflect substantially all recreational vehicle receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 216 contracts totaling $5.94 million were 30 or more days delinquent, representing 0.47% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.81% and 0.90%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $3.08 million in 1997 or 0.33% of average portfolio outstandings. As a percentage of the portfolio, losses were virtually unchanged from 1996 levels of 0.31%. Losses for the six-month period ended June 30, 1998 were $3.56 million or 0.31% of average portfolio receivables (not annualized), an increase from 0.22% (not annualized) in the prior year's six-month period related primarily to receivables sold to BankBoston which are impacted by its charge-off policies. While there can be no assurance of future portfolio delinquency or loss experience, management of the Transferor and Servicer are not aware of any trends in the recreational vehicle industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

  MARINE RECEIVABLES PORTFOLIO. Total marine receivables at June 30, 1998 of $624.9 million reflect substantially all marine receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio originated by the Transferor on behalf of BankBoston, a portion of which has been securitized.

  At June 30, 1998, 54 contracts totaling $2.79 million were 30 or more days delinquent, representing 0.45% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.61% and 1.00%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $755 thousand in 1997 or 0.18% of average portfolio outstandings. As a percentage of the portfolio, losses decreased from 0.29% in 1996 and 0.24% in 1995. Losses for the six-month period ended June 30, 1998 were $696 thousand or 0.12% of average portfolio receivables (not annualized), down from 0.17% (not annualized) in the prior year's six-month period in spite of the higher year end 1997 delinquency noted above. While there can be no assurance of future portfolio delinquency of loss experience, management of the Transferor and Servicer are not aware of any trends in the marine industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

  In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

  The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of
approximately   % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of
approximately   % of the Trust.

OPTIONAL PREPAYMENT

  The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days' notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution, the Certificates will be retired.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. [To follow: description of Supplemental Servicing Fee and Servicing Suspense Account.]

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

  The "'Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

  The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables;
(iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

  The "Class A Certificate Balance" will equal, initially, $       and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

  The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

  The "Class B Certificate Balance" shall equal, initially, $           and,
thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders [(or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit)] and allocable to principal and by Realized Losses.

  CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

  The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest

Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

  The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

  The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Depositor, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Depositor. Upon any such distribution to the Depositor, the Certificateholders will have no rights in, or claims to, such amounts.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Depositor will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

  The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

  The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

  If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Tax Counsel, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special state tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown & Platt, counsel to the Trust with respect to certain federal income tax matters, for California, Illinois, Missouri and New York income tax purposes the Trust will be treated as a Grantor Trust and will not be subject to tax. For additional information regarding the State and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

  Subject to the considerations set forth under "ERISA Considerations--Senior Certificates Issued by Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  No sale pledge, or transfer of a Class A Certificate or any interest therein shall be made (i) to any Benefit Plan, or (ii) to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless
(1) such Benefit Plan qualifies as an accredited investor within the meaning of the Exemption described in the Prospectus, and (2) at the time of such sale, pledge or transfer, the Class A Certificates continue to be rated in one of the top three rating categories by at least one Rating Agency, as defined in the Prospectus, or (3) the purchase and holding of the Class A Certificates is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class A Certificates or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

THE CLASS B CERTIFICATES

  No sale, pledge, or transfer of a Class B Certificate or any interest therein shall be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless the purchase and holding of such Certificate is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
   % per Class A Certificate and    % per Class B Certificate. The Underwriter
may allow and such dealers may reallow a concession not in excess of    % per
Class A Certificate and % per Class B Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor [any] Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  [If the underwriter is an affiliate of Deutsche Bank AG, insert the following paragraph:] the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of [Name of Underwriter] are the sole responsibility of Deutsche Bank Securities Inc. and do not create any obligation on the part of any affiliate of [Name of Underwriter].

                                LEGAL OPINIONS

  Certain legal matters relating to the Certificates, certain federal income tax matters and certain Illinois income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.) Certain state income tax matters will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

                               [TO BE CONFORMED]

APR...................................................................      S-11
Cede..................................................................       S-3
Certificateholders....................................................       S-5
Certificates..........................................................       S-1
Class A Certificate Balance........................................... S-5, S-18
Class A Certificates..................................................       S-4
Class A Distributable Amount..........................................      S-18
Class A Interest Carryover Shortfall..................................      S-18
Class A Interest Distributable Amount.................................      S-18
Class A Percentage.................................................... S-4, S-16
Class A Principal Carryover Shortfall.................................      S-19
Class A Principal Distributable Amount................................      S-18
Class B Certificate Balance........................................... S-6, S-18
Class B Certificates..................................................       S-4
Class B Distributable Amount..........................................      S-18
Class B Interest Carryover Shortfall..................................      S-19
Class B Interest Distributable Amount.................................      S-18
Class B Percentage.................................................... S-4, S-16
Class B Principal Carryover Shortfall.................................      S-19
Class B Principal Distributable Amount................................      S-18
Code..................................................................       S-8
Collection Account....................................................       S-7
Collection Period.....................................................       S-5
Commission............................................................       S-3
Cutoff Date...........................................................       S-4
Depositor.............................................................  S-1, S-4
Determination Date....................................................       S-5
Distribution Date.....................................................  S-1, S-5
DTC...................................................................       S-3
ERISA.................................................................       S-8
Exchange Act..........................................................       S-3
Final Scheduled Distribution Date.....................................      S-17
Final Scheduled Maturity Date.........................................       S-5
Financed Assets.......................................................  S-1, S-4
Initial Pool Balance..................................................       S-4
Interest Distribution Amount..........................................      S-17
Issuer................................................................       S-4
Liquidated Receivables................................................      S-17
Liquidation Proceeds..................................................      S-17
Plan..................................................................      S-21
Pool Balance..........................................................       S-5
Pooling and Servicing Agreement.......................................       S-4
Principal Distribution Amount......................................... S-5, S-17
Prospectus............................................................       S-3
Rating Agency.........................................................       S-9
Realized Losses....................................................... S-6, S-17
Receivables...........................................................       S-1
Receivables Pool......................................................      S-10

Record Date............................................................      S-5
Servicer...............................................................      S-1
Specified Reserve Account Balance......................................      S-7
stripped coupons.......................................................      S-7
Tax Counsel............................................................      S-7
Total Distribution Amount..............................................     S-17
Transferor.............................................................      S-4
Trust.................................................................. S-1, S-4
Trustee................................................................ S-1, S-4
Underwriter............................................................      S-3
Underwriting Agreement.................................................     S-21

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DE-POSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIV-ERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUN-DER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT
Reports To Certificateholders..............................................  S-2
Summary of Terms...........................................................  S-4
Risk Factors...............................................................  S-9
The Trust.................................................................. S-11
The Receivables Pool....................................................... S-12
Delinquencies and Net Losses............................................... S-14
The Transferor............................................................. S-18
The Servicer............................................................... S-18
Weighted Average Life of the Certificates.................................. S-18
Description of the Certificates............................................ S-19
Federal Income Tax Consequences............................................ S-24
ERISA Consideration........................................................ S-24
Underwriting............................................................... S-25
Legal Opinions............................................................. S-26
Index of Terms............................................................. S-27
PROSPECTUS
Available Information......................................................    3
Incorporation of Certain Documents by Reference............................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   12
The Trusts.................................................................   17
The Receivables Pools......................................................   18
Weighted Average Life of the Certificates..................................   20
Pool Factors and Trading Information.......................................   21
Use of Proceeds............................................................   21
The Depositor..............................................................   21
Description of the Notes...................................................   22
Description of the Certificates............................................   25
Certain Information Regarding the Securities...............................   27
Description of the Transfer and Servicing Agreements.......................   35
Certain Legal Aspects of the Receivables...................................   44
Federal Income Tax Consequences............................................   50
ERISA Considerations.......................................................   60
Plan of Distribution.......................................................   61
Legal Opinions.............................................................   62
Index of Terms.............................................................   63

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLE-MENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOT-MENTS OR SUBSCRIPTIONS.

$( )

DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST
199 -( )

$
    % ASSET BACKED CERTIFICATES, CLASS A

$
    % ASSET BACKED CERTIFICATES, CLASS B

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

[NAME OF UNDERWRITER]


PROSPECTUS SUPPLEMENT
       , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS + +SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                                      Version #2
                                                         [Recreational Vehicles]

                   Subject to completion, dated [     ], 1998

PROSPECTUS

                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)

                                  -----------

                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                                   DEPOSITOR

                                  -----------

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Deutsche Recreational Asset Funding Corporation (the "Depositor") and the trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and Deutsche Financial Services Corporation, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, or notes (the "Receivables") secured by new or used recreational vehicles, certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which may be used to acquire additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement or to make distributions to the Depositor with respect thereto.

  PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [19] HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

  ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, GANIS CREDIT CORPORATION, DEUTSCHE FINANCIAL SERVICES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus
Supplement.

                               ----------------

        , 199  .

                             AVAILABLE INFORMATION

  Deutsche Recreational Asset Funding Corporation (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Deutsche Recreational Asset Funding Corporation, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor"), as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) [523-3000].

                               ----------------

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page [ ].

ISSUER......................  With respect to each series of Securities, the trust (referred to herein as the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Depositor and the Servicer.

DEPOSITOR...................  Deutsche Recreational Asset Funding Corporation.

TRANSFEROR..................  Ganis Credit Corporation ("Ganis").

SERVICER....................  Deutsche Financial Services Corporation ("DFS" or
                              the "Servicer").

TRUSTEE.....................  With respect to each series of Securities, the
                              Trustee will be specified in the related
                              Prospectus Supplement.

INDENTURE TRUSTEE...........  With respect to any applicable series of
                              Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

THE NOTES...................  A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                              Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only subject to the next sentence. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                              Except in the case of any Strip Notes, as described below, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                              With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                              To the extent provided in the related Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements-- Termination".

THE CERTIFICATES............  A series may include one or more classes of
                              Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                              Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only subject to the next sentence. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                              Except in the case of any Strip Certificates, as described below, each class of Certificates will have a stated

                              Certificate Balance specified in the related
                              Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

                              With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                              In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                              If a series of Securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                              To the extent provided in the related Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price for the Receivables will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements--Termination".

TRUST PROPERTY..............  The property of each Trust will include a pool of retail installment sale contracts, installment loans, or notes (the "Receivables") secured by new or used recreational vehicles (the "Financed Recreational Vehicles" or the

                              "Financed Assets"), collections and other payments with respect to the Receivables received after the date specified in the related Prospectus Supplement (the "Cutoff Date") and monies on deposit in certain trust accounts. On or prior to the closing date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), the Transferor will transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the Cutoff Date to the Depositor, which will transfer the Initial Receivables to such Trust on or prior to the Closing Date pursuant to either a Transfer and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Transfer and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, and any other account identified in the applicable Prospectus Supplement.

                              To the extent provided in the related Prospectus Supplement, the Transferor will be obligated (subject only to the availability thereof) to transfer to the Depositor which will be obligated to acquire and transfer to the related Trust, and such Trust will then be obligated to acquire (subject to the satisfaction of certain conditions described in the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust the Funding Period, if any, will be specified in the applicable Prospectus Supplement and in any event will not exceed one year in length. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                              The Receivables have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by DFS and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans or other receivables secured by recreational vehicles. For a description of the Transferor, see "The Transferor." For a description of DFS, see "The Servicer."

CREDIT AND CASH FLOW
ENHANCEMENT.................
                              If and to the extent specified in the related Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

TRANSFER AND SERVICING
AGREEMENTS..................
                              With respect to each Trust, the Transferor will transfer the related Receivables to the Depositor, which, in turn, will transfer the related Receivables to such Trust pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Transfer and Servicing Agreement will be transferred to the Indenture Trustee as collateral for the Notes of the related series. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties would in the absence of an Administrator be performed for the related Trust primarily by the related Indenture Trustee or by the Depositor.

                              The Servicer will advance any interest shortfall with respect to a Receivable to the extent that the Servicer, in its sole discretion, expects to recoup the advance from subsequent payments on or with respect to the Receivables (a "Servicer Advance"). The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.


                              The Servicer will be entitled to receive compensation for servicing the Receivables of each Trust as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF
THE RECEIVABLES.............

                              In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be transferred by the Transferor to the Depositor (or by the related Dealer or an Originator to the Transferor and by the Transferor to the Depositor) and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect any such transfers, and the Uniform Commercial Code ("UCC") financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Recreational Vehicles in some states. If such Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset may be adversely affected. See "Risk Factors" and "Certain Legal Aspects of the Receivables."


TAX STATUS..................
                              If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust upon the issuance of the related series of Securities, Mayer, Brown & Platt ("Tax Counsel") is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes.

                              If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Tax Counsel to such Trust is of the opinion to the effect that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                              See "Federal Income Tax Consequences" herein for additional information concerning the application of federal and state tax laws.

ERISA CONSIDERATIONS........  Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the related Prospectus Supplement, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.

                              The Certificates of any series that are
                              subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATING......................
                              It will be a requirement for issuance of any series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated at the time of initial sale by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Receivables may have on the yield to investors in the Securities of such Series. See "Risk Factors" herein.

RISK FACTORS................  In considering an investment in any Certificates and/or Notes, investors should recognize that there are material risks associated with such an investment. See "Risk Factors" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities. The risk factor disclosure here and in the related Prospectus Supplement summarizes material risk factors relating to the Securities.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN CERTAIN FINANCED ASSETS. If a Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result.

  In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be, or will have been, transferred by the Transferor to the Depositor and by the Depositor to such Trust simultaneously with the transfer of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such transfers and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states.

  The Transferor will be obligated to purchase from the Trust any Transferor Receivable transferred to such Trust as to which a perfected security interest in the name of the Transferor in the Financed Asset securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, provided that such purchase obligation shall apply only in the circumstances described under "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." Such purchase obligation will not address or remedy the situation where a perfected security interest in the name of a Trust in the Financed Asset securing a Receivable has not been perfected as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM CERTAIN LIENS HAVING PRIORITY OVER A PERFECTED SECURITY INTEREST. To the extent the security interest of a Trust in a Financed Asset is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Asset and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Asset or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Asset. If such Trust does not have a first perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. None of the Transferor, the Servicer or the Depositor will have any obligation to purchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Asset after the date such security interest was conveyed to such Trust. See "Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Protected Security Interest in the Receivables" herein.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN THE RECEIVABLES. If a Trust does not have a perfected security interest in the Receivables, its ability to realize on such Receivable in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders.

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the transfer of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of a security interest (including an ownership interest) therein because such purchaser would not learn of the transfer of or security interest in the Receivables from a review of the chattel paper.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM LACK OF ENFORCEABILITY OF RECEIVABLES. The inability of a Trust to realize amounts owed in respect of a Receivable could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make a transferee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The Transferor will be obligated to purchase [or cause an Originator to purchase] from the Trust any Receivable which fails to comply with such requirements in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" herein.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM THIRD PARTY LIABILITIES OF TRUSTS. To the extent that a Dealer, Ganis or an Originator (including DFS) violates consumer protection laws applicable to Receivables, a Trust could be liable to the obligor, as assignee of the affected Receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws." The related Ganis/Depositor Transfer Agreement provides that the Transferor is required to purchase or to cause an Originator to purchase from the Trust Receivables that do not comply in all material respects with applicable law in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables." However, if the Transferor [or an

Originator] fails for any reason to perform its purchase obligation, Securityholders could experience delays or reductions in payments on their Securities as a result of any such liabilities imposed on the applicable Trust.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A BANK ORIGINATOR. The FDIC, if appointed as conservator or receiver for an insolvent Bank Originator, may interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables. Such interference could result in delays and reductions in payments to the Securityholders. In the case of an Originator (a "Bank Originator") that is a depository institution, if such Bank Originator becomes insolvent or is in an unsound condition, or under certain other circumstances, the applicable banking regulators may appoint a conservator or receiver for such Bank Originator. In most instances, the conservator or receiver would be the Federal Deposit Insurance Corporation (the "FDIC").

  In the event that the FDIC were to assert that the transfer of Receivables by a Bank Originator that is subject to the Federal Deposit Insurance Act, as amended (the "FDIA"), constituted a grant of a security interest rather than a sale, the FDIA sets forth certain powers that the FDIC, in its capacity as conservator or receiver for a Bank Originator, could exercise. Positions taken by the FDIC do not suggest that the FDIC, if appointed as conservator or receiver for a Bank Originator, would interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables, provided that certain conditions, as described below, had been satisfied. To the extent that such Bank Originator has granted a security interest in the Receivables to the Transferor and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Bank Originator's insolvency, was not taken in contemplation of the insolvency of such Bank Originator, and was not taken with the intent to hinder, delay or defraud such Bank Originator or the creditors of such Bank Originator, such security interest should not be subject to avoidance if the Originator Agreement and related documents are approved by such Bank Originator and are continuously maintained records of such Bank Originator (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of such Bank Originator. If the foregoing conditions are satisfied and transfers of the Receivables constitute neither voidable preferences nor fraudulent conveyances, payments to the Transferor with respect to the Receivables should not be subject to recovery by the FDIC, as conservator or receiver of such Bank Originator. The foregoing conclusion is based upon policy statements of the FDIC and opinions of a former general counsel of the FDIC. No assurance can be given, however, that all such conditions have been satisfied with respect to any Bank Originator and the Receivables transferred by such Bank Originator. If such conditions were not satisfied or the FDIC, as conservator or receiver for a Bank Originator, were to assert a position contrary to the policy statements, or were to require the Transferor, the Depositor, the Trustee or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Bank Originator as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

  Notwithstanding the foregoing, the FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome. If the FDIC were to repudiate an Originator Agreement, the claims (and any security interest securing such claims) of the affected party thereof would be limited to actual, direct compensatory damages and any security securing such claims would be enforceable only to the extent of such damages. The FDIA does not define the term "actual direct compensatory damages", but requires such damages to be determined as of the date of the appointment of the conservator or receiver.

  The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable state or Federal law (including laws regarding bank insolvencies and applicable laws regarding preferences or fraudulent conveyances). In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trustee or the Indenture Trustee in the Receivables. In addition, if the FDIC were appointed as conservator or receiver of a Bank Originator, certain administrative expenses of the conservator, receiver or banking authorities may have priority over the Transferor's, the Depositor's, the Trustee's or the Indenture Trustee's interest in the Receivables.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A DEALER, A NONBANK ORIGINATOR, THE TRANSFEROR OR THE DEPOSITOR. The Transferor will represent and warrant that, immediately prior to transferring Receivables to the Depositor, the Transferor owns such Receivables and that the transfer of the Receivables by it to the Depositor will constitute a conveyance of such Receivables. References in this Prospectus or the related Prospectus Supplement to a "conveyance" from the Transferor to the Depositor contemplate either a "sale" or a "capital contribution" from the Transferor to the Depositor. The Ganis/Depositor Transfer Agreement will set forth whether such conveyance is intended to be a "sale" or a "capital contribution" of such Receivable by the Transferor to the Depositor. The Depositor intends that the transfer of Receivables by it to a Trust will constitute either a conveyance of such Receivables or a pledge of such Receivables.

  If a Dealer, the Transferor, an Originator other than a Bank Originator (a "Nonbank Originator") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of a Dealer, the Transferor, a Nonbank Originator or the Depositor were to become a debtor in a bankruptcy case and the assets of such Dealer, the Transferor, such Nonbank Originator or the Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by such Dealer, such Nonbank Originator, or the Depositor, as the case may be, should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Dealer, an Originator, the Transferor or the Depositor is treated as a pledge instead of a conveyance, a tax or government lien on the property of the Dealer, the Originator, the Transferor or the Depositor, as applicable, arising before such transfer may have priority over the interest of the Transferor, the Depositor or the Trust in such Receivables. If all of the transactions contemplated herein are treated as conveyances, the Receivables would not be part of the bankruptcy estate of a Nonbank Originator, the Transferor or the Depositor and would not be available to their respective creditors.

  POSSIBLE LOSSES RESULTING FROM INSOLVENCY OF THE DEPOSITOR RELATED TO CERTAIN TRUSTS. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of the Depositor, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM APPLICATION OF OCTAGON GAS CASE. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a transfer or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of a Dealer, an Originator, the Transferor or the Depositor, however, even if the transfers of Receivables by the Dealer, by the Originator, by the Transferor and by the Depositor were treated as conveyances, the Receivables would be part of the bankruptcy estate of the Dealer, the Originator, the Transferor or the Depositor (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBSTANTIVE CONSOLIDATION. The Transferor has taken steps in structuring the transactions described herein that are intended to ensure that the voluntary or involuntary application for the relief by the Transferor under the United States Bankruptcy Code or similar state insolvency laws (collectively, "Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of the Depositor. These steps include the creation of the Depositor as a separate, bankruptcy-remote, special-purpose corporation under a certificate of incorporation containing certain limitations (including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of an independent director). However, there can be no assurance that the activities of the Depositor would not result in a court's concluding that the assets and liabilities of the Depositor should be consolidated with those of the Transferor in a proceeding under any Insolvency Law. If the assets of the Depositor were consolidated into the bankruptcy estate of the Transferor or any other entity, the assets would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INABILITY TO COLLECT PAYMENTS FROM OBLIGORS. Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a creditor to collect payments due under a contract or to enforce a deficiency judgment against an Obligor. For example, a bankruptcy court may reduce the monthly payments of an Obligor due under a Receivable or change the rate of interest applicable to such Receivable. Such actions could result in delays in payments on the Securities and possible reductions in the amount of those payments.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE DEPOSITOR, TRANSFEROR OR SERVICER TO PERFORM UNDER THE AGREEMENTS. None of the Transferor, the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the transfer of Receivables by the Transferor to the Depositor and the Depositor to a Trust, the Transferor will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to purchase from the Trust or the Transferor would be required to purchase or to cause an Originator to purchase from the Depositor or the Trust Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". If the Depositor, the Transferor and/or the Servicer failed for any reason to perform in accordance with their respective purchase obligations, then delays in payments on the Securities and possible reductions in the amount of those payments could occur.

  Moreover, if the Servicer were to cease acting as Servicer, the performance of the Receivables could be adversely affected. In addition, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. See "The Servicer. "

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Investors in any subordinated class or classes of Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account (if any) or any other credit enhancement, as described in the related Prospectus Supplement, is exhausted and could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Transferor, the Depositor, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables. If losses occur which are not covered by such credit enhancement or exceed the amount covered by such credit enhancement, delays and reductions in payments to Securityholders could result.

  POSSIBLE LOSSES RESULTING FROM PAYMENT PRIOR TO MATURITY. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to purchase from the Trust and the Transferor (or an Originator) will be obligated to purchase from the Depositor or the Trust Receivables pursuant to a Transfer and Servicing Agreement or Pooling and Servicing

Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein. As a result, the actual maturity of any Class of Notes and/or Certificates could occur significantly earlier than expected. Any such reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Weighted Average Life of the Securities." See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Possible Losses Resulting From an Insolvency Event of the Depositor Related to Certain Trusts", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor occurs.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as DFS is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the applicable Securityholders and delays and reductions in payments to Securityholders could result. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other credit enhancement for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CHANGES IN CHARACTERISTICS OF RECEIVABLES POOL DUE TO SUBSEQUENT RECEIVABLES. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers, by Originators or by the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher or lower rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables or may result in delays or reductions in payments to Securityholders.

  POSSIBLE LOSS OF YIELD RESULTING FROM USE OF BALANCE IN PRE-FUNDING ACCOUNT TO PREPAY SECURITIES. To the extent that amounts on deposit in the Pre-Funding Account have not been distributed to the Transferor by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that the principal balance of Subsequent Receivables transferred to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution to Securityholders of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CONTROL BY INDENTURE TRUSTEE OR NOTEHOLDERS IN OWNER TRUSTS. With respect to any Owner Trust issuing Notes, until the Notes have been paid in full, the ability to cause certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders. The risk that the Noteholders, not the Certificateholders, control the Owner Trust pertains only to Certificateholders of Owner Trusts because an Owner Trust is authorized to issue both Notes and Certificates while a Grantor Trust may issue only Certificates.

  For example, with respect to an Owner Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or certain Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" herein, may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein. The actions by the Indenture Trustee or the Noteholders could result in delays or reductions in payments to Certificateholders.

  RISK OF BOOK-ENTRY REGISTRATION. Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. The Noteholders and the Certificateholders are referred to collectively as the "Securityholders."

  RATINGS ARE NOT RECOMMENDATIONS; THERE IS NO ASSURANCE THAT A RATING WILL REMAIN IN EFFECT. It will be a condition to the issuance of a series of Securities that they be rated in one of the four highest rating categories by a Rating Agency identified in the related Prospectus Supplement. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Receivables will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Class of Notes and/or Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Note and/or Certificate at a significant premium might fail to recoup its initial investment under certain scenarios.

  There is no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. A reduction or withdrawal of a rating could adversely affect a Securityholder's ability to transfer its Securities.

                                  THE TRUSTS

  With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, installment loans or notes (i) between dealers (the "Dealers") and Obligors,
(ii) between Originators and Obligors and/or (iii) between the Transferor and Obligors, and all payments received thereunder on and after the applicable Cutoff Date. "Obligors" are purchasers of new and used recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables"). The Receivables of each Receivables Pool were or will be originated by the Transferor, Originators and/or Dealers, acquired by the Transferor, pursuant to agreements between the Transferor and Dealers ("Dealer Agreements"), or pursuant to agreements between the Transferor and one or more Originators, and transferred to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Transferor will transfer the Receivables to the Depositor. On or prior to the applicable Closing Date, the Depositor will transfer the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be transferred to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so transferred will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement;
(ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

  Although the property of each Trust will include any interest of the Depositor in proceeds from claims on physical damage insurance policies covering the Financed Assets, the Servicer typically allows Obligors (unless the Financed Asset is a total loss) to use such proceeds to repair or replace Financed Assets instead of making corresponding prepayments of the applicable Receivables. The applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement will permit the Servicer, subject to the servicing standards referred to therein, to allow Obligors to use proceeds from such claims to repair or replace Financed Assets rather than making prepayments of Receivables in the related Trust.

  The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the transfer of the security interest in the Financed Assets to each Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in the Financed Assets in all states. See "Risk Factors--Certain Legal Aspects-- Security Interest in Financed Assets," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements-- Transfer of Receivables".

  If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to payments on the related Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Assets in all jurisdictions may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

  Each Trust may be a "business trust" or common-law trust.

  The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

  The Trustee for each Trust under the related Trust Agreement or Pooling and Servicing Agreement will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Transfer and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee is adjudged insolvent. In such circumstances, the Depositor, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

  The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, or notes that have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by Deutsche Financial Services Corporation ("DFS") and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators, and will be Recreational Vehicle Receivables. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by recreational vehicles. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate of the Transferor through acquisitions. Receivables will be transferred by the Transferor to the Depositor pursuant to the Ganis/Depositor Transfer Agreement and then will be transferred by the Depositor to the applicable Trust.

  The Receivables to be held by each Trust will be acquired by the Depositor and chosen at random from the portfolio of the Transferor for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used recreational vehicle, (ii) was originated in the United States, and (iii) as of the Cutoff Date was not more than 59 days past due (provided that, as of the Cutoff Date, the ratio of (x) the aggregate outstanding principal balance of the Receivables that are 31 to and including 59 days delinquent to (y) the aggregate outstanding principal balance of the Receivables does not equal or exceed 20%). No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

  All of the Receivables will be Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of periodic payments, generally in monthly installments. Each such installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

  Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement.

SUBSEQUENT RECEIVABLES

  Subsequent Receivables may be originated by Dealers, Originators or the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of the applicable Trust.

UNDERWRITING

  For a description of certain underwriting procedures and guidelines of the Transferor and of DFS (in its capacity as an Originator), see "Underwriting Procedures and Guidelines."

SERVICING AND COLLECTIONS

  For a description of the Servicer's servicing procedures, see "The Servicer" and "Description of the Transfer and Servicing Agreements--Servicing Procedures."

LOSSES AND DELINQUENCIES

  Certain information concerning the loss and delinquency experience of DFS and the Trasnferor with respect to recreational vehicle loans will be set forth in each Prospectus Supplement. There can be no assurance that the loss and delinquency experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of recreational vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to purchase from a Trust or the Transferor (or an Originator, if applicable) will be obligated to purchase Receivables from the Depositor or a Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

  The Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and
(ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" herein.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to acquire Receivables from the Depositor or otherwise to make a distribution to the Depositor, or (ii) for any other purpose described in the related Prospectus Supplement. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to acquire Receivables from the Transferor or otherwise to make a distribution to the Transferor and for general corporate purposes.

                                 THE DEPOSITOR

  Deutsche Recreational Asset Funding Corporation (the "Depositor") was incorporated in the State of Nevada on May 1, 1998 as a wholly-owned subsidiary of the Transferor. The Depositor maintains its principal office at 655 Maryville Centre Drive, St. Louis, Missouri 63141. Its telephone number is
(314) 523-3000.

  The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to purchase Receivables under certain circumstances. See "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Asset. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

  Neither the Depositor nor the Transferor nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                                THE TRANSFEROR

  Ganis Credit Corporation ("Ganis" or the "Transferor"), a Delaware corporation headquartered in Newport Beach, California, is a wholly-owned subsidiary of DFS. Ganis was founded in 1980 and provides financing to recreational vehicle and boat consumers nationwide. In February 1995, BankBoston, N.A. ("BankBoston") acquired Ganis. Following such acquisition, Ganis originated loans exclusively for the portfolio of BankBoston. In June 1997, BankBoston sold Ganis to DFS. Certain of the Receivables were underwritten prior to the sale of Ganis to DFS.

                    UNDERWRITING PROCEDURES AND GUIDELINES

  DFS engages in indirect consumer lending through its consumer finance headquarters in Newport Beach, California and its regional offices in Tampa, Florida, Harrisburg, Pennsylvania and Irving, Texas. Ganis engages in direct consumer lending through its headquarters and its district offices. "Direct lending" refers to financing provided directly to an Obligor. "Indirect lending" refers to acquisitions of Receivables from Dealers and from Originators (which Originators may be affiliates of the Transferor).

  Dealers who seek to enter into financing arrangements with DFS are required to submit an application and provide, among other things, evidence of licenses by the appropriate state agencies, financial information and resumes of key personnel. DFS investigates the creditworthiness, licensing and general business reputation of the Dealer prior to entering into a financing arrangement with such Dealer. The regional offices of DFS maintain relationships with the Dealers and coordinate the underwriting and settlement process relating to Receivables originated by such Dealers.

  Credit applications are initially reviewed by an underwriter located at the consumer headquarters or in one of the regional offices of DFS or, if applicable, located at the headquarters or in one of the district offices of Ganis. Such review of an application is intended to determine the customer's overall creditworthiness based upon the customer's willingness and ability to repay and the adequacy of the underlying collateral. Credit applicants are required to provide information pertaining to their income, employment history, financial liabilities, personal status and a description of, or invoice for, the asset for which the loan is requested. In addition, DFS or Ganis, as the case may be, requires one or more credit reports on each credit applicant from a national reporting company. Once a loan request passes a preliminary review, the underwriter, where appropriate, seeks verification of, among other things, income, employment, outstanding debt and the value of the asset for which the loan is requested. Loans outside of an underwriter's authority require approval by a more senior credit underwriting employee.

  DFS or Ganis, as the case may be, has and has had certain minimum requirements, as described below. DFS or Ganis' management, as the case may be, does not believe these minimum requirements are themselves generally sufficient to warrant credit approval of a credit applicant. There were and are no requirements which allow automatic approval or declination of the applicant without review by a credit officer. Based on credit risk factors and credit bureau score, each applicant is either approved, declined or, if necessary, referred to the appropriate senior credit officer level for review.

  DFS or Ganis, as the case may be, typically looks for stability of employment and residence measured by a minimum of 2 years in the job or industry and residence, a debt ratio (the ratio of total installment and revolving debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% of the purchase price of the asset for which the loan is requested, and overall favorable credit profile. Approval of retail applicants who do not meet the above referenced general guidelines is considered on a case-by-case basis by appropriate senior level credit officers. Approvals granted in such instances may be based on the applicant's job and residential stability factors, ability to pay and past payment performance. On an occasional basis, a cosigner or guarantor may be considered in determining the credit decision being made.

  [With respect to Receivables transferred to a Trust, the maximum amount DFS or Ganis, as the case may be, will advance to borrowers is (i) in the case of a new vehicle, up to 110% to the manufacturer's invoice price of the vehicle securing any such Receivable transferred to a Trust

(on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of manufacturer's invoice price) plus taxes, fees and insurance, and (ii) in the case of a used vehicle, up to 105% of the wholesale value of the vehicle securing any such Receivable transferred to a Trust as reported in the Kelly Blue Book or the used recreational vehicle guidebooks of the National Automobile Dealers Association ("NADA") Guide Book (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the aforementioned value) plus taxes, fees and insurance. Funding of the contract is authorized subsequent to verifications of the stipulations of approval, confirmation of the advance and satisfactory delivery of the related collateral. The "value" of a new recreational vehicle to be financed is determined based upon the manufacturer's invoice price, and the "value" of a used recreational vehicle to be financed is determined based on retail value reported in the Kelly Blue Book or reported in the used recreational vehicle guidebooks of the National Automobile Dealers Association ("NADA").

                                 THE SERVICER

GENERALLY

  Deutsche Financial Services Corporation ("DFS") was incorporated in Nevada in 1969. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS was formerly known as ITT Commercial Finance Corp. The stock of ITT Commercial Finance Corp. was acquired by Deutsche Financial Services Holding Corporation in 1995. In January 1997, Deutsche Financial Services Holding Corporation merged into DFS; DFS was the surviving corporation. DFS is a financial services company which provides inventory financing, retail financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreational vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. DFS also is in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs.

  DFS has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such office is (314) 523-3000.

YEAR 2000 ISSUES

  DFS is committed to taking the necessary steps to enable both new and existing systems, applications and equipment to effectively process transactions up to and beyond the Year 2000. To that end, DFS is well underway with its Year 2000 readiness program, having spent approximately $5 million to date. DFS estimates that the costs of its continuing Year 2000 readiness efforts ultimately will exceed $10 million. Because of such ongoing readiness efforts, Year 2000 processing issues and risks are not expected to have a material adverse impact on the ability of DFS to continue its general business operations, or on its ability to perform its responsibilities as Servicer.

  Currently, DFS is actively engaged in completing the following Year 2000 program initiatives:

  . Complete a comprehensive analysis of current functions which might be impacted by Year 2000 issues, and document the results in a Year 2000 Assessment Report

  . Develop and implement a detailed plan to address Year 2000 issues as identified, particularly as they pertain to software and hardware applications

  . Establish a Year 2000 Program Management Office, staffed by dedicated and experienced project managers

  . Survey outside vendors to determine the degree of preparedness for the Year 2000, to uncover potential issues arising from such business counterparties

  . Raise organizational awareness not only with top management, but also at the staff level, and involve relevant business group leaders in reaching solutions

  . Implement an ongoing purchasing/procurement plan which is responsive to Year 2000 concerns.

  The risk of failures of computer applications, systems and networks due to improper Year 2000 data processing are substantial, not only for users of information technologies, but also for any entities and individuals which interact with them. Moreover, when aggregated, multiple individual malfunctions and failures relating to Year 2000 issues can potentially cause broader, systemic disruptions across industries and economies. The risks arising from Year 2000 issues which face many companies, including DFS, include the potential diminished ability to respond to the needs and expectations of customers in a timely manner, and the potential for inaccurate processing of information. In recognition of this, DFS is focusing on mission critical applications in order that programming changes are largely completed, and that testing is underway, by December 31, 1998.

  In addition, DFS has begun developing contingency plans to complement the Year 2000 readiness efforts already in progress, including backup and offsite processing of certain information and functions. DFS anticipates that such contingency plans will provide an additional level of security to its Year 2000 efforts already underway.

  The foregoing discussion of Year 2000 issues is based on current estimates of the management of DFS as to the amount of time and costs necessary to remediate and test the computer systems of DFS. Such estimates are based on the facts and circumstances existing at this time, and were derived utilizing multiple assumptions of future events, including, but not limited to, the continued availability of certain resources, third-party modification plans and implementation success, and other factors. However, there can be no guarantee that these estimates will be achieved, and actual costs and results could differ materially from the costs and results currently anticipated by DFS. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, the planning and modification success attained by the business counterparties of DFS, and similar uncertainties.

SERVICING OPERATIONS; COLLECTION ACTIVITIES

  The Servicer's servicing operations are conducted from its servicing centers in Newport Beach, California and Bannockburn, Illinois.

  The Servicer generally commences collections activities by phone or written correspondence with respect to delinquent contracts when payment is more than 10 days past due. At 45 days past due, collection personnel issue notices of intent to repossess unless a secured payment promise is obtained. The Servicer continues to work the account until the account is 65 days past due, at which time the repossession process is initiated for those accounts which remain delinquent. The collateral is generally disposed of 40 to 45 days following repossession. The benchmark for recovery values is 95% of the NADA or Kelly guidebook value for the collateral on a gross basis, with expenses ranging up to 5% depending on the type of collateral. Delinquent contracts, including those due to bankruptcies, are generally charged-off at 120 days delinquent. For a discussion of collection procedures with respect to the Receivables, see "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

                           DESCRIPTION OF THE NOTES

GENERAL

  With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the related Notes and the Indenture. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

  Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in denominations of $1,000, and integral multiples thereof, in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit and Cash Flow Enhancement" herein.

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

  MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders, of not less than a majority in principal amount of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

  With respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of, any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any such Note or the interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Transferor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such

Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder.

  EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; and (vi) any other event specified as an "Event of Default" in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority in principal amount of such Notes then outstanding.

  If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, subject to the next sentence. Notwithstanding any other provision of the related Indenture, the right of any Noteholder to receive payment of the principal of and interest on its Notes, on or after the respective due dates expressed in the Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder, except that the related Indenture may contain provisions limiting or denying the right of any such Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of such Indenture for any property subject to such lien.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise involving or causing) the Depositor or the related Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the related Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or the related Trust or any substantial part of the property of the Depositor or the related Trust, or ordering the winding up or liquidation of the affairs of the Depositor or related Trust.

  With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) except as contemplated by the related Indenture permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement titled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Servicer Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

  ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery of all such Notes to the related Indenture Trustee for cancellation or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the Certificates, the related Trust Agreement or the related Pooling and Servicing Agreement. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

  [Except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede.] Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or have taken other action under the Related Documents.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

  The timing and priority of distributions, seniority, any allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement.

Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities-- Fixed Rate Securities" and "--Floating Rate Securities" herein. To the extent provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

  Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount (or percentage) of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement.

FIXED RATE SECURITIES

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates" herein.

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of one percent) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

BOOK-ENTRY REGISTRATION

  Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities--Definitive Securities".

  Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  The Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor, determines that DTC is no longer willing or able to discharge properly its responsibilities as the Depositor with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten Notes or Certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Trust or the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

  With respect to the Notes of any series, three or more holders of the Notes of such series may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

  With respect to the Certificates of any series, a holder of a Certificate may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

(i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

(ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

(iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

(v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

(vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

(vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

(viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

(ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

(x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

(xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

(xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been distributed to the Transferor and is being passed through as payments of principal on the Securities of such series.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" herein.

  In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each Transfer and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will acquire Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This Prospectus and the Prospectus Supplement summarize material terms of the Transfer and Servicing Agreements. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

TRANSFER OF RECEIVABLES

  On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Transferor will transfer, without recourse, to the Depositor its entire interest in the related Initial Receivables and its security interests in the related Financed Assets pursuant to a transfer agreement (the "Ganis/Depositor Transfer Agreement"). On or prior to such Closing Date, the Depositor will transfer to the Applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Assets. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Transfer and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be transferred by the Transferor to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

  The Depositor will acquire Receivables from the Transferor pursuant to a Ganis/Depositor Transfer Agreement, and the Transferor may acquire Receivables from DFS pursuant to a transfer agreement (the "DFS/Ganis Transfer Agreement"). In each Ganis/Depositor Transfer Agreement the Transferor will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables with respect to Receivables originated by the Transferor or acquired by the Transferor from Dealers ("Transferor Receivables") is correct in all material respects; (ii) the Obligor on each Transferor Receivable is required to maintain physical loss and damage insurance covering the related Financed Asset; (iii) immediately prior to the conveyance of the Receivables by the Transferor to the Depositor, the Transferor had good and indefeasible title to the Receivables, free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, to the knowledge of the Transferor, no offsets, defenses or counterclaims have been asserted or threatened with respect to the Transferor Receivables; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Transferor in the related Financed Asset; and (v) to the knowledge of the Transferor, each Transferor Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws DFS will make similar representations and warranties in any DFS/Ganis Transfer Agreement, if applicable, with respect to Receivables originated or acquired by DFS. In the Transfer and Servicing Agreement, the Depositor will represent and warrant as of the Closing Date that (i) no Receivable has been sold, transferred, assigned or pledged by the Depositor other than to the related Trust; (ii) immediately prior to the transfer and assignment by the Depositor to the related Trust, the Depositor had good and marketable title to each Receivable, free and clear of all liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, immediately upon the transfer thereof, the related Trust will have good and marketable title to each Receivable, free and clear of all such liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and such transfer has been perfected under the UCC; and (iii) all filings (including UCC filings) necessary in any jurisdiction to give the related Trust a first perfected ownership interest in the Receivables and the Indenture Trustee a first perfected security interest in the Receivables have been made.

  Upon discovery by the Depositor, the Servicer, the Trustee or the Indenture Trustee of a breach of any of such representations and warranties of the Depositor set forth in the Transfer and Servicing Agreement, of the Transferor set forth in the Ganis/Depositor Transfer Agreement or of DFS set forth in the DFS/Ganis Transfer Agreement, in each case which materially and adversely affects the value of the Receivables or the interest therein of the related Trust or the Indenture Trustee (or which materially and adversely affects the interest of the related Trust or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the person discovering such breach shall give prompt written notice to the other parties thereto. On the last day of the Collection Period following the Collection Period during which the Depositor discovers or receives notice of such a breach, if such breach shall not have been cured in all material respects by such last day, then the Depositor shall purchase (and, if applicable, the Depositor shall enforce the obligation of DFS, under the DFS/Ganis Transfer Agreement, or Ganis, under the Ganis/Depositor Transfer Agreement, to purchase) such Receivable from the related Trust as of such last day at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to such last day (the "Purchase Amount"). The purchase obligations described above constitute the sole remedy available to the Trust, DFS, Ganis, the Depositor, the Certificateholders or the Trustee and any Noteholders or Indenture Trustee for any such uncured breach. The obligation of the Depositor to purchase any Receivable that arises as a result of a breach of the representations and warranties of DFS or the Transferor under the DFS/Ganis Transfer Agreement or the Ganis/Depositor Transfer Agreement, as the case may be, is subject to the payment of the Purchase Amount by DFS or the Transferor.


  Pursuant to each Transfer and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale or loan contracts, and any other documents relating to the Receivables. The Depositor's and the Transferor's accounting records and computer systems will reflect the transfer of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such transfers will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been transferred to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

  With respect to each Trust that issues Notes, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Indenture Trustee will establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The applicable Trustee will establish and maintain an account, in the name of the related Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

  Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include recreational vehicle retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account or the Collection Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Collection Account at any time may be less than the balance of the Reserve Account or the Collection Account. If the amount required to be withdrawn from any Reserve Account or the Collection Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Collection Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to recreational vehicle receivables that it services for itself or others. The Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (except that DFS, as Servicer, may, for administrative purposes, modify the due date of a Receivable to a different date in the same month) or the amount of the scheduled payments. If the Servicer extends the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement) or takes certain other actions, the Servicer may be obligated to purchase the related Receivable for the Purchase Amount. The Servicer may sell the Financed Asset securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" herein.

  The Servicer may from time to time perform any portion of its servicing obligations under the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers which (other than the Transferor) shall have been approved by the Rating Agencies. Each applicable Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivable directly.

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) DFS is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the business day before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables purchased by the Servicer.

SERVICER ADVANCES

  On or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Servicer Advance (but only to the extent that the Servicer, in its sole discretion, expects to recoup such Servicer Advance from subsequent payments on or with respect to the Receivables) an amount equal to the amount of interest due on the related Receivables at their respective APRs for the related Collection Period (assuming that such Receivables pay on their respective due dates) minus the amount of interest actually received on such Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Servicer Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), certain liquidation proceeds with respect to such Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Servicer Advances. No advances of principal will be made in respect of principal of the Receivables or in respect of Defaulted Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  To the extent specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to the distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.

  The Servicer will also be entitled to retain any late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables or allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary servicing procedures that it follows with respect to all comparable recreational vehicle receivables that it services for itself or others.

  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors and reporting tax information to Obligors. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions.

  If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive additional compensation from amounts on deposit in a Reserve Account or other account relating to the applicable Trust, or from other funds (including collections on the related Receivables) relating to such Trust.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or li quidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

  RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to an amount specified in the related Prospectus Supplement by the deposit therein of certain collections on the related Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor, to the Servicer or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

  As an administrative convenience, unless the Servicer is required to remit payments daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Servicer Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

  Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to each Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding calendar year (or, in the case of the first such certificate, from the applicable Closing Date through the end of the preceding calendar year) with certain standards relating to the servicing of the applicable Receivables.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will also provide for annual delivery to the related Indenture Trustee or Trustee, as applicable, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date through the end of the preceding calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default known to such officer. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Transfer and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Transfer and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer substantially as a whole, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

  "Servicer Default" under each Transfer and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Transfer and Servicing Agreement or Pooling and Servicing Agreement or other Basic Document, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer, and (iv) any other event described as a "Servicer Default" in the related Prospectus Supplement. "Insolvency Event" means, with respect to any (1) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (2) the commencement by such person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

RIGHTS UPON SERVICER DEFAULT

  In the case of any Trust that has issued Notes, as long as a Servicer Default under a Transfer and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Transfer and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transfer and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of the type of receivables included in the Trust.

WAIVER OF PAST DEFAULTS

  With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or the Noteholders of such Series) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Transfer and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Each of the Transfer and Servicing Agreements may be amended by the related Trust, the Depositor and the Servicer, with the consent of the related Indenture Trustee but, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

NON PETITION

  The related Trust Agreement will provide that the Trustee and the Certificateholders will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of the Depositor or the Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

PAYMENT OF NOTES

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION

  With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

  To the extent provided in the related Prospectus Supplement, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Noteholders and Certificateholders would be sufficient to pay the sum of the outstanding principal amount of the Securities plus the accrued but unpaid interest on the Securities.

  If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. Any such successful bid must equal an amount which is not less than the outstanding principal amount of the Securities plus accrued interest on the Securities.

  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

  If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the transfer of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such transfer.

  Any lien or security interest in a Financed Asset may be held by an agent or trustee for the benefit of DFS and/or the Transferor. In connection with the transfer of the related Receivable to the related Trust, such lien would then be held for the benefit of applicable Trust.

SECURITY INTEREST IN VEHICLES

  In states in which retail installment sale contracts and installment loans such as the Recreational Vehicle Receivables evidence the credit sale of recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in Financed Recreational Vehicles is perfected by obtaining the certificate of title to the Financed Recreational Vehicle or notation of the secured party's lien on the Financed Recreational Vehicle's certificate of title. In certain states, however, folding camping trailers and/or slide-in campers, which may constitute the Financed Recreational Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. However, in some jurisdictions, a purchase money lien in consumer goods is perfected without any filing requirement.

  Because the Servicer will continue to service the Receivables, the Obligors on the contracts and loans will not be notified of the transfers from the Transferor to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Transferor to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Recreational Vehicles or otherwise.

  Pursuant to the Ganis/Depositor Transfer Agreement, the Transferor will transfer to the Depositor its interests in the Financed Recreational Vehicles securing the Recreational Vehicle Receivables transferred by the Transferor to the Depositor and, with respect to each Trust, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will transfer its interests in the Financed Recreational Vehicles securing the related

Receivables to such Trust. However, because of the administrative burden and expense, none of the Transferor, the applicable Originator, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Recreational Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 transfers for those Financed Recreational Vehicles for which perfection is governed by the UCC).

  In most states, a transfer such as that under the Ganis/Depositor Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the transferee succeeds thereby to the transferor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the transfer to the Applicable Trustee of a security interest in Financed Recreational Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively transferred security interest in favor of the Applicable Trustee is not perfected, such transfer of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the Transferor or the applicable Originator, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. The Servicer will continue to hold any certificates of title relating to the Financed Recreational Vehicles in its possession as custodian for such Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein.

  In addition, even in those states where a transfer such as that under each Receivables Transfer Agreement, Transfer and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Transferor (or the Originator, if the Transferor acquired the applicable Receivable from an Originator) or administrative error by state or local agencies, the notation of the lien of the Transferor (or the Originator, if applicable) on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Recreational Vehicle or subsequent lenders who take a security interest in a Financed Recreational Vehicle. If there are any Financed Recreational Vehicles as to which the Transferor or the applicable Originator failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Recreational Vehicles and holders of perfected security interests therein. Such a failure may create an obligation of the Depositor to purchase the related Receivable from the Trust or of the Transferor to purchase the related Receivable from the Depositor or the Trust in the circumstances described under "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." See also "Risk Factors--Possible Payment Delays and Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in Certain Financed Assets."

  Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.

  Additionally, in states that do not require a certificate of title for registration of a recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take steps to maintain perfection of security interests created by the Receivables in the Financed Recreational Vehicles and is obligated to purchase the related Receivable if it fails to do so and such uncured failure materially and adversely affects such Receivables.

  Under the laws of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. Certain state laws and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under the Ganis/Depositor Transfer Agreement, the Transferor will represent to the related Trust that, as of the date the related Receivable is transferred to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens, mechanic's liens, and other liens that arise by operation of law) upon such Financed Recreational Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Recreational Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the Transferor's purchase obligation under the applicable Ganis/Depositor Transfer Agreement.

REPOSSESSION

  In the event of default by vehicle purchasers, the holder of the recreational vehicle retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Financed Assets generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and retail installment sales acts, lending acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect a transferee's ability to enforce consumer finance contracts such as the Receivables.

  The Fair Debt Collection Practices Act contains provisions that restrict where a legal action against a consumer may be filed. In the case of personal property, this is where the consumer resides or where the applicable contract was signed. When the consumer keeps the personal property collateral outside the court jurisdiction where the consumer resides or where the applicable contract was signed, the statute could require that the Trustee enforce the security interest in the Financed Recreational Vehicle by means of private repossession and sale, which is not always available in each case, depending upon the circumstances.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

  Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Recreational Vehicle may assert against the seller of the Financed Recreational Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Transferor's warranties under the Ganis/Depositor Transfer Agreement and would create an obligation of the Transferor to purchase or to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables."

  Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In certain cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

  Under the Ganis/Depositor Transfer Agreement, the Transferor will warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would create an obligation of the Transferor to purchase or (if applicable) to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Risk Factors--Possible Payment Delays and Losses Resulting From Lack of Enforceability of Receivables."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The following summary represents the opinion of Tax Counsel subject to the qualifications set forth herein. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

  The federal tax discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

  Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and in the Prospectus Supplement and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and the Certificates.

  Following is a brief summary of the tax opinions being rendered by Tax Counsel. If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust, Tax Counsel is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Tax Counsel is of the opinion that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

             TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CLASSIFICATION OF THE TRUST AS A PARTNERSHIP

  Tax Counsel is of the opinion that the Trust (which the Trust Agreement specifies is intended to be treated as a partnership) will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, reduced by its interest expense on the Notes provided the Notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  TREATMENT OF THE NOTES AS INDEBTEDNESS. The Transferor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

  INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of IRS Form 1001, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of IRS Form 4224.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file IRS Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit IRS Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the Notes is effectively connected with the conduct of a U.S. trade or business (in lieu of IRS Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of IRS Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1999, but IRS Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

  POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor, the Servicer and the Trustee, and the Certificateholders by their purchase of Certificates, will agree to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the intended consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates.

  PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, interest payments on the Certificates at the Pass Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

  In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price, (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the Trust, if any, will be allocated to the Depositor.

  Based on the economic arrangement of the parties, this approach for allocating Trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, upon transfer of the Receivables to the Trust, the value of the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of transfer. If so, the Receivables may have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

  SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the Trust (the "old partnership") will be considered to contribute its assets to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

  DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

  The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1999. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                       TRUSTS TREATED AS GRANTOR TRUSTS

  TAX CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST. Tax Counsel is of the opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code. Owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by the Trust are referred to herein as "Grantor Trust Certificates."

  CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by the Grantor Trust Certificates, including interest, OID, if any, market discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Section 162 or 212 of the Code each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of its adjusted gross income. In addition, the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code adjusted for inflation ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation ("excess servicing"), the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  STRIPPED BONDS AND STRIPPED COUPONS. To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of Certificates represent stripped interests in the underlying Receivables, the Grantor Trust Certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on Certificates such as the Grantor Trust Certificates would be considered unconditionally payable, and thus, Tax Counsel is unable to opine as to the extent to which interest payments on the Certificates would be treated as qualified stated interest.

  MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the Code.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

  A holder who acquired a Grantor Trust Certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. See "Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is generally irrevocable.

  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

  NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder).

  As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which is includible in gross income for federal income tax purposes regardless of its source.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1998. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Prospective investors should consult their tax advisors concerning the potential impact of the Withholding Tax Regulations.

  FASIT LEGISLATION. The "Small Business Job Protection Act of 1996" (the "Act") created a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." The Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate. The applicable Trust Agreement or Pooling and Servicing Agreement will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits ("REMICs") under applicable federal tax rules and regulations.

                       STATE AND LOCAL TAX CONSEQUENCES

GENERAL MATTERS

  The following is a general summary of certain State income tax consequences to the Trust and the original Certificateholders and Noteholders under the State income tax laws of Missouri, Illinois, California, and New York. The summary, together with the discussion in the Prospectus Supplement under the heading "State and Local Tax Consequences", represents the opinion of Bryan Cave LLP ("Special State Tax Counsel") subject to the limitations and qualifications set forth herein. No ruling of any State taxing authority has been sought with respect to the matters discussed herein and in the Prospectus Supplement, and the opinion of Special State Tax Counsel is not binding on any State or local taxing authority. The summary is intended as a general explanation only and does not furnish information in the level of detail or with the attention to the holder's specific tax situation as would be provided by a tax advisor to a Certificateholder or a Noteholder. In addition, the summary relies upon the correctness of certain opinions of Tax Counsel with respect to the federal income tax consequences to the Trust, Certificateholders and Noteholders.

  As a consequence of the foregoing, Noteholders and Certificateholders should consult their own tax advisors in determining the specific federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

STATE TAX LAWS DISCUSSED

  Because the Servicer has its principal office in the State of Missouri and will conduct its activities relating to servicing the receivables owned by the Trust from its offices located in the States of Illinois and California, [and the Trust will be organized under the common law of the State of New York,] these [four] States currently appear to have the strongest claim to tax any income derived by a Trust, or realized by the holders of Notes and Certificates by virtue of their ownership. It is possible, however, that other states may assert jurisdiction to tax income derived by a Trust, or by the holders of Notes and Certificates. In addition, future changes in the operations of the Servicer, the Trust, or other factors may cause the Trust or the income derived therefrom by Noteholders or Certificateholders to be subject to taxation in other states or jurisdictions. Furthermore, because of the factual nature of the issue, Special State Tax Counsel expresses no opinion as to the tax consequences to Certificateholders attributable to the activities of the Trust or the Servicer under the laws of any State. Finally Special State Tax Counsel is rendering no opinions with respect to the local tax consequences in any State, or the State tax consequences in any State other than California, Illinois, Missouri and New York.

TAX STATUS OF A TRUST FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Trust will not constitute an association taxable as a corporation, or a publicly traded partnership for federal income tax purposes, Special State Tax Counsel is of the opinion that a Trust will not constitute an association taxable as a corporation, or publicly traded partnership, for purposes of the income tax laws of the States of California, Illinois, Missouri or New York. Accordingly, such a Trust will not be subject to corporate income or franchise taxes imposed by the States of California, Illinois, Missouri and New York. However, if the Trust were deemed to be doing business in Illinois, the Trust could be subject to Illinois personal property replacement income tax. Such taxes could result in reduced distributions to Certificateholders. In addition, Certificateholders not otherwise subject to taxation in Illinois could become subject to Illinois income tax as a result of their ownership of Certificates.

TAX STATUS OF NOTEHOLDERS FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Notes issued by a Trust are classified as debt for federal income tax purposes, Special State Tax Counsel is further of the opinion that such Notes will be classified as debt for purposes of the income tax laws of California, Illinois, Missouri and New York. Accordingly, Special State Tax Counsel is of the opinion that natural persons will not be subject to income tax liability imposed by any of those States with respect to interest and other income derived from the Notes, unless:

    (a) they reside in one of those States (in which case they will be subject to the tax imposed by the state of their residence), or

    (b)  the Notes constitute either

      (i) property employed in a business, trade, profession or occupation carried on in Missouri,

      (ii) property employed in a regular trade or business conducted in Illinois,

      (iii) property which has acquired a business situs in California, or

      (iv) property employed in a business, trade, profession or occupation carried on in New York,

as the case may be.

  THE FEDERAL AND STATE DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan subject to ERISA is considered to be a fiduciary of such plan.

TRUSTS THAT ISSUE NOTES OR CERTIFICATES

  If the assets of a Trust were deemed to constitute plan assets of a Benefit Plan, the Benefit Plan's investment in Notes or Certificates might be deemed to constitute delegation under ERISA of the duty to manage plan assets by the fiduciaries making the decision on behalf of the Benefit Plan to make the investment, and transactions involving the Trust might be deemed as transactions with the Benefit Plan for the purpose of ERISA's fiduciary and prohibited transaction rules. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes or Certificates without regard to the ERISA considerations discussed herein, subject to the provisions of other applicable federal, state, and local law.

  A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

  The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

  The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment sales contracts such as the Receivables. In general, the Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

  Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

(1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

(2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

(3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (each a "Rating Agency");

(4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined in the Exemption);

(5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Transferor pursuant to the transfer of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

(6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

(7) The Trust satisfies the following requirements:

  (a) the corpus of the Trust consists solely of assets of the type which have been included in other investment pools,

  (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of a Rating Agency for at least one year prior to the Benefit Plan's acquisition of the Senior Certificates, and

  (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Senior Certificates.

  Furthermore, if the related Prospectus Supplement provides that the property of the Trust will include a Pre-Funding Account, certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan.

  The Exemption does not provide an exemption from ERISA Sections
406(a)(1)(E), 406(a)(2) or 407 for the purchase or holding of Senior Certificates by fiduciaries investing assets of Benefit Plans sponsored by any member of the Restricted Group or any affiliate of such person.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Transferor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

  Any Benefit Plan fiduciary considering the purchase of Senior Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Senior Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code. Each purchaser that purchases Senior Certificates with the assets of one or more Benefit Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

  In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

  Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Mayer, Brown & Platt, Chicago, Illinois and Bryan Cave LLP, St. Louis, Missouri, and for the Underwriter for such series by Mayer, Brown & Platt. Certain federal income tax matters will be passed upon for each Trust by Mayer, Brown & Platt. Certain state income tax matters will be passed upon for each Trust by Bryan Cave LLP. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

accounts....................................................................  44
accredited investor.........................................................  72
Act.........................................................................  69
Administration Agreement....................................................  52
Administration Fee..........................................................  52
Administrator...............................................................  52
Applicable Trustee..........................................................  37
Base Rate...................................................................  36
Benefit Plan................................................................  71
capital asset...............................................................  68
Cede........................................................................  18
Cedel.......................................................................  38
Cedel Participants..........................................................  38
Certificate Balance.........................................................   6
Certificate Distribution Account............................................  44
Certificate Pool Factor.....................................................  24
Certificateholder...........................................................  37
Certificateholders..........................................................  23
Certificates................................................................   1
chattel paper...............................................................  53
clearing corporation........................................................  50
Closing Date................................................................   7
Code........................................................................  58
Collection Account..........................................................  44
Collection Period...........................................................  45
Commission..................................................................   3
Cooperative.................................................................  38
Cutoff Date.................................................................   7
Dealer Agreements...........................................................  20
Dealers.....................................................................  20
Definitive Certificates.....................................................  39
Definitive Notes............................................................  39
Definitive Securities.......................................................  39
Depositaries................................................................  36
Depositor...................................................................   1
Depository..................................................................  29
Distribution Date...........................................................  35
DFS/Ganis Transfer Agreement................................................  42
DTC.........................................................................  18
DTC's Nominee...............................................................  18
Eligible Deposit Account....................................................  44
Eligible Institution........................................................  45
Eligible Investments........................................................  44
equity interest.............................................................  71
ERISA.......................................................................  10
Euroclear...................................................................  38
Euroclear Operator..........................................................  38
Euroclear Participants......................................................  38
Events of Default...........................................................  31
Exchange Act................................................................   3

Exemption...................................................................  72
FASIT.......................................................................  69
Final Scheduled Maturity Date...............................................   7
Financed Assets.............................................................   7
Financed Recreational Vehicles..............................................   6
Fixed Rate Securities.......................................................  35
Floating Rate Securities....................................................  36
foreign person..............................................................  60
FTC Rule....................................................................  56
Ganis.......................................................................   4
Ganis/Depositor Transfer Agreement..........................................  42
Grantor Trust Certificateholders............................................  65
Grantor Trust Certificates..................................................  65
Holder-in-Due-Course........................................................  56
Indenture...................................................................   4
Indenture Trustee...........................................................   1
Indirect Participants.......................................................  36
Initial Pool Balance........................................................   6
Initial Receivables.........................................................   7
Insolvency Event............................................................  49
Interest Rate...............................................................   5
Investment Earnings.........................................................  44
IRS.........................................................................  58
Issuer......................................................................   4
market discount.............................................................  67
new partnership.............................................................  63
Note Distribution Account...................................................  44
Note Pool Factor............................................................  24
Noteholder..................................................................  37
Noteholders.................................................................  23
Notes.......................................................................   1
Obligors....................................................................  20
OID.........................................................................  59
OID regulations.............................................................  59
old partnership.............................................................  63
Participants................................................................  36
parties in interest.........................................................  71
Pass Through Rate...........................................................   6
Payment Date................................................................  30
Plan Assets Regulation......................................................  71
Pool Balance................................................................  24
Pooling and Servicing Agreement.............................................   4
Portfolio interest..........................................................  60
Pre-Funded Amount...........................................................   7
Pre-Funding Account.........................................................   1
prepayments.................................................................  23
prohibited transaction......................................................  71
Prospectus Supplement.......................................................   1
Purchase Amount.............................................................  43
Rating Agency...............................................................  72
Receivables.................................................................   1
Receivables Pool............................................................  20

Recreational Vehicle Receivables............................................  20
Registration Statement......................................................   3
Related Documents...........................................................  33
Reserve Account.............................................................  47
Restricted Group............................................................  73
Rules.......................................................................  37
Schedule of Receivables.....................................................  42
Section 1286 Treasury Regulations...........................................  66
Securities..................................................................   1
Securities Act..............................................................   3
Securityholder..............................................................  37
Securityholders.............................................................  23
Senior Certificates.........................................................  72
Servicer....................................................................   1
Servicer Advance............................................................   9
Servicer Default............................................................  49
Servicing Fee...............................................................  46
Servicing Fee Rate..........................................................  46
Simple Interest Receivables.................................................  22
Strip Certificates..........................................................   6
Strip Notes.................................................................   5
Subsequent Receivables......................................................   1
Subsequent Transfer Date....................................................  42
Terms and Conditions........................................................  38
Transfer and Servicing Agreement............................................   7
Transferor..................................................................  25
Trust.......................................................................   1
Trust Accounts..............................................................  44
Trust Agreement.............................................................   4
Trustee.....................................................................   1
U.S. Person.................................................................  93
UCC.........................................................................   9

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                               [ALTERNATE PAGE]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor") as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) [523-3000].

Subject to completion, dated [    ], 1998                            Version #2A
                                                         [Recreational Vehicles]

           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED       , 199  )

                                    $(     )
              DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -(   )
                     (   %) ASSET BACKED NOTES, CLASS (   )
                    (    %) ASSET BACKED NOTES, CLASS (    )
                       (    %) ASSET BACKED CERTIFICATES

           DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

               DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

  Distribution Financial Services RV Trust 199 -(  ) (the "Trust") will be
governed pursuant to a Trust Agreement to be dated as of       , 199 , between
Deutsche Recreational Asset Funding Corporation (the "Depositor") and (  ), as
(Owner) Trustee. The Trust will issue $    aggregate principal amount of (   %)
Asset Backed Notes, Class (  ) (the "Class (  ) Notes") and $    aggregate
principal amount of (   %) Asset Backed Notes, Class (  ) (the "Class (  )
Notes" and, together with the Class (  ) Notes, the "Notes") pursuant to an
Indenture to be dated as of     , 199 , between the Trust and , as Indenture
Trustee. (No principal payments will be made in the Class ( ) Notes until the Class ( ) Notes have been paid in full, and to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights of the holders of the Class ( ) Notes, as more fully described herein.)
                                             (Cover continued on following page)

  PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-10] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

  THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ORIGINAL
                                PRINCIPAL PRICE TO   UNDERWRITING PROCEEDS TO THE
                                 AMOUNT   PUBLIC(1)    DISCOUNT   DEPOSITOR(1)(2)
                                --------- ---------  ------------ ---------------
Class (  ) Notes............... $                 %            %             %
Class (  ) Notes...............                   %            %             %
Certificates...................                   %            %             %
  Total........................ $         $            $             $

-----
  (1) Plus accrued interest, if any, from        , 199 .
  (2) Before deducting expenses, estimated to be $          .

  The Notes and the Certificates are offered by [Name of Underwriter] (the "Underwriter") subject to prior sale, when, as and if issued and accepted by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor, in immediately available funds on or about
    , 199 .

                           [NAME OF UNDERWRITER]

     , 199 .

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  The Trust will also issue $       aggregate principal amount of (   %) Asset
Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sale contracts and/or retail installment loans (the "Receivables"), secured by security interests in new or used recreational vehicles (the "Financed Assets" or "Financed Recreational Vehicles"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

  Interest on each class of Notes will be payable on the      day of each
month or, if any such day is not a Business Day, on the next succeeding
Business Day (each, a "Distribution Date"), commencing     , 199 . Principal
of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

  The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes as and to the extent described herein. In addition, no distributions of principal on the Certificates will be made until all the Notes have been paid in full. See "Risk Factors--Subordination of the Certificates to the Notes" herein.

  Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class ( ) Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER......................  Distribution Financial Services RV Trust 199 -
                              (  ) (the "Trust" or the "Issuer"), a
                              (           ) a [business trust] to be governed
                              pursuant to a Trust Agreement dated as of
                                             , 199  (as amended and
                              supplemented from time to time, the "Trust
                              Agreement"), between the Depositor and the Owner Trustee.

TRANSFEROR..................  Ganis Credit Corporation.

DEPOSITOR...................  Deutsche Recreational Asset Funding Corporation
                              (the "Depositor").

SERVICER....................  Deutsche Financial Services Corporation (the
                              "Servicer").

INDENTURE TRUSTEE...........          , as trustee under the Indenture (the
                              "Indenture Trustee").

OWNER TRUSTEE...............          , as trustee under the Trust Agreement
                              (the "Owner Trustee").

CLOSING DATE................  On or about       , 199 .

CUTOFF DATE.................         , 199 .

THE NOTES...................  The Trust will issue Asset Backed Notes pursuant
                              to an Indenture to be dated as of     , 199 (as
                              amended and supplemented from time to time, the "Indenture"), between the Trust and the Indenture Trustee, as follows: (i) ( %) Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the
                              aggregate initial principal amount of $   ; and
                              (ii) ( %) Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the aggregate initial
                              principal amount of $   . The Class (  ) Notes
                              and the Class ( ) Notes are collectively referred to herein as the "Notes".

                              The Notes will be secured by the assets of the Trust pursuant to the Indenture.

THE CERTIFICATES............  The Trust will issue (  %) Asset Backed
                              Certificates (the "Certificates" and, together with the Notes, the "Securities") with an
                              aggregate initial Certificate Balance of $   .
                              The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

THE RECEIVABLES.............  The Receivables will have an aggregate principal
                              balance of approximately $     (the "Initial Pool
                              Balance") as
                              of the Cutoff Date. The Receivables will consist of retail installment sale contracts and/or retail installment loans between Obligors and Dealers, between Originators and Dealers and/or between the Transferor and Obligors, secured by new or used recreational vehicles (the "Financed Assets" or "Financed Recreational Vehicles"). The Receivables were originated by the Transferor [and/or] were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the Receivables
                              was approximately   %, the weighted average
                              remaining maturity of the Receivables was
                              approximately        months, and the weighted
                              average original maturity of the Receivables was
                              approximately        months. No Receivable has a
                              scheduled maturity later than      , 20   (the
                              "Final Scheduled Maturity Date"). See "The
                              Receivables Pool" herein.

                              The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

TERMS OF THE NOTES

 A. DISTRIBUTION DATES.....   Payments of interest and principal on the Notes
                              will be made on the        day of each month or,
                              if any such day is not a Business Day, on the
                              next succeeding Business Day (each, a
                              "Distribution Date"), commencing    , 199 . Each
                              reference to a "Payment Date" in the Prospectus
                              shall refer to a Distribution Date herein.
                              Payments will be made to holders of record of the
                              Notes (the "Noteholders") as of the day
                              immediately preceding such Distribution Date or,
                              if Definitive Notes are issued, as of the [  ]
                              day of the preceding month (a "Record Date"). A
                              "Business Day" is a day other than a Saturday, a
                              Sunday or a day on which banking institutions or
                              trust companies in the States of (         ) are
                              authorized by law, regulation or executive order to be closed.

 B. INTEREST RATES.........   The Class (  ) Notes will bear interest at a per
                              annum rate of   % (the "Class (  ) Rate") and the
                              Class (  ) Notes will bear interest at a per
                              annum rate of    % (the "Class (  ) Rate").

                              The interest rates for the various classes of Notes are referred to herein collectively as "Interest Rates" and for each class of Notes as the "Interest Rate" for such class.

 C.INTEREST................   Interest on the outstanding principal amount of
                              the Notes will accrue at the applicable Interest
                              Rate from the Closing Date (in the case of the
                              first Distribution Date) or from the    day of
                              the month preceding the month of a Distribution
                              Date to and including the    day of the month of
                              such Distribution Date (each an "Interest Accrual
                              Period"). Interest on the Notes will be
                              calculated on the basis of a 360-day year consisting of twelve 30-day months. See
                              "Description of the Notes--Payments of Interest" herein.

 D.PRINCIPAL...............   Principal of the Notes will be payable on each
                              Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Collection Period") preceding such Distribution Date (or in the case of the first Distribution Date, the period from and including the Cutoff Date to and including
                                  , 199 ) to the extent of funds available
                              therefor. The "Noteholders' Principal
                              Distributable Amount" will equal the sum of (i) the Regular Principal Distribution Amount plus
                              (ii) the Accelerated Principal Distribution
                              Amount. The "Regular Principal Distribution
                              Amount" with respect to any Distribution Date will equal the amount of principal paid [or, in certain circumstances, scheduled to be paid] with respect to the Receivables plus, in certain circumstances, the principal balance of
                              [defaulted] Receivables, as calculated by the Servicer as described under "Description of the Transfer and Servicing Agreements--Distributions" herein. The "Accelerated Principal Distribution
                              Amount" with respect to a Distribution Date will equal the portion, if any, of the Total
                              Distribution Amount for the related Collection
                              Period that remains after payment of (a) the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior
                              Distribution Dates), (b) the interest due on the Notes, (c) the Regular Principal Distribution
                              Amount, (d) the interest due on the Certificates, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date.

                              On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Payments to Securityholders will be made on each Distribution Date in accordance with such determination. The Servicing Fee in respect of a Collection

                              Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period.

                              No principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

                              The outstanding principal amount of the Class
                              (  ) Notes, to the extent not previously paid,
                              will be payable on the    (199 )(20  )
                              Distribution Date (the "Class (  ) Final
                              Scheduled Distribution Date"); and the
                              outstanding principal amount of the Class ( ) Notes, to the extent not previously paid, will be
                              payable on the    (199 )(20  ) Distribution Date
                              (the "Class (  ) Final Scheduled Distribution
                              Date").

 E.OPTIONAL REDEMPTION.....   The Notes will be redeemed in whole, but not in
                              part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all of the Receivables on any Distribution Date on or after the Distribution
                              Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of the Class ( ) Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional
                              Redemption" herein.

TERMS OF THE CERTIFICATES

 A.DISTRIBUTION DATES......   Distributions with respect to the Certificates
                              will be made on each Distribution Date,
                              commencing     , 199 . Distributions will be made
                              to holders of record of the Certificates (the
                              "Certificateholders" and, together with the
                              Noteholders, the "Securityholders") as of the related Record Date (which will be the [ ] day of the preceding month if Definitive Certificates are issued).

 B. PASS THROUGH RATE......   (  )% per annum (the "Pass Through Rate").

 C.INTEREST................   On each Distribution Date, the Owner Trustee will
                              distribute pro rata to Certificateholders 30 days of accrued interest at the Pass Through Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Total Distribution Amount and the Reserve
                              Account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution
                              Date will accrue from the Closing Date (in the case of the first Distribution Date) or from the [ ] day of the month preceding the month of the Distribution Date to and including the [ ] day of the month of such Distribution Date.

 D.PRINCIPAL...............   No distributions of principal on the Certificates
                              will be made until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Class ( ) Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders'
                              Principal Distributable Amount for the Collection
                              Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee, payments of interest and principal, if any, due in respect of the Notes and the distribution of interest in respect of the Certificates. The
                              "Certificateholders' Principal Distributable
                              Amount" will be the Regular Principal
                              Distribution Amount (less, on the Distribution
                              Date on which the Notes are paid in full, the portion thereof payable on the Notes), and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements--Distributions" herein.

 E.OPTIONAL PREPAYMENT.....   If the Servicer exercises its option to purchase
                              the Receivables, the terms of which option are summarized under "Terms of the Notes--E. Optional
                              Redemption" above, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate.
                              See "Description of the Certificates--Optional
                              Prepayment" herein.

RESERVE ACCOUNT.............  (DESCRIBE RESERVE ACCOUNT FORMULA)

COLLECTION ACCOUNT;
 PRIORITY OF PAYMENTS.......
                              Except under certain conditions described herein or as otherwise acceptable to each Rating Agency, the Servicer will be required to remit collections received with respect to the Receivables within [ ] Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). At the beginning of each Collection Period the Indenture Trustee will apply collections in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. Pursuant to the Transfer and Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee, together with any unpaid Servicing Fees from prior Distribution Dates (if for any reason such amount was not paid at the beginning of the Collection Period as described above), to the Servicer, (ii) the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount into the Note Distribution Account, (iii) the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable
                              Amount into the Certificate Distribution Account and (iv) the remaining balance, if any, to the Reserve Account.

TAX STATUS..................  In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and state income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income and state tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS........  Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. Except as provided herein under "ERISA Considerations," the Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

RATING OF THE NOTES.........  It is a condition to the issuance of the Notes that they be rated " " by at least one Rating Agency. The rating of the Notes by a Rating Agency reflects such Rating

                              Agency's assessment of the likelihood that the Noteholders will receive payments and interest, however, the rating on the Notes does not address the timing of distributions of principal of the Notes prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

RATING OF THE CERTIFICATES..  It is a condition to the issuance of the
                              Certificates that they be rated at least in the
                              "   " category or its equivalent by at least one
                              Rating Agency. The rating of the Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the Certificateholders will receive payments of principal and interest, however, the rating on the Certificates does not address the timing of the distributions of principal in respect of the Certificates prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

                              The Securities will be a new issue of securities
ABSENCE OF MARKET......       with no established trading market. The Issuer
                              does not expect to apply for listing of the Securities on any national securities exchange or quote the Securities in the automated quotation system of a registered securities association.
                              The underwriter(s) expects to make a secondary market in the Securities, but has no obligation to do so. [See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

  RISK THAT SECURITYHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (                  )
at the Cutoff Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Securityholders, which could result in delays and reductions in payments to Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the [Notes] [Certificates]", [each] class of [Notes] [Certificates] has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve

Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE SECURITIES AND FIXED RATE RECEIVABLES. The Securities bear interest at floating rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Securities exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE SECURITIES AND FLOATING RATE RECEIVABLES. The Securities bear interest at fixed rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distribution of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Securities, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest
rate on the [Receivables] [Securities] exceeds [        ]. [Describe any
material limitations in swap/cap agreement.] [Name of counterparty] currently
is rated [        ] by [        ]. No assurance can be given that [name of
counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty] becomes bankrupt or insolvent, delays and reductions in payments to Securityholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment
rating category, and that the Certificates be rated at least in the "      "
category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Issuer, Distribution Financial Services RV Trust 199 -(  ), is a
[business] trust formed under the laws of the State of (        ) pursuant to
the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to the Certificate Balance of $ , excluding amounts deposited in the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes, may be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Subordination; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust's principal offices are in       ,        , in care of (      ),
as Owner Trustee, at the address listed below under "--The Owner Trustee".

                          CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

   Class (  ) Notes......................................................
   Class (  ) Notes......................................................
   Certificates..........................................................
                                                                          ------
     Total............................................................... $
                                                                          ======

                               THE OWNER TRUSTEE

                   is the Owner Trustee under the Trust Agreement.          is
a          (state) banking corporation and its principal offices are located
at       ,     ,     . The Depositor and its affiliates may maintain normal
commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables transferred to the Trust on the Closing Date. The Receivables (will be)(have been) acquired by the Depositor from the Transferor. The Transferor originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business. The Receivables were selected from the Transferor's portfolio for transfer to the Depositor, and were selected from the Depositor's portfolio for inclusion in the Receivables Pool, by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff
Date, each Receivable (i) had an outstanding gross balance of at least $    ,
[(ii) had not more than     remaining scheduled payments, (iii) had not more
than     original scheduled payments, and (iv) had a [fixed] APR of not less
than    % per annum.] As of the Cutoff Date, no Obligor on any Receivable was
noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

  A minimum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

              DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -(  )

                      COMPOSITION OF THE RECEIVABLES POOL

 WEIGHTED                               WEIGHTED
AVERAGE APR   AGGREGATE                 AVERAGE      WEIGHTED      AVERAGE
    OF        PRINCIPAL    NUMBER OF   REMAINING      AVERAGE     PRINCIPAL
RECEIVABLES    BALANCE    RECEIVABLES     TERM     ORIGINAL TERM   BALANCE
-----------  ------------ ----------- ------------ ------------- ------------
       %     $                              months       months  $

              DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -(  )

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                      PERCENT OF
                                                            AGGREGATE AGGREGATE
                                                 NUMBER OF  PRINCIPAL PRINCIPAL
APR RANGE                                       RECEIVABLES  BALANCE  BALANCE(1)
---------                                       ----------- --------- ----------
 0.00%-- 5.00%.................................             $                %
 5.01%-- 6.00%.................................
 6.01%-- 7.00%.................................
 7.01%-- 8.00%.................................
 8.01%-- 9.00%.................................
 9.01%--10.00%.................................
10.01%--11.00%.................................
11.01%--12.00%.................................
12.01%--13.00%.................................
13.01%--14.00%.................................
14.01%--15.00%.................................
15.01%--16.00%.................................
16.01%--17.00%.................................
17.01%--18.00%.................................
Greater than 18.00%............................

--------
(1) Percentages may not add to 100.0% because of rounding.

              DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -(  )

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

              PERCENTAGE
              AGGREGATE
              PRINCIPAL
   STATE(2)   BALANCE(1)
   --------   ----------
               -------
                     %
               =======

--------
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately   % of the aggregate principal balance of the Receivables,
constituting   % of the number of the Receivables, represent used vehicles.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning the experience of the Transferor pertaining to retail new and used recreational vehicle receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                                      AT DECEMBER 31,                           AT JUNE 30,
                          --------------------------------------- ---------------------------------------
                                  1997                1996                1998                1997
                          -------------------- ------------------ -------------------- ------------------
                          NUMBER OF            NUMBER OF          NUMBER OF            NUMBER OF
                          CONTRACTS   AMOUNT   CONTRACTS  AMOUNT  CONTRACTS   AMOUNT   CONTRACTS  AMOUNT
                          --------- ---------- --------- -------- --------- ---------- --------- --------
                                                      (DOLLARS IN THOUSANDS)
Portfolio...............   29,925   $1,052,856  25,116   $790,647  34,031   $1,263,808  25,638   $866,459
Period of Delinquency
 30-59 Days.............      198        5,420     123      3,898     136        3,765     128      4,019
 60-89 Days.............       53        1,370      37      1,203      34        1,181      29        914
 90 Days or More........       92        2,700      54      1,392      44          981      74      2,225
Total Delinquencies.....      343   $    9,490     214   $  6,493     216   $    5,937     231   $  7,159
Total Delinquencies as a
 percent of the
 Portfolio..............    1.15%        0.90%   0.85%      0.82%   0.63%        0.47%   0.90%      0.81%

                                                               AT DECEMBER 31,
                                                                     1995
                                                              ------------------
                                                              NUMBER OF
                                                              CONTRACTS  AMOUNT
                                                              --------- --------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Portfolio....................................................  18,312   $559,123
Period of Delinquency
 30-59 Days..................................................      82      2,344
 60-89 Days..................................................      17        506
 90 Days or More.............................................      18        544
Total Delinquencies..........................................     117   $  3,394
Total Delinquencies as a percent of the Portfolio............   0.64%      0.61%

--------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                           CREDIT LOSS EXPERIENCE(1)
                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                                  SIX MONTHS ENDED
                                      JUNE 30,        YEAR ENDED DECEMBER 31,
                                 ------------------- --------------------------
                                    1998      1997     1997     1996     1995
                                 ---------- -------- -------- -------- --------
                                             (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period.............. $1,158,332 $838,553 $921,752 $674,885 $279,562
Average Number of Contracts
 Outstanding During the Period..     31,978   25,377   27,521   21,714    9,156
Net Losses...................... $    3,555 $  1,884 $  3,082 $  2,114 $    491
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3)..............      0.31%    0.22%    0.33%    0.31%    0.16%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.
(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.
(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Notes and Certificates, (iii) make payments on the Notes and the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary sources of capital are expected to be the net proceeds from the sale of the Certificates and the Notes. The Trust will initially be
capitalized with equity equal to the Certificate Balance of $[         ],
excluding amounts deposited in the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The principal operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to pay interest and principal on the Notes and to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used recreational vehicle receivables, including those previously sold which the Servicer continues to service, refer to "The Receivables Pool-- Delinquencies and Net Losses." Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to recreational vehicle loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  Total recreational vehicle receivables at June 30, 1998 of $1.26 billion reflect substantially all recreational vehicle receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 216 contracts totaling $5.94 million were 30 or more days delinquent, representing 0.47% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.81% and 0.90%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $3.08 million in 1997 or 0.33% of average portfolio outstandings. As a percentage of the portfolio, losses were virtually unchanged from 1996 levels of 0.31%. Losses for the six-month period ended June 30, 1998 were $3.56 million or 0.31% of average portfolio receivables (not annualized), an increase from 0.22% (not annualized) in the prior year's six-month period related primarily to receivables sold to BankBoston which are impacted by its charge-off policies. While there can be no assurance of future portfolio delinquency or loss experience, management of the Transferor and Servicer are not aware of any trends in the recreational vehicle industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class
( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes--Payments of Principal" and "Description of the Certificates--Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.


                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.
       , a         , will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

  The Notes will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities--[Fixed] [Floating] Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing , 199 . Interest on the outstanding principal amount of the Notes will accrue at the applicable Interest Rate from the
Closing Date (in the case of the first Distribution Date) or from the     day
of the month preceding the month of a Distribution Date to and including the [ ] day of the month of the Distribution Date (each an "Interest Accrual Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

  Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

  Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period plus the principal balances of [defaulted] Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Subordination; Reserve Account" herein.

  On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

  On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero; and (ii) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date; and the principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

  The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price"). See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST

  On each Distribution Date, commencing       , (199 )(20  ) , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities--[Fixed] [Floating] Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case
of the first Distribution Date) or from the     day of the month preceding the
month of the Distribution Date to and including the     day of the month of
such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

  Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

OPTIONAL PREPAYMENT

  If the Servicer exercises its option to purchase the Receivables, the terms of which option are described under "Description of the Notes--Optional Redemption" herein, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Transfer and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Transfer and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal [received in the Collection Period in which the Receivable became a Liquidated Receivable].

  The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer; (iv) the Purchase Amount of each Receivable that was purchased by the Depositor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

    (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts are not paid at the beginning of the related Collection Period;

    (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

    (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

    (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

    (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

    (vi) the remaining balance, if any, to the Reserve Account.

  For purposes hereof, the following terms shall have the following meanings:

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that
(i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and
(ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Distribution Date and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on the Final Scheduled Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

  "Certificate Balance" equals, initially, $     and, thereafter, equals the
initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

  On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

    (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

    (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

      (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero; and

      (b) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero.

  On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

SUBORDINATION; RESERVE ACCOUNT

  The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Transfer and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor
on the Closing Date of cash or Eligible Investments in the amount of $    .

(DESCRIBE RESERVE ACCOUNT FORMULA)

  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

  "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

  "Certificate Interest Reserve Amount" means the lesser of (i) $    less the
amount of any application of the Certificate Interest Reserve Amount to pay
interest on the Certificates on any prior Distribution Date and (ii)    % of
the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction
by any Rating Agency to less than "     " or its equivalent, or withdrawal by
any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

  If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

  After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

  The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Mayer, Brown & Platt, counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the Class ( ) Notes, will not be issued with original issue discount ("OID"). For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special state tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown & Platt, counsel to the Trust with respect to certain federal income tax matters, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for California, Illinois, Missouri and New York income tax purposes. For additional information regarding the State and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an employee benefit plan or an individual retirement account (each a "Benefit Plan") subject to ERISA or Section 4975 of the Code. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the Trust would be treated as assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming that the Notes would be treated as debt under applicable local law, the Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the Servicer, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to purchase a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred by its acceptance and holding of any Notes or an interest therein, will be deemed to represent and warrant that its acquisition and continued holding of the Notes will not, throughout the term of the holding, result in a non-exempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

  No sale, pledge or transfer of a Certificate or any interest therein may be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless the purchase and holding of such Certificate is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions have been satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
   % per Class (  ) Note and    % per Class (  ) Note. The Underwriter may
allow and such dealers may reallow a concession not in excess of    % per
Class (  ) Note and    % per Class (  ) Note to certain other dealers. After
the initial public offering of the Notes, the public offering price and such concessions may be changed.

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to certain dealers at such price less the initial concession not in excess of
   % per Certificate. The Underwriter may allow and such dealers may reallow a
concession not in excess of    % per Certificate to certain other dealers.
After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

  Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  [If the Underwriter is an affiliate of Deutsche Bank AG, insert the following paragraph:], the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of [Name of Underwriter] are the sole responsibility of [Name of Underwriter] and do not create any obligation on the part of any affiliate of [Name of Underwriter].

                                LEGAL OPINIONS

  Certain legal matters relating to the Notes and the Certificates, and certain federal income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.) Certain state income tax matters relating to the Notes and Certificates will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

APR....................................................................      S-4
Available Amount.......................................................     S-27
Business Day...........................................................      S-5
Cede...................................................................      S-3
Certificate Balance....................................................     S-25
Certificate Interest Reserve Amount....................................     S-27
Certificateholders.....................................................      S-7
Certificateholders' Distributable Amount...............................     S-24
Certificateholders' Interest Carryover Shortfall.......................     S-25
Certificateholders' Interest Distributable Amount......................     S-25
Certificateholders' Monthly Interest Distributable Amount..............     S-25
Certificateholders' Monthly Principal Distributable Amount.............     S-25
Certificateholders' Principal Carryover Shortfall......................     S-25
Certificateholders' Principal Distributable Amount.....................     S-25
Certificates...........................................................      S-4
Class (  ) Final Scheduled Distribution Date...........................      S-7
Class (  ) Notes.......................................................      S-1
Closing Date...........................................................      S-4
Code...................................................................      S-9
Collection Account.....................................................      S-8
Collection Period......................................................      S-6
Commission.............................................................      S-3
Depositor..............................................................      S-4
Determination Date.....................................................      S-6
Distribution Date......................................................      S-2
DTC....................................................................      S-3
ERISA..................................................................      S-9
Exchange Act...........................................................      S-3
Final Scheduled Distribution Date......................................     S-25
Final Scheduled Maturity Date..........................................      S-5
Financed Assets........................................................      S-2
Financed Recreational Vehicles.........................................      S-2
Indenture Trustee......................................................      S-4
Indenture..............................................................      S-4
Initial Pool Balance...................................................      S-4
Interest Accrual Period................................................      S-6
Interest Distribution Amount...........................................     S-22
Interest Rates.........................................................      S-6
Issuer.................................................................      S-4
Liquidated Receivables.................................................     S-22
Liquidation Proceeds...................................................     S-22
Noteholders............................................................      S-5
Noteholders' Distributable Amount......................................     S-24
Noteholders' Interest Carryover Shortfall..............................     S-24
Noteholders' Interest Distributable Amount.............................     S-24
Noteholders' Monthly Interest Distributable Amount.....................     S-24
Noteholders' Monthly Principal Distributable Amount....................     S-24
Noteholders' Principal Carryover Shortfall.............................     S-24
Noteholders' Principal Distributable Amount............................     S-24
Notes..................................................................      S-1

OID....................................................................     S-27
Owner Trustee..........................................................      S-4
Pass Through Rate......................................................      S-7
Payment Date...........................................................      S-5
Pool Balance...........................................................      S-5
Prospectus.............................................................      S-3
Rating Agency..........................................................     S-12
Realized Losses........................................................     S-22
Receivables Pool.......................................................     S-11
Receivables............................................................      S-2
Record Date............................................................      S-5
Redemption Price.......................................................     S-20
Regular Principal Distribution Amount..................................     S-19
Securities.............................................................      S-2
Securityholders........................................................      S-7
Servicer...............................................................      S-4
Tax Counsel............................................................      S-9
Total Distribution Amount..............................................     S-22
Transfer and Servicing Agreements......................................     S-22
Trust Agreement........................................................      S-4
Trust..................................................................      S-4
Underwriter............................................................      S-1
Underwriting Agreement.................................................     S-29

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                     (BACK COVER OF PROSPECTUS SUPPLEMENT)

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER(S). THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
REPORTS TO SECURITYHOLDERS.................................................  S-3
SUMMARY OF TERMS...........................................................  S-4
RISK FACTORS............................................................... S-11
THE TRUST.................................................................. S-13
CAPITALIZATION OF THE TRUST................................................ S-13
THE OWNER TRUSTEE.......................................................... S-13
THE RECEIVABLES POOL....................................................... S-14
DELINQUENCIES AND NET LOSSES............................................... S-15
THE TRANSFEROR............................................................. S-18
THE SERVICER............................................................... S-18
WEIGHTED AVERAGE LIFE OF THE SECURITIES.................................... S-18
DESCRIPTION OF THE NOTES................................................... S-18
DESCRIPTION OF THE CERTIFICATES............................................ S-21
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS....................... S-22
FEDERAL INCOME TAX CONSEQUENCES............................................ S-27
ERISA CONSIDERATIONS....................................................... S-28
UNDERWRITING............................................................... S-29
LEGAL OPINIONS............................................................. S-30
INDEX OF TERMS............................................................. S-31
                                PROSPECTUS
AVAILABLE INFORMATION......................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    3
SUMMARY OF TERMS...........................................................    4
RISK FACTORS...............................................................   11
THE TRUSTS.................................................................   20
THE RECEIVABLES POOLS......................................................   22
WEIGHTED AVERAGE LIFE OF THE CERTIFICATES..................................   23
POOL FACTORS AND TRADING INFORMATION.......................................   24
USE OF PROCEEDS............................................................   24
THE DEPOSITOR..............................................................   25
DESCRIPTION OF THE NOTES...................................................   29
DESCRIPTION OF THE CERTIFICATES............................................   34
CERTAIN INFORMATION REGARDING THE SECURITIES...............................   35
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................   42
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................   53
FEDERAL INCOME TAX CONSEQUENCES............................................   58
ERISA CONSIDERATIONS.......................................................   71
PLAN OF DISTRIBUTION.......................................................   74
LEGAL OPINIONS.............................................................   74
INDEX OF TERMS.............................................................   75

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  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OB-LIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $(       )

                   DISTRIBUTION FINANCIAL SERVICES RV TRUST
                                    199 -( )
                                  $
                                    [  ] %
                         ASSET BACKED NOTES, CLASS ( )
                                  $
                                    [  ] %
                         ASSET BACKED NOTES, CLASS ( )
                                  $
                                    [  ] %
                           ASSET BACKED CERTIFICATES
               DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION,
                                   DEPOSITOR

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                          [NAME OF UNDERWRITER]

                                ---------------

                                       , 199


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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED           , 1998

                                                                     VERSION #2B
                                                         [RECREATIONAL VEHICLES]

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED           , 199  )

                                 $(           )

                DISTRIBUTION FINANCIAL SERVICES RV TRUST 199-( )
                   (    %) ASSET BACKED CERTIFICATES, CLASS A
                   (    %) ASSET BACKED CERTIFICATES, CLASS B
DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

               DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

                                  -----------

The Asset Backed Certificates, Series 199 - (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an
undivided ownership interest of approximately    % in a trust (the" Trust") to
be formed pursuant to a Pooling and Servicing Agreement to be entered into among Deutsche Recreational Asset Funding Corporation, as Depositor (the "Depositor"), Deutsche Financial Services Corporation, as Servicer (the
"Servicer"), and                      , as Trustee (the "Trustee"). The Class B
Certificates will evidence in the aggregate an undivided ownership interest of
approximately    % in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of retail installment sale contracts [and/or] retail installment loans (the "Receivables") secured by new or used recreational vehicles (the "Financed Assets" or "Financed Recreational Vehicles"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts.

Principal, and interest to the extent of the Pass Through Rate of    % per
annum, will be distributed on the   th day of each month (or the next following
business day) beginning         , 199  (the "Distribution Date"). The Final
Scheduled Distribution Date on the Certificates will be           .
                                             (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-9] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ORIGINAL
                             PRINCIPAL PRICE TO   UNDERWRITING PROCEEDS TO THE
                             AMOUNT    PUBLIC (1) DISCOUNT     DEPOSITOR (1) (2)
Class A Certificates........ $             %          %            %
Class B Certificates........ $             %          %            %
Total....................... $         $          $            $

(1) Plus accrued interest, if any, from       , 199 .
(2) Before deducting expenses, estimated to be $        .

  The Certificates are offered by [Name of Underwriter] (the "Underwriter") subject to prior sale and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that when, as and if issued and accepted by the Underwriter the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor in immediately
available funds on or about           , 199 .

                           [NAME OF UNDERWRITER]

          , 199 .

(Continued from previous page)

  The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................ Distribution Financial Services RV Trust 199 -
                               ( ) (the "Trust" or the "Issuer"), to be formed pursuant to a Pooling and Servicing Agreement
                               to be dated as of           , 199  among the
                               Depositor, the Servicer and the Trustee (the
                               "Pooling and Servicing Agreement")

Transferor.................... Ganis Credit Corporation.

Depositor..................... Deutsche Recreational Asset Funding Corporation
                               (the "Depositor").

Servicer...................... Deutsche Financial Services Corporation (the
                               "Servicer").

Trustee.......................                      , as trustee under the
                               Pooling and Servicing Agreement (the
                               "Trustee").

Closing Date.................. On or about        , 199 .

Cutoff Date...................            , 199 .

The Certificates.............. The Certificates will consist of two classes,
                               entitled    % Asset Backed Certificates, Class
                               A (the "Class A Certificates") and    % Asset
                               Backed Certificates, Class B (the "Class B
                               Certificates"). Each Certificate will represent a fractional undivided ownership interest in the Trust.

                               The Class A Certificates will evidence in the aggregate an undivided ownership interest (the
                               "Class A Percentage") of approximately    % of
                               the Trust (initially representing $          )
                               and the Class B Certificates will evidence in the aggregate an undivided ownership interest
                               (the "Class B Percentage") of approximately
                                  % of the Trust (initially representing
                               $          ). The Class B Certificates are
                               subordinated to the Class A Certificates, to the extent described herein.

The Receivables............... The Receivables will have an aggregate principal balance of approximately $
                               (the "Initial Pool Balance") as of           ,
                               199 (the "Cutoff Date"). The Receivables will consist of retail installment sale contracts and/or installment loans between the Transferor and Obligors, between Originators and Obligors, or between Obligors and Dealers, secured by new or used recreational vehicles (the "Financed

                               Assets" or "Financed Recreational Vehicles"). The Receivables were originated by the Transferor or were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the Receivables was approximately
                                   %, the weighted average remaining maturity
                               of the Receivables was approximately
                               months, and the weighted average original
                               maturity of the Receivables was approximately
                                   months. No Receivable has a scheduled
                               maturity later than            , 20   (the
                               "Final Scheduled Maturity Date"). See "The
                               Receivables Pool" herein.

                               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Distribution Dates............ Distributions with respect to the Certificates
                               will be made on the     day of each month or,
                               if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date") commencing           ,
                               199 . The Servicer shall determine the amount to be distributed on the Distribution Date on or before the Business Day preceding such Distribution Date (the "Determination Date"). Distributions will be made to holders of the Certificates (the "Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive
                               Certificates are issued, as of the      day of
                               the preceding month (a "Record Date").

Class A Pass Through Rate.....    % per annum.

Class B Pass Through Rate.....    % per annum.

Interest...................... On each Distribution Date, the Trustee will distribute to the Class A Certificateholders 30 days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on the related Distribution Date) generally to the extent of funds available from
                               (i) the Class A Percentage of the Interest
                               Distribution Amount; (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution

                               Amount. The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool Balance as of the Cutoff Date and thereafter shall equal the initial Class A Certificate Balance, reduced by all principal distributions on the Class A Certificates. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Class A Principal............. On each Distribution Date, the Trustee will distribute to Class A Certificateholders an amount equal to the Class A Percentage of the Principal Distribution Amount for the Collection Period preceding such Distribution Date to the extent of funds available therefor. The "Principal Distribution Amount" is the amount of principal paid or, in certain circumstances, the principal balance of defaulted Receivables, as calculated by the Servicer as described under "Description of the Certificates--Distributions." The Class A Percentage of the Principal Distribution Amount will be passed through on each Distribution Date to the Class A Certificateholders to the extent of funds available from (i) the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses), (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution Amount. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

Class B Interest.............. On each Distribution Date, the Trustee will distribute to the Class B Certificateholders 30 days of interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to the extent of funds available, after giving effect to the prior rights of the Class A Certificateholders to receive the distribution of principal and interest due them as described above, from (i) the Class B Percentage of the Interest Distribution Amount and (ii) the Reserve Account. The "Class B Certificate
                               Balance" will equal, initially, $        and,
                               thereafter, will equal the initial Class B
                               Certificate Balance reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

Class B Principal............. On each Distribution Date, the Trustee will distribute the Class B Percentage of the Principal Distribution Amount to the Class B Certificateholders to the extent of funds available (after giving effect to the distribution of the interest and principal due to the Class A Certificateholders and the interest due to the Class B Certificateholders) from (i) the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) and (ii) the Reserve Account.

Optional Prepayment........... The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution the Certificates will be retired.

Reserve Account............... On the Closing Date, the Depositor will deposit in the Reserve Account cash or Eligible
                               Investments having a value of at least
                               $       .

                               Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution
                               Date) in excess of the Specified Reserve
                               Account Balance for such Distribution Date will be released to the Depositor.

                               The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to (state formula). The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the Total Distribution Amount remaining after the payment of the Servicing Fee and any prior unpaid Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account Balance. Amounts in the

                               Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date generally will be released to the Depositor and will no longer be available to the Certificateholders. The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account............ Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Pooling and Servicing Agreement, the Servicer will have the revocable power to instruct the Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated):

                                   (i) the Servicing Fee for the prior
                                   Collection Period and any overdue Servicing
                                   Fees to the Servicer,

                                   (ii) the Class A Distributable Amount to the
                                   Class A Certificateholders,

                                   (iii) the Class B Distributable Amount to the Class B Certificateholders, and

                                   (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.................... In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                               The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended

                               ("ERISA"), or Section 4975 of the Internal
                               Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Class A         It is a condition to the issuance of the Class
Certificates.................. A Certificates that they be rated "  " by at least one Rating Agency. The rating of the Class A Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class A
                               Certificates will receive payments of principal and interest, however, the rating on the Class
                               A Certificates does not address the timing of distributions of principal in respect of the Class A Certificates prior to the Final
                               Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

Ratings of the Class B         It is a condition to the issuance of the Class
Certificates.................. B Certificates that they be rated at least in the " " category or its equivalent by at least one Rating Agency. The rating of the Class B
                               Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class B Certificates will receive payments of principal and interest, however, the rating on the Class B
                               Certificates does not address the timing of distributions of principal in respect of the Certificates prior to the Final Scheduled
                               Distribution Date. A rating is not a
                               recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Such rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

Absence of Market............. The Certificates will be a new issue of securities with no established trading market. The Issuer does not expect to apply for listing of the Certificates on any national securities exchange or quote the Certificates in the automated quotation system of a registered securities association. The underwriter(s) expects to make a secondary market in the Certificates, but has no obligation to do so. [See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

  RISK THAT CERTIFICATEHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (     ) at the Cutoff
Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Certificateholders, which could result in delays and reductions in payments to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the Certificates", each class of Certificates has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.]

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE CERTIFICATES AND FIXED RATE RECEIVABLES. The Certificates bear interest at floating rates as described under "Description of the Certificates-- Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Certificates exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE CERTIFICATES AND FLOATING RATE RECEIVABLES. The Certificates bear interest at fixed rates as described under "Description of the Certificates-- Distributions of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Certificate, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest
rate on the [Receivables] [Certificates] exceeds [   ]. [Describe any material
limitations in swap/cap agreement.] [Name of counterparty] currently is rated
[   ] by [   ]. No assurance can be given that [name of counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty], becomes bankrupt or insolvent, delays and reductions in payments to Certificateholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Depositor will establish the Trust by transferring the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the transfer of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such transfers, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the Financed Assets securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates--Distributions"and "--Subordination of the Class B Certificates; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described in the Prospectus under "Description of the Transfer and Servicing Agreements-- Accounts"; (ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be;
(iv) the Depositor's rights in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Assets with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables acquired by the Trust on the Closing Date. The Receivables (will
be) (have been) acquired by the Depositor from the Transferor, which originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of at
least $   , [(ii) had not more than     remaining scheduled payments, (iii)
had not more than     original scheduled payments, and (iv) had a [fixed] APR
of not less than   % per annum.] As of the Cutoff Date, no Obligor on any
Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

  A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

               DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -( )

                      COMPOSITION OF THE RECEIVABLES POOL

 WEIGHTED                                  WEIGHTED       WEIGHTED
  AVERAGE     AGGREGATE                    AVERAGE        AVERAGE       AVERAGE
  APR OF      PRINCIPAL     NUMBER OF     REMAINING       ORIGINAL     PRINCIPAL
RECEIVABLES    BALANCE     RECEIVABLES       TERM           TERM        BALANCE
-----------   ----------   -----------   ------------   ------------   ---------
       %      $                                months         months   $

               DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -( )

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                      PERCENT OF
                                                                      AGGREGATE
                                         NUMBER OF      AGGREGATE     PRINCIPAL
APR RANGE                               RECEIVABLES PRINCIPAL BALANCE BALANCE(1)
---------                               ----------- ----------------- ----------
 0.00%-5.00%...........................                 $                    %
 5.01%-6.00%...........................
 6.01%-7.00%...........................
 7.01%-8.00%...........................
 8.01%-9.00%...........................
 9.01%-10.00%..........................
10.01%-11.00%..........................
11.01%-12.00%..........................
12.01%-13.00%..........................
13.01%-14.00%..........................
14.01%-15.00%..........................
15.01%-16.00%..........................
16.01%-17.00%..........................
17.01%-18.00%..........................
Greater than 18.00%....................
                                          -------       --------

--------
(1) Percentages may not add to 100.0% because of rounding.

               DISTRIBUTION FINANCIAL SERVICES RV TRUST 199 -( )

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                                                            PERCENT OF AGGREGATE
STATE(2)                                                    PRINCIPAL BALANCE(1)
--------                                                    --------------------
 ...........................................................             %
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
                                                                    ----
                                                                        %

--------
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately     % of the aggregate principal balance of the Receivables,
constituting     % of the number of the Receivables, represent used vehicles.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning retail new and used recreational vehicle receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                                      AT DECEMBER 31,                             AT JUNE 30,
                          ----------------------------------------  ----------------------------------------
                                  1997                 1996                 1998                 1997
                          --------------------  ------------------  --------------------  ------------------
                          NUMBER OF             NUMBER OF           NUMBER OF             NUMBER OF
                          CONTRACTS   AMOUNT    CONTRACTS  AMOUNT   CONTRACTS   AMOUNT    CONTRACTS  AMOUNT
                          --------- ----------  --------- --------  --------- ----------  --------- --------
                                                      (DOLLARS IN THOUSANDS)
Portfolio...............   29,925   $1,052,856   25,116   $790,647   34,031   $1,263,808   25,638   $866,459
Period of Delinquency
 30-59 Days.............      198        5,420      123      3,898      136        3,765      128      4,019
 60-89 Days.............       53        1,370       37      1,203       34        1,181       29        914
 90 Days or More........       92        2,700       54      1,392       44          981       74      2,225
Total Delinquencies.....      343   $    9,490      214   $  6,493      216   $    5,937      231   $  7,159
Total Delinquencies as a
 percent of the
 Portfolio..............     1.15%        0.90%    0.85%      0.82%    0.63%        0.47%    0.90%      0.81%

                                                              AT DECEMBER 31,
                                                                    1995
                                                             ------------------
                                                             NUMBER OF
                                                             CONTRACTS  AMOUNT
                                                             --------- --------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Portfolio...................................................  18,312   $559,123
Period of Delinquency
 30-59 Days.................................................      82      2,344
 60-89 Days.................................................      17        506
 90 Days or More............................................      18        544
Total Delinquencies.........................................     117   $  3,394
Total Delinquencies as a percent of the Portfolio...........    0.64%      0.61%

--------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                          CREDIT LOSS EXPERIENCE (1)

                  RECREATIONAL VEHICLE RECEIVABLES PORTFOLIO

                              SIX MONTHS ENDED
                                  JUNE 30,          YEAR ENDED DECEMBER 31,
                             --------------------  ----------------------------
                                1998       1997      1997      1996      1995
                             ----------  --------  --------  --------  --------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period.........  $1,158,332  $838,553  $921,752  $674,885  $279,562
Average Number of Contracts
 Outstanding During the
 Period....................      31,978    25,377    27,521    21,714     9,156
Net Losses.................  $    3,555  $  1,884  $  3,082  $  2,114  $    491
Net Losses as a Percent of
 Average Amount
 Outstanding (2)(3)........        0.31%     0.22%     0.33%     0.31%     0.16%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.
(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.
(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Certificates,
(iii) make payments on the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary source of capital is expected to be the net proceeds from the sale of the Certificates. The Trust will initially be capitalized
with equity equal to the Certificate Balance of $[        ], excluding amounts
deposited in the Reserve Account. The equity of the Trust will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust and the related operating expenses will determine the Trust's results of operations in the future. The principle operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used recreational vehicle receivables, including those previously sold which the Servicer continues to service, refer to The Receivables Pool--Delinquencies and Net Losses. Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to recreational vehicle loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  Total recreational vehicle receivables at June 30, 1998 of $1.26 billion reflect substantially all recreational vehicle receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 216 contracts totaling $5.94 million were 30 or more days delinquent, representing 0.47% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.81% and 0.81% and 0.90%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $3.08 million in 1997 or 0.33% of average portfolio outstandings. As a percentage of the portfolio, losses were virtually unchanged from 1996 levels of 0.31%. Losses for the six-month period ended June 30, 1998 were $3.56 million or 0.31% of average portfolio receivables (not annualized), an increase from 0.22% (not annualized) in the prior year's six-month period related primarily to receivables sold to BankBoston which are impacted by its charge-off policies. While there can be no assurance of future portfolio delinquency or loss experience, management of the Transferor and Servicer are not aware of any trends in the recreational vehicle industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

  In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

  The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of
approximately    % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of
approximately    % of the Trust.

OPTIONAL PREPAYMENT

  The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution, the Certificates will be retired.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. [To follow: description of Supplemental Servicing Fee and Servicing Suspense Account.]

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

  The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

  The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables;
(iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

  The "Class A Certificate Balance" will equal, initially, $       and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

  The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

  The "Class B Certificate Balance" shall equal, initially, $           and,
thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders [(or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit)] and allocable to principal and by Realized Losses.

  CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

  The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

  The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

  The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Depositor, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Depositor. Upon any such distribution to the Depositor, the Certificateholders will have no rights in, or claims to, such amounts.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Depositor will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

  The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

  The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

  If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the

Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Tax Counsel, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special state tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown & Platt, counsel to the Trust with respect to certain federal income tax matters, for California, Illinois, Missouri and New York income tax purposes the Trust will be treated as a Grantor Trust and will not be subject to tax. For additional information regarding the State and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

  Subject to the considerations set forth under "ERISA Considerations--Senior Certificates Issued by Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  No sale, pledge, or transfer of a Class A Certificate or any interest therein shall be made (i) to any Benefit Plan, or (ii) to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless (1) such Benefit Plan qualifies as an accredited investor within the meaning of the Exemption described in the Prospectus, and (2) at the time of such sale, pledge or transfer, the Class A Certificates continue to be rated in one of the top three rating categories by at least one Rating Agency, as defined in the Prospectus, or (3) the purchase and holding of the Class A Certificates is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class A Certificates or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

THE CLASS B CERTIFICATES

  No sale, pledge, or transfer of a Class B Certificate or any interest therein shall be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless the purchase and holding of such Certificate is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
   % per Class A Certificate and    % per Class B Certificate. The Underwriter
may allow and such dealers may reallow a concession not in excess of    % per
Class A Certificate and % per Class B Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor [any] Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  Deutsche Bank Securities Inc., the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of Deutsche Bank Securities Inc. are the sole responsibility of Deutsche Bank Securities Inc. and do not create any obligation on the part of any affiliate of Deutsche Bank Securities Inc.

                                LEGAL OPINIONS

  Certain legal matters relating to the Certificates, certain federal income tax matters and certain Illinois income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.) Certain state income tax matters will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquise & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

                               [TO BE CONFORMED]

APR...................................................................      S-11
Cede..................................................................       S-3
Certificateholders....................................................       S-5
Certificates..........................................................       S-1
Class A Certificate Balance........................................... S-5, S-18
Class A Certificates..................................................       S-4
Class A Distributable Amount..........................................      S-18
Class A Interest Carryover Shortfall..................................      S-18
Class A Interest Distributable Amount.................................      S-18
Class A Percentage.................................................... S-4, S-16
Class A Principal Carryover Shortfall.................................      S-19
Class A Principal Distributable Amount................................      S-18
Class B Certificate Balance........................................... S-6, S-18
Class B Certificates..................................................       S-4
Class B Distributable Amount..........................................      S-18
Class B Interest Carryover Shortfall..................................      S-19
Class B Interest Distributable Amount.................................      S-18
Class B Percentage.................................................... S-4, S-16
Class B Principal Carryover Shortfall.................................      S-19
Class B Principal Distributable Amount................................      S-18
Code..................................................................       S-8
Collection Account....................................................       S-7
Collection Period.....................................................       S-5
Commission............................................................       S-3
Cutoff Date...........................................................       S-4
Depositor.............................................................  S-1, S-4
Determination Date....................................................       S-5
Distribution Date.....................................................  S-1, S-5
DTC...................................................................       S-3
ERISA.................................................................       S-8
Exchange Act..........................................................       S-3
Final Scheduled Distribution Date.....................................      S-17
Final Scheduled Maturity Date.........................................       S-5
Financed Assets.......................................................  S-1, S-4
Financed Recreational Vehicles........................................  S-1, S-5
Initial Pool Balance..................................................       S-4
Interest Distribution Amount..........................................      S-17
Issuer................................................................       S-4
Liquidated Receivables................................................      S-17
Liquidation Proceeds..................................................      S-17
Plan..................................................................      S-21
Pool Balance..........................................................       S-5
Pooling and Servicing Agreement.......................................       S-4
Principal Distribution Amount......................................... S-5, S-17
Prospectus............................................................       S-3
Rating Agency.........................................................       S-9
Realized Losses....................................................... S-6, S-17
Receivables...........................................................       S-1

Receivables Pool.......................................................     S-10
Record Date............................................................      S-5
Servicer...............................................................      S-1
Specified Reserve Account Balance......................................      S-7
stripped coupons.......................................................      S-7
Tax Counsel............................................................      S-7
Total Distribution Amount..............................................     S-17
Transferor.............................................................      S-4
Trust.................................................................. S-1, S-4
Trustee................................................................ S-1, S-4
Underwriter............................................................      S-3
Underwriting Agreement.................................................     S-21

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                               TABLE OF CONTENTS
                               [TO BE CONFORMED]

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors...............................................................  S-9
The Trust.................................................................. S-10
The Receivables Pool....................................................... S-11
Delinquencies, Repossessions and Net Losses................................ S-13
Management's Discussion and Analysis....................................... S-15
The Transferor............................................................. S-16
The Servicer............................................................... S-16
Weighted Average Life of the Certificates.................................. S-16
Description of the Certificates............................................ S-16
Federal Income Tax Consequences............................................ S-22
ERISA Consideration........................................................ S-22
Underwriting............................................................... S-23
Legal Opinions............................................................. S-24
Index of Terms............................................................. S-25
PROSPECTUS
Available Information......................................................    3
Incorporation of Certain Documents by Reference............................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   12
The Trusts.................................................................   17
The Receivables Pools......................................................   18
Weighted Average Life of the Certificates..................................   20
Pool Factors and Trading Information.......................................   21
Use of Proceeds............................................................   21
The Depositor..............................................................   21
Description of the Notes...................................................   22
Description of the Certificates............................................   25
Certain Information Regarding the Securities...............................   27
Description of the Transfer and Servicing Agreements.......................   35
Certain Legal Aspects of the Receivables...................................   44
Federal Income Tax Consequences............................................   50
ERISA Considerations.......................................................   60
Plan of Distribution.......................................................   61
Legal Opinions.............................................................   62
Index of Terms.............................................................   63

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


$(            )

DISTRIBUTION FINANCIAL SERVICES RV TRUST

199  -(     )

    % ASSET BACKED CERTIFICATES, CLASS A

$
    % ASSET BACKED CERTIFICATES, CLASS B

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

[NAME OF UNDERWRITER]

                             PROSPECTUS SUPPLEMENT

         , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS + +SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                                      VERSION #3
                                                                         [BOATS]

                SUBJECT TO COMPLETION, DATED [          ], 1998

PROSPECTUS

ASSET BACKED NOTES
ASSET BACKED CERTIFICATES
(EACH ISSUABLE IN SERIES)

                                 ------------

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
DEPOSITOR

                                 ------------

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Deutsche Recreational Asset Funding Corporation (the "Depositor") and the trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and Deutsche Financial Services Corporation, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, or notes (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which may be used to acquire additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement or to make distributions to the Depositor with respect thereto.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [19] HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, GANIS CREDIT CORPORATION, DEUTSCHE FINANCIAL SERVICES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                               ----------------

            , 199  .

                             AVAILABLE INFORMATION

  Deutsche Recreational Asset Funding Corporation (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Deutsche Recreational Asset Funding Corporation, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor"), as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) [523-3000].

                               ----------------

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page [ ].

Issuer........................ With respect to each series of Securities, the trust (referred to herein as the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Depositor and the Servicer.

Depositor..................... Deutsche Recreational Asset Funding
                               Corporation.

Transferor.................... Ganis Credit Corporation ("Ganis").

Servicer...................... Deutsche Financial Services Corporation ("DFS"
                               or the "Servicer").

Trustee....................... With respect to each series of Securities, the
                               Trustee will be specified in the related
                               Prospectus Supplement.

Indenture Trustee............. With respect to any applicable series of
                               Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

The Notes..................... A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                               Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only, subject to the next sentence. Noteholders will be able to receive Definitive Notes only in the limited circum-stances described herein or in the related Pro-spectus Supplement. See "Certain Information Regarding the Securities--Definitive Securi-ties".

                               Except in the case of any Strip Notes, as described below, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates

                               (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                               With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                               To the extent provided in the related
                               Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements-- Termination".

The Certificates.............. A series may include one or more classes of
                               Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                               Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only, subject to the next sentence. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                               Except in the case of any Strip Certificates, as described below, each class of Certificates will have a stated

                               Certificate Balance specified in the related
                               Prospectus Supplement (the "Certificate
                               Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

                               With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                               In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                               If a series of Securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                               To the extent provided in the related
                               Prospectus Supplement, the Servicer will be permitted at its option to purchase the Receivables from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"). Such purchase price will never be less than the outstanding principal amount of the Securities plus the accrued interest on the Securities. See "Description of the Transfer and Servicing Agreements-- Termination".

Trust Property................ The property of each Trust will include a pool of retail installment sale contracts,
                               installment loans, or notes (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats" or "Financed Assets"), collections and other payments with respect to the Receivables received after the date specified in the related Prospectus Supplement (the "Cutoff Date") and monies on deposit in certain trust accounts. On or prior to the closing date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), the Transferor will transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the Cutoff Date to the Depositor, which will transfer the Initial Receivables to such Trust on or prior to the Closing Date pursuant to either a Transfer and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Transfer and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, and any other account identified in the applicable Prospectus Supplement.

                               To the extent provided in the related
                               Prospectus Supplement, the Transferor will be obligated (subject only to the availability thereof) to transfer to the Depositor which will be obligated to acquire and transfer to the related Trust, and such Trust will then be obligated to acquire (subject to the satisfaction of certain conditions described in the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust the Funding Period, if any, will be specified in the applicable Prospectus Supplement and in any event will not exceed one year in length. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                               The Receivables have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by DFS and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans or other receivables secured by boats. For a description of the Transferor, see "The Transferor." For a description of DFS, see "The Servicer."

Credit and Cash Flow           If and to the extent specified in the related
Enhancement................... Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Transfer and Servicing         With respect to each Trust, the Transferor will
Agreements.................... transfer the related Receivables to the
                               Depositor, which, in turn, will transfer the related Receivables to such Trust pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Transfer and Servicing Agreement will be transferred to the Indenture Trustee as collateral for the Notes of the related series. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties would in the absence of an Administrator be performed for the related Trust primarily by the related
                               Indenture Trustee or by the Depositor.

                               The Servicer will advance any interest
                               shortfall with respect to a Receivable to the extent that the Servicer, in its sole discretion, expects to recoup the advance from subsequent payments on or with respect to the Receivables (a "Servicer Advance"). The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                               To the extent provided in the related
                               Prospectus Supplement, the Servicer will be entitled to receive compensation for servicing the Receivables of each Trust as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Certain Legal Aspects of the
Receivables...................

                               In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be transferred by the Transferor to the Depositor (or by the related Dealer or an Originator to the Transferor and by the Transferor to the Depositor) and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to those Financed Boats financed in states where security interests in boats are subject to certificate of title statutes will not be amended to reflect any such transfers, the Uniform Commercial Code ("UCC") financing statements in respect of those Financed Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers, and the transfer of liens perfected pursuant to federal law ("Preferred Mortgages") in respect of Financed Boats documented under federal law will not be filed as required under federal law to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Boats in some states and will not have a perfected security interest in Financed Boats documented under federal law. If such Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset may be adversely affected. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Tax Status....................
                               If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust upon the issuance of the related series of Securities, Mayer, Brown & Platt ("Tax Counsel") is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes.

                               If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Tax Counsel to such Trust is of the opinion to the effect that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                               See "Federal Income Tax Consequences" herein for additional information concerning the application of federal and state tax laws.

ERISA Considerations..........
                               Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.

                               The Certificates of any series that are
                               subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Rating........................
                               It will be a requirement for issuance of any series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated at the time of initial sale by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Receivables may have on the yield to investors in the Securities of such Series. See "Risk Factors" herein.

Risk Factors.................. In considering an investment in any
                               Certificates and/or Notes, investors should recognize that there are material risks associated with such an investment. See "Risk Factors" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities. The risk factor disclosure here and in the related Prospectus Supplement summarizes material risk factors relating to the Securities.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN CERTAIN FINANCED ASSETS. If a Trust does not have a perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result.

  In connection with the transfer of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be, or will have been, transferred by the Transferor to the Depositor and by the Depositor to such Trust simultaneously with the transfer of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to those Financed Boats financed in states where security interests in boats, as applicable, are subject to certificate of title statutes will not be amended to reflect such transfers, (ii) UCC financing statements in respect of those Financed Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such transfers and (iii) the transfer of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such transfers. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under federal law.

  The Transferor will be obligated to purchase from the Trust any Transferor Receivable transferred to such Trust as to which a perfected security interest in the name of the Transferor in the Financed Asset securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, provided that such purchase obligation shall apply only in the circumstances described under "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." Such purchase obligation will not address or remedy the situation where a perfected security interest in the name of a Trust in the Financed Asset securing a Receivable has not been perfected as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Boat, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM CERTAIN LIENS HAVING PRIORITY OVER A PERFECTED SECURITY INTEREST. To the extent the security interest of a Trust in a Financial Asset is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Asset and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Asset or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Asset. If such Trust does not have a first perfected security interest in a Financed Asset, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. In addition, in the case of a Financed Boat, certain additional liens, including a lien for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or a lien for salvage may, as a matter of law, have priority over perfected first priority liens. The above described risk for crew wages exists in the case of the Financed Boats because, although not typical, there exists the possibility that recreational boat owners will utilize crew members and because liens for wages owed to such crew members could, as described above, have priority over the Trust's lien in such asset. None of the Transferor, the Servicer or the Depositor will have any obligation to purchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Asset after the date such security interest was conveyed to such Trust. See "Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in the Receivables."

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE TRUST TO HAVE A PERFECTED SECURITY INTEREST IN THE RECEIVABLES. If a Trust does not have a perfected security interest in the Receivables, its ability to realize on such Receivable in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders.

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the transfer of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of a security interest (including an ownership interest) therein because such purchaser would not learn of the transfer of or security interest in the Receivables from a review of the chattel paper.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM LACK OF ENFORCEABILITY OF RECEIVABLES. The inability of a Trust to realize amounts owed in respect of a Receivable could adversely affect the amount available for distribution to, and could result in delays and reductions in payments to, the Securityholders. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make a transferee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The Transferor will be obligated to purchase or cause an Originator to purchase from the Trust any Receivable which fails to comply with such requirements in the circumstances described in "Description of the Transfer and Servicing

Agreements--Transfer of Receivables." See also "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" herein.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM THIRD PARTY LIABILITIES OF TRUSTS. To the extent that a Dealer, Ganis or an Originator (including DFS) violates consumer protection laws applicable to Receivables, a Trust could be liable to the obligor, as an assignee of the affected Receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws." The Ganis/Depositor Transfer Agreement provides that the Transferor is required to purchase or to cause an Originator to purchase from the Trust Receivables that do not comply in all material respects with applicable law in the circumstances described in "Description of the Transfer and Servicing Agreements--Transfer of Receivables". However, if the Transferor or an Originator fails for any reason to perform its purchase obligation, Securityholders could experience delays or reductions in payments on their Securities as a result of any such liabilities imposed on the applicable Trust.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A BANK ORIGINATOR. The FDIC, if appointed as conservator or receiver for an insolvent Bank Originator, may interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables. Such interference could result in delays and reductions in payments to the Securityholders. In the case of an Originator (a "Bank Originator") that is a depository institution, if such Bank Originator becomes insolvent or is in an unsound condition, or under certain other circumstances, the applicable banking regulators may appoint a conservator or receiver for such Bank Originator. In most instances, the conservator or receiver would be the Federal Deposit Insurance Corporation (the "FDIC").

  In the event that the FDIC were to assert that the transfer of Receivables by a Bank Originator that is subject to the Federal Deposit Insurance Act, as amended (the "FDIA"), constituted a grant of a security interest rather than a sale, the FDIA sets forth certain powers that the FDIC, in its capacity as conservator or receiver for a Bank Originator, could exercise. Positions taken by the FDIC do not suggest that the FDIC, if appointed as conservator or receiver for a Bank Originator, would interfere with the timely transfer to the Transferor of payments collected on the Receivables or interfere with the timely liquidation of Receivables, provided that certain conditions, as described below, had been satisfied. To the extent that such Bank Originator has granted a security interest in the Receivables to the Transferor and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Bank Originator's insolvency, was not taken in contemplation of the insolvency of such Bank Originator, and was not taken with the intent to hinder, delay or defraud such Bank Originator or the creditors of such Bank Originator, such security interest should not be subject to avoidance if the Originator Agreement and related documents are approved by such Bank Originator and are continuously maintained records of such Bank Originator (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of such Bank Originator. If the foregoing conditions are satisfied and transfers of the Receivables constitute neither voidable preferences nor fraudulent conveyances, payments to the Transferor with respect to the Receivables should not be subject to recovery by the FDIC, as conservator or receiver of such Bank Originator. The foregoing conclusion is based upon policy statements of the FDIC and opinions of a former general counsel of the FDIC. No assurance can be given, however, that all such conditions have been satisfied with respect to any Bank Originator and the Receivables transferred by such Bank Originator. If such conditions were not satisfied or the FDIC, as conservator or receiver for a Bank Originator, were to assert a position contrary to the policy statements, or were to require the Transferor, the Depositor, the Trustee or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Bank Originator as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

  Notwithstanding the foregoing, the FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome. If the FDIC were to repudiate an Originator Agreement, the claims (and any security interest securing such claims) of the affected party thereof would be limited to actual, direct compensatory damages and any security securing such claims would be enforceable only to the extent of such damages. The FDIA does not define the term "actual direct compensatory damages", but requires such damages to be determined as of the date of the appointment of the conservator or receiver.

  The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable state or Federal law (including laws regarding bank insolvencies and applicable laws regarding preferences or fraudulent conveyances). In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trustee or the Indenture Trustee in the Receivables. In addition, if the FDIC were appointed as conservator or receiver of a Bank Originator, certain administrative expenses of the conservator, receiver or banking authorities may have priority over the Transferor's, the Depositor's, the Trustee's or the Indenture Trustee's interest in the Receivables.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSOLVENCY OF A DEALER, A NONBANK ORIGINATOR, THE TRANSFEROR OR THE DEPOSITOR. The Transferor will represent and warrant that, immediately prior to transferring Receivables to the Depositor, the Transferor owns such Receivables and that the transfer of the Receivables by it to the Depositor will constitute a conveyance of such Receivables. References in this Prospectus or the related Prospectus Supplement to a "conveyance" from the Transferor to the Depositor contemplate either a "sale" or a "capital contribution" from the Transferor to the Depositor. The Ganis/Depositor Transfer Agreement will set forth whether such conveyance is intended to be a "sale" or a "capital contribution" of such Receivable by the Transferor to the Depositor. The Depositor intends that the transfer of Receivables by it to a Trust will constitute either a conveyance of such Receivables or a pledge of such Receivables.

  If a Dealer, the Transferor, an Originator other than a Bank Originator (a "Nonbank Originator") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of a Dealer, the Transferor, a Nonbank Originator or the Depositor were to become a debtor in a bankruptcy case and the assets of such Dealer, the Transferor, such Nonbank Originator or the Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by such Dealer, such Nonbank Originator, or the Depositor, as the case may be, should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Dealer, an Originator, the Transferor or the Depositor is treated as a pledge instead of a conveyance, a tax or government lien on the property of the Dealer, the Originator, the Transferor or the Depositor, as applicable, arising before such transfer may have priority over the interest of the Transferor, the Depositor or the Trust in such Receivables. If all of the transactions contemplated herein are treated as conveyances, the Receivables would not be part of the bankruptcy estate of a Nonbank Originator, the Transferor or the Depositor and would not be available to their respective creditors.

  POSSIBLE LOSSES RESULTING FROM INSOLVENCY OF THE DEPOSITOR RELATED TO CERTAIN TRUSTS. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of the Depositor, the

Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM APPLICATION OF OCTAGON GAS CASE. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a transfer or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of a Dealer, an Originator, the Transferor or the Depositor, however, even if the transfers of Receivables by the Dealer, by the Originator, by the Transferor and by the Depositor were treated as conveyances, the Receivables would be part of the bankruptcy estate of the Dealer, the Originator, the Transferor or the Depositor (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBSTANTIVE CONSOLIDATION. The Transferor has taken steps in structuring the transactions described herein that are intended to ensure that the voluntary or involuntary application for the relief by the Transferor under the United States Bankruptcy Code or similar state insolvency laws (collectively, "Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of the Depositor. These steps include the creation of the Depositor as a separate, bankruptcy-remote, special-purpose corporation under a certificate of incorporation containing certain limitations (including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of an independent director). However, there can be no assurance that the activities of the Depositor would not result in a court's concluding that the assets and liabilities of the Depositor should be consolidated with those of the Transferor in a proceeding under any Insolvency Law. If the assets of the Depositor were consolidated into the bankruptcy estate of the Transferor or any other entity, the assets would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INABILITY TO COLLECT PAYMENTS FROM OBLIGORS. Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a creditor to collect payments due under a contract or to enforce a deficiency judgment against an Obligor. For example, a bankruptcy court may reduce the monthly payments of an Obligor due under a Receivable or change the rate of interest applicable to such Receivable. Such actions could result in delays in payments on the Securities and possible reductions in the amount of those payments.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM FAILURE OF THE DEPOSITOR, TRANSFEROR OR SERVICER TO PERFORM UNDER THE AGREEMENTS. None of the Transferor, the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the transfer of Receivables by the Transferor to the Depositor and the Depositor to a Trust, the Transferor will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to purchase from the Trust or the Transferor would be required to purchase or to cause an Originator to purchase from the Depositor or the Trust Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". If the Depositor, the Transferor and/or the Servicer, failed for any reason to perform in accordance with that obligation, then delays in payments on the Securities and possible reductions in the amount of those payments could occur.

  Moreover, if the Servicer were to cease acting as Servicer, the performance of the Receivables could be adversely affected. In addition, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. See "The Servicer".

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON THE CERTIFICATES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Investors in any subordinated class or classes of Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account (if any) or any other credit enhancement, as described in the related Prospectus Supplement, is exhausted and could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Transferor, the Depositor, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables. If losses occur which are not covered by such credit enhancement or exceed the amount covered by such credit enhancement, delays and reductions in payments to Securityholders could result.

  POSSIBLE LOSSES RESULTING FROM PAYMENT PRIOR TO MATURITY. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to purchase from the Trust and the Transferor (or an Originator) will be obligated to purchase from the Depositor Receivables pursuant to a Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein. As a result, the actual maturity of any Class of Notes and/or Certificates could occur significantly earlier than expected. Any such reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Weighted Average Life of the Securities." See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Possible Losses Resulting From an Insolvency Event of the Depositor Related to Certain Trusts", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor occurs.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as DFS is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the Securityholders and delays and reductions in payments to Securityholders could result. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other credit enhancement for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CHANGES IN CHARACTERISTICS OF RECEIVABLES POOL DUE TO SUBSEQUENT RECEIVABLES. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers, by Originators or by the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher or lower rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables or may result in delays or reductions in payments to Securityholders.

  POSSIBLE LOSS OF YIELD RESULTING FROM USE OF BALANCE IN PRE-FUNDING ACCOUNT TO PREPAY SECURITIES. To the extent that amounts on deposit in the Pre-Funding Account have not been distributed to the Transferor by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that the principal balance of Subsequent Receivables transferred to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution to Securityholders of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

  POSSIBLE PAYMENT DELAYS AND LOSSES RESULTING FROM CONTROL BY INDENTURE TRUSTEE OR NOTEHOLDERS IN OWNER TRUSTS. With respect to any Owner Trust issuing Notes, until the Notes have been paid in full, the ability to cause certain actions to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders. The risk that the Noteholders, not the Certificateholders, control the Owner Trust pertains only to Certificateholders of Owner Trusts because an Owner Trust is authorized to issue both Notes and Certificates while a Grantor Trust may issue only Certificates.

  For example, with respect to an Owner Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or certain Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" herein, may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein. The actions by the Indenture Trustee or the Noteholders could result in delays or reductions in payments to Certificateholders.

  RISK OF BOOK-ENTRY REGISTRATION. Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders",

"Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. The Noteholders and the Certificateholders are referred to collectively as the "Securityholders".

  RATINGS ARE NOT RECOMMENDATIONS; THERE IS NO ASSURANCE THAT A RATING WILL REMAIN IN EFFECT. It will be a condition to the issuance of a series of Securities that they be rated in one of the four highest rating categories by a Rating Agency identified in the related Prospectus Supplement. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Receivables will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Class of Notes and/or Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Note and/or Certificate at a significant premium might fail to recoup its initial investment under certain scenarios.

  There is no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. A reduction or withdrawal of a rating could adversely affect a Securityholder's ability to transfer its Securities.

                                  THE TRUSTS

  With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, installment loans or notes (i) between dealers (the "Dealers") and Obligors,
(ii) between Originators and Obligors and/or (iii) between the Transferor and Obligors, and all payments received thereunder on and after the applicable Cutoff Date. "Obligors" are purchasers of new and used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) ("Financed Boats," and the Receivables with respect thereto, "Boat Receivables"). The Receivables of each Receivables Pool were or will be originated by the Transferor, Originators and/or Dealers, acquired by the Transferor, pursuant to agreements between the Transferor and Dealers ("Dealer Agreements"), or pursuant to agreements between the Transferor and one or more Originators, and transferred to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Transferor will transfer the Receivables to the Depositor. On or prior to the applicable Closing Date, the Depositor will transfer the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be transferred to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so transferred will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

  Although the property of each Trust will include any interest of the Depositor in proceeds from claims on physical damage insurance policies covering the Financed Assets, the Servicer typically allows Obligors (unless the Financed Asset is a total loss) to use such proceeds to repair or replace Financed Assets instead of making corresponding prepayments of the applicable Receivables. The applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement will permit the Servicer, subject to the servicing standards referred to therein, to allow Obligors to use proceeds from such claims to repair or replace Financed Assets rather than making prepayments of Receivables in the related Trust.

  The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the transfer of the security interest in the Financed Assets to each Trust, and transfers to the Trust of the Preferred Mortgages in respect of federally documented Financed Boats will not be filed. In the absence of such an amendment or filing, a Trust may not have a perfected security interest in the Financed Assets in all states and will not have a perfected security interest in federally documented Financed Boats. See "Risk Factors-- Certain Legal Aspects--Security Interest in Financed Assets," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

  If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to payments on the related Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Assets in all jurisdictions, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

  Each Trust may be a "business trust" or a common-law trust.

  The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

  The Trustee for each Trust under the related Trust Agreement or Pooling and Servicing Agreement will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Transfer and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Depositor, will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee is adjudged insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

  The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, or notes that have been or will be originated by the Transferor, and/or originated by Dealers, and/or originated or acquired by Deutsche Financial Services Corporation ("DFS") and/or other entities (DFS and such other entities being referred to herein as "Originators"), and (with respect to Receivables which were not originated by the Transferor) acquired by the Transferor from such Dealers and/or Originators, and will be Boat Receivables. Receivables held by any Originator may have been acquired by such Originator from Dealers or from other Originators. An Originator (such as DFS) may be an affiliate of the Transferor. The

Originators will be entities involved in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by boats. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate of the Transferor through acquisitions. Receivables will be transferred by the Transferor to the Depositor pursuant to the Ganis/Depositor Transfer Agreement and then will be transferred by the Depositor to the applicable Trust.

  The Receivables to be held by each Trust will be acquired by the Depositor and chosen at random from the portfolio of the Transferor for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used boat, (ii) was originated in the United States, and (iii) as of the Cutoff Date was not more than 59 days past due (provided that, as of the Cutoff Date, the ratio of (x) the aggregate outstanding principal balance of the Receivables that are 31 to and including 59 days delinquent to (y) the aggregate outstanding principal balance of the Receivables does not equal or exceed 20%). No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

  All of the Receivables will be Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of periodic payments, generally in monthly installments. Each such installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

  Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement.

SUBSEQUENT RECEIVABLES

  Subsequent Receivables may be originated by Dealers, Originators or the Transferor at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of the applicable Trust.

UNDERWRITING

  For a description of certain underwriting procedures and guidelines of the Transferor and of DFS (in its capacity as an Originator), see "Underwriting Procedures and Guidelines."

SERVICING AND COLLECTIONS

  For a description of the Servicer's servicing procedures, see "The Servicer" and "Description of the Transfer and Servicing Agreements--Servicing Procedures."

LOSSES AND DELINQUENCIES

  Certain information concerning the loss and delinquency experience of DFS and the Transferor with respect to boat loans will be set forth in each Prospectus Supplement. There can be no assurance that the loss and delinquency experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of boat receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to purchase from a Trust or the Transferor (or an Originator, if applicable) will be obligated to purchase Receivables from the Depositor or a Trust pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements-- Transfer of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

  The Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and
(ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" herein.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to acquire Receivables from the Depositor or otherwise to make a distribution to the Depositor or (ii) for any other purpose described in the related Prospectus Supplement. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to acquire Receivables from the Transferor or otherwise to make a distribution to the Transferor and for general corporate purposes.

                                 THE DEPOSITOR

  Deutsche Recreational Asset Funding Corporation (the "Depositor") was incorporated in the State of Nevada on May 1, 1998 as a wholly-owned subsidiary of the Transferor. The Depositor maintains its principal office at 655 Maryville Centre Drive, St. Louis, Missouri 63141. Its telephone number is
(314) 523-3000.

  The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to purchase Receivables under certain circumstances. See "Description of the Transfer and Servicing Agreements-- Transfer of Receivables." The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Asset. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

  Neither the Depositor nor the Transferor nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                                THE TRANSFEROR

  Ganis Credit Corporation ("Ganis" or the "Transferor"), a Delaware corporation headquartered in Newport Beach, California, is a wholly-owned subsidiary of DFS. Ganis was founded in 1980 and provides financing to recreational vehicle and boat consumers nationwide. In February 1995, BankBoston, N.A. ("BankBoston") acquired Ganis. Following such acquisition, Ganis originated loans exclusively for the portfolio of BankBoston. In June 1997, BankBoston sold Ganis to DFS. Certain of the Receivables were underwritten prior to the sale of Ganis to DFS.

                    UNDERWRITING PROCEDURES AND GUIDELINES

  DFS engages in indirect consumer lending through its headquarters in Newport Beach, California and its regional offices in Tampa, Florida, Harrisburg, Pennsylvania and Irving, Texas. Ganis engages in direct consumer lending through its headquarters and its district offices. "Direct lending" refers to financing provided directly to an Obligor. "Indirect lending" refers to acquisitions of Receivables from Dealers and from Originators (which Originators may be affiliates of the Transferor).

  Dealers who seek to enter into financing arrangements with DFS are required to submit an application and provide, among other things, evidence of licenses by the appropriate state agencies, financial information and resumes of key personnel. DFS investigates the creditworthiness, licensing and general business reputation of the Dealer prior to entering into a financing arrangement with such Dealer. The regional offices of DFS maintain relationships with the Dealers and coordinate the underwriting and settlement process relating to Receivables originated by such Dealers.

  Credit applications are initially reviewed by an underwriter located at the consumer headquarters or in one of the regional offices of DFS or, if applicable, located at the headquarters or in one of the district offices of Ganis. Such review of an application is intended to determine the customer's overall credit worthiness based upon the customer's willingness and ability to repay and the adequacy of the underlying collateral. Credit applicants are required to provide information pertaining to their income, employment history, financial liabilities, personal status and a description of, or invoice for, the asset for which the loan is requested. In addition, DFS or Ganis, as the case may be, requires one or more credit reports on each credit applicant from a national reporting company. Once a loan request passes a preliminary review, the underwriter, where appropriate, seeks verification of, among other things, income, employment, outstanding debt and the value of the asset for which the loan is requested. Loans outside of an underwriter's authority require approval by a more senior credit underwriting employee.

  DFS or Ganis, as the case may be, has and has had certain minimum requirements, as described below. DFS or Ganis' management, as the case may be, does not believe these minimum requirements are themselves generally sufficient to warrant credit approval of a credit applicant. There were and are no requirements which allow automatic approval or declination of the applicant without review by a credit officer. Based on credit risk factors and credit bureau score, each applicant is either approved, declined or, if necessary, referred to the appropriate senior credit officer level for review.

  DFS or Ganis, as the case may be, typically looks for stability of employment and residence measured by a minimum of 2 years in the job or industry and residence, a debt ratio (the ratio of total installment and revolving debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% of the purchase price of the asset for which the loan is requested, and overall favorable credit profile. Approval of retail applicants who do not meet the above referenced general guidelines is considered on a case-by-case basis by appropriate senior level credit officers. Approvals granted in such instances may be based on the applicant's job and residential stability factors, ability to pay and past payment performance. On an occasional basis, a cosigner or guarantor may be considered in determining the credit decision being made.

  With respect to Receivables transferred to a Trust, the maximum amount DFS or Ganis, as the case may be, will advance to borrowers is (i) in the case of a new boat, up to 110% to the manufacturer's invoice price of the boat securing any such Receivable transferred to a Trust (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the manufacturer's invoice price) plus taxes, fees and insurance, and (ii) in the case of a used boat, up to 105% of the wholesale value of the boat securing any such Receivable transferred to a Trust as reported in the used boat guidebooks of the National Automobile Dealers Association ("NADA") Guide Book or reported in the "BUC" guide, or based on an appraisal of the boat (on an exception basis and approved at the appropriate senior credit officer level, a discretionary credit approval may permit advances up to 120% of the aforementioned wholesale value) plus taxes, fees and insurance. Funding of the contact is authorized subsequent to verifications of the stipulations of approval, confirmation of the advance and satisfactory delivery of the related collateral. The "value" of a new boat to be financed is determined based on the invoice price, and the "value" of a used boat to be financed is determined based on the average retail value reported in the NADA used boat guide or reported in the "BUC" guide, or based on an appraisal of the boat.

                                 THE SERVICER

GENERALLY

  Deutsche Financial Services Corporation ("DFS") was incorporated in Nevada in 1969. It is an indirect, wholly-owned subsidiary of Deutsche Bank AG. DFS was formerly known as ITT Commercial Finance Corp. The stock of ITT Commercial Finance Corp. was acquired by Deutsche Financial Services Holding Corporation in 1995. In January 1997, Deutsche Financial Services Holding Corporation merged into DFS; DFS was the surviving corporation. DFS is a financial services company which provides inventory financing, retail financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by DFS include, but are not limited to: computers and computer products, manufactured housing, recreational vehicles, boats and motors, consumer electronics and appliances, keyboards and other musical instruments, industrial and agricultural equipment, office automation products, snowmobiles, and motorcycles. DFS also is in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs.

  DFS has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832. The telephone number of such office is (314) 523-3000.

YEAR 2000 ISSUES

  DFS is committed to taking the necessary steps to enable both new and existing systems, applications and equipment to effectively process transactions up to and beyond the Year 2000. To that end, DFS is well underway with its Year 2000 readiness program, having spent approximately $5 million to date. DFS estimates that the costs of its continuing Year 2000 readiness efforts ultimately will exceed $10 million. Because of such ongoing readiness efforts, Year 2000 processing issues and risks are not expected to have a material adverse impact on the ability of DFS to continue its general business operations, or on its ability to perform its responsibilities as Servicer.

  Currently, DFS is actively engaged in completing the following Year 2000 program initiatives:

  . Complete a comprehensive analysis of current functions which might be impacted by Year 2000 issues, and document the results in a Year 2000 Assessment Report

  . Develop and implement a detailed plan to address Year 2000 issues as identified, particularly as they pertain to software and hardware applications

  . Establish a Year 2000 Program Management Office, staffed by dedicated and experienced project managers

  . Survey outside vendors to determine the degree of preparedness for the Year 2000, to uncover potential issues arising from such business counterparties

  . Raise organizational awareness not only with top management, but also at the staff level, and involve relevant business group leaders in reaching solutions

  . Implement an ongoing purchasing/procurement plan which is responsive to Year 2000 concerns.

  The risk of failures of computer applications, systems and networks due to improper Year 2000 data processing are substantial, not only for users of information technologies, but also for any entities and individuals which interact with them. Moreover, when aggregated, multiple individual malfunctions and failures relating to Year 2000 issues can potentially cause broader, systemic disruptions across industries and economies. The risks arising from Year 2000 issues which face many companies, including DFS, include the potential diminished ability to respond to the needs and expectations of customers in a timely manner, and the potential for inaccurate processing of information. In recognition of this, DFS is focusing on mission critical applications in order that programming changes are largely completed, and that testing is underway, by December 31, 1998.

  In addition, DFS has begun developing contingency plans to complement the Year 2000 readiness efforts already in progress, including backup and offsite processing of certain information and functions. DFS anticipates that such contingency plans will provide an additional level of security to its Year 2000 efforts already underway.

  The foregoing discussion of Year 2000 issues is based on current estimates of the management of DFS as to the amount of time and costs necessary to remediate and test the computer systems of DFS. Such estimates are based on the facts and circumstances existing at this time, and were derived utilizing multiple assumptions of future events, including, but not limited to, the continued availability of certain resources, third-party modification plans and implementation success, and other factors. However, there can be no guarantee that these estimates will be achieved, and actual costs and results could differ materially from the costs and results currently anticipated by DFS. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, the planning and modification success attained by the business counterparties of DFS, and similar uncertainties.

SERVICING OPERATIONS; COLLECTION ACTIVITIES

  The Servicer's servicing operations are conducted from its servicing centers in Newport Beach, California and Bannockburn, Illinois.

  The Servicer generally commences collections activities by phone or written correspondence with respect to delinquent contracts when payment is more than 10 days past due. At 45 days past due, collection personnel issue notices of intent to repossess unless a secured payment promise is obtained. The Servicer continues to work the account until the account is 65 days past due, at which time the repossession process is initiated for those accounts which remain delinquent. The collateral is generally disposed of 40 to 45 days following repossession. The benchmark for recovery values is 95% of the NADA [or "BUC"] guidebook value for the collateral on a gross basis, with expenses ranging up to 5% depending on the type of collateral. Delinquent contracts, including those due to bankruptcies, are generally charged-off at 120 days delinquent. For a discussion of collection procedures with respect to the Receivables, see "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

                           DESCRIPTION OF THE NOTES

GENERAL

  With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the related Notes and the Indenture. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

  Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in minimum denominations of $1,000, and integral multiples thereof, in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit and Cash Flow Enhancement" herein.

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

  MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

  With respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of, any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any such Note or the interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Transferor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder.

  EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within a period of time specified in the related Indenture (which may be as long as 60 days) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust, and (vi) any other event specified as an "Event of Default" in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority in principal amount of such Notes then outstanding.

  If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, subject to the next sentence. Notwithstanding any other provision of the related Indenture, the right of any Noteholder to receive payment of the principal of and interest on its Notes, on or after the respective due dates expressed in the Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder, except that the related Indenture may contain provisions limiting or denying the right of any such Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of such Indenture for any property subject to such lien.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise involving or causing) the Depositor or the related Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the related Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or the related Trust or any substantial part of the property of the Depositor or the related Trust, or ordering the winding up or liquidation of the affairs of the Depositor or related Trust.

  With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) except as contemplated by the related Indenture, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement titled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Servicer Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

  ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery of all such Notes to the related Indenture Trustee for cancellation of or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This Prospectus and the related Prospectus Supplement summarize material terms of the Certificates, the related Trust Agreement or the related Pooling and Servicing Agreement. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

  Except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" herein. Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or have taken other action under the Related Documents.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

  The timing and priority of distributions, seniority, any allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. To the extent provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

  Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of

Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount (or percentage) of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement.

FIXED RATE SECURITIES

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates" herein.

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of one percent) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

BOOK-ENTRY REGISTRATION

  Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear

Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities--Definitive Securities".

  Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  The Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten Notes or Certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Trust or the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

  With respect to the Notes of any series, three or more holders of the Notes of such series may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

  With respect to the Certificates of any series, a holder of a Certificate may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

    (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

    (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

    (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

    (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

    (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

    (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

    (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

    (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

    (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

    (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

    (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been distributed to the Transferor and is being passed through as payments of principal on the Securities of such series.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" herein.

  In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each Transfer and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will acquire Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This Prospectus and the Prospectus Supplement summarize material terms of the Transfer and Servicing Agreements. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

TRANSFER OF RECEIVABLES

  On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Transferor will transfer, without recourse, to the Depositor its entire interest in the related Initial Receivables and its security interests in the related Financed Assets pursuant to a receivables transfer agreement (the "Ganis/Depositor Transfer Agreement"). On or prior to such Closing Date, the Depositor will transfer to the Applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Assets. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Transfer and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be transferred by the Transferor to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

  The Depositor will acquire Receivables from the Transferor pursuant to a Ganis/Depositor Transfer Agreement, and the Transferor may acquire Receivables from DFS pursuant to a transfer agreement (the "DFS/Ganis Transfer Agreement"). In each Ganis/Depositor Transfer Agreement the Transferor will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables with respect to Receivables originated by the Transferor or acquired by the Transferor from Dealers ("Transferor Receivables") is correct in all material respects; (ii) the Obligor on each Transferor Receivable is required to maintain physical loss and damage insurance covering the related Financed Asset; (iii) immediately prior to the conveyance of the Receivables by the Transferor to the Depositor, the Transferor had good and indefeasible title to the Receivables, free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, to the knowledge of the Transferor, no offsets, defenses or counterclaims have been asserted or threatened with respect to the Transferor Receivables;
(iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Transferor in the related Financed Asset; and (v) to the knowledge of the Transferor, each Transferor Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws DFS will make similar representations and warranties in any DFS/Ganis Transfer Agreement, if applicable, with respect to Receivables originated or acquired by DFS. In the Transfer and Servicing Agreement, the Depositor will represent and warrant as of the Closing Date that (i) no Receivable has been sold, transferred, assigned or pledged by the Depositor other than to the related Trust; (ii) immediately prior to the transfer and assignment by the Depositor to the related Trust, the Depositor had good and marketable title to each Receivable, free and clear of all liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and, immediately upon the transfer thereof, the related Trust will have good and marketable title to each Receivable, free and clear of all such liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor) and such transfer has been perfected under the UCC; and (iii) all filings (including UCC filings) necessary in any jurisdiction to give the related Trust a first perfected ownership interest in the Receivables and the Indenture Trustee a first perfected security interest in the Receivables have been made.

  Upon discovery by the Depositor, the Servicer, the Trustee or the Indenture Trustee of a breach of any of such representations and warranties of the Depositor set forth in the Transfer and Servicing Agreement, of the Transferor set forth in the Ganis/Depositor Transfer Agreement or of DFS set forth in the DFS/Ganis Transfer Agreement, in each case which materially and adversely affects the value of the Receivables or the interest therein of the related Trust or the Indenture Trustee (or which materially and adversely affects the interest of the related Trust or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the person discovering such breach shall give prompt written notice to the other parties thereto. On the last day of the Collection Period following the Collection Period during which the Depositor discovers or receives notice of such a breach, if such breach shall not have been cured in all material respects by such last day, then the Depositor shall purchase (and, if applicable, the Depositor shall enforce the obligation of DFS, under the DFS/Ganis Transfer Agreement, or Ganis, under the Ganis/Depositor Transfer Agreement, to purchase) such Receivable from the related Trust as of such last day at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to such last day (the "Purchase Amount"). The purchase obligations described above constitute the sole remedy available to the Trust, DFS, Ganis, the Depositor, the Certificateholders or the Trustee and any Noteholders or Indenture Trustee for any such uncured breach. The obligation of the Depositor to purchase any Receivable that arises as a result of a breach of the representations and warranties of DFS or the Transferor under the DFS/Ganis Transfer Agreement or the Ganis/Depositor Transfer Agreement, as the case may be, is subject to the payment of the Purchase Amount by DFS or the Transferor.



  Pursuant to each Transfer and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale or loan contracts, and any other documents relating to the Receivables. The Depositor's and the Transferor's accounting records and computer systems will reflect the transfer of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such transfers will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been transferred to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

  With respect to each Trust that issues Notes, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Indenture Trustee will establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The applicable Trustee will establish and maintain an account, in the name of the related Trust on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

  Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include boat retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account or the Collection Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Collection Account at any time may be less than the balance of the Reserve Account or the Collection Account. If the amount required to be withdrawn from any Reserve Account or the Collection Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Collection Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to boat receivables that it services for itself or others and that are comparable to such Receivables. The Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (except that DFS, as Servicer, may, for administrative purposes, modify the due date of a Receivable to a different date in the same month) or the amount of the scheduled payments. If the Servicer extends the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement), or takes other actions, the Servicer may be obligated to purchase the related Receivable for the Purchase Amount. The Servicer may sell the Financed Asset securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" herein.

  The Servicer may from time to time perform any portion of its servicing obligations under the applicable Transfer and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers which (other than the Transferor) shall have been approved by the Rating Agencies. Each applicable Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivable directly.

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) DFS is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the business day before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables by the Servicer.

SERVICER ADVANCES

  On or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Servicer Advance (but only to the extent that the Servicer, in its sole discretion, expects to recoup such Servicer Advance from subsequent payments on or with respect to the Receivables) an amount equal to the amount of interest due on the related Receivables at their respective APRs for the related Collection Period (assuming that such Receivables pay on their respective due dates) minus the amount of interest actually received on such Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Servicer Advances. In addition, in the event that a Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), certain liquidation proceeds with respect to such Receivables attributed to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Servicer Advances. No Servicer Advances will be made in respect of principal of the Receivables or in respect of Defaulted Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  To the extent specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to the distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.

  The Servicer will also be entitled retain any late fees, prepayment charges and other administrative fees or similar charges provided for under the Receivables allowed by applicable law and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary servicing procedures that it follows with respect to all comparable boat receivables that it services for itself and others.

  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of boat receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, and reporting tax information to Obligors. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

  If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive additional compensation from amounts on deposit in a Reserve Account or other account relating to the applicable Trust, or from other funds (including collections on the related Receivables) relating to such Trust.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

  RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to an amount specified in the related Prospectus Supplement by the deposit therein of certain collections on the related Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor, to the Servicer or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

  As an administrative convenience, unless the Servicer is required to remit payments daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Servicer Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

  Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to each Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding calendar year (or, in the case of the first such certificate, from the applicable Closing Date through the end of the preceding calendar year) with certain standards relating to the servicing of the applicable Receivables.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will also provide for annual delivery to the related Indenture Trustee or Trustee, as applicable, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date through the end of the preceding calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default known to such officer. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Transfer and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

  Each Transfer and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Transfer and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Transfer and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer, substantially as a whole, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

  "Servicer Default" under each Transfer and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Transfer and Servicing Agreement or Pooling and Servicing Agreement or other Basic Document, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer; and (iv) any other event described as a "Servicer Default" in the related Prospectus Supplement. "Insolvency Event" means, with respect to any (1) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (2) the commencement by such person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

RIGHTS UPON SERVICER DEFAULT

  In the case of any Trust that has issued Notes, as long as a Servicer Default under a Transfer and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Transfer and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transfer and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of the type of receivables included in the Trust.

WAIVER OF PAST DEFAULTS

  With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or the Noteholders of such Series) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Transfer and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Each of the Transfer and Servicing Agreements may be amended by the related Trust, the Depositor and the Servicer , with the consent of the related Indenture Trustee but, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trust and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

NON PETITION

  The related Trust Agreement will provide that the Trustee and the Certificateholders will not at any time acquiesce, petition or otherwise invoke or cause (or join with any other person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of the Depositor or the Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

PAYMENT OF NOTES

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION

  With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

  To the extent provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Noteholders and Certificateholders would be sufficient to pay the sum of the outstanding principal amount of the Securities plus the accrued but unpaid interest on the Securities.

  If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. Any such successful bid must equal an amount which is not less than the outstanding principal amount of the Securities plus accrued interest on the Securities.

  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

  If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

  The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the transfer of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in any state deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Transfer and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the transfer of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such transfer.

  Any lien or security interest in a Financed Asset may be held by an agent or trustee for the benefit of DFS and/or the Transferor. In connection with the transfer of the related Receivable to the related Trust, such lien would then be held for the benefit of applicable Trust.

SECURITY INTERESTS IN BOATS

  Generally, security interests in boats may be perfected in one of three ways: (a) in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; (b) in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, in some jurisdictions a purchase money lien in consumer goods may be perfected without any filing requirement; and (c) if a boat qualifies for documentation under Federal law, a preferred mortgage (a "Preferred Mortgage") may be obtained under the federal ship mortgage statutes by filing the Preferred Mortgage with the Secretary of Transportation of the United States, who conducts such function through the United States Coast Guard (the "Coast Guard").

  To qualify for documentation under Federal law, a boat must measure at least five net tons, which is a measure not of weight but of units of 100 cubic feet of enclosed, internal volume after certain deductions of space, as measured under Federal law. If a boat with a security interest perfected under state law is later documented under Federal law (or an application for documentation is duly filed), the exclusive method of perfecting a security interest in it is to have the boat owner sign a Preferred Mortgage and for the Preferred Mortgage to be filed with the Coast Guard. When a boat becomes documented under Federal law (or an application therefor is duly filed) the state law security interest becomes unperfected unless it is continued by the filing of a Preferred Mortgage under Federal law.

  The Transferor will represent that it has taken such measures necessary to perfect its security interest in each related Financed Boat under the applicable state or Federal law. Typically arrangements are made so that the necessary documents to grant and perfect the desired security interest or mortgage are signed by the consumer and are filed by the Dealer or the Transferor (or the applicable Originator, if the Transferor acquired the applicable Receivable from an Originator). In the event of clerical error or otherwise, the necessary actions will not have been taken, or taken in an untimely fashion. In such event, the Transferor may not have a perfected security interest in the Financed Boat or the security interest may be subordinate to the interests of subsequent purchasers of the Financed Boat, other lienholders, or bankruptcy trustees or receivers of the owner of the Financed Boat. The Transferor's security interest or Preferred Mortgage may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state or federal recording and filing officials. In addition, under certain state certificate of title statutes the Transferor must separately perfect its security interest in boat motors, unless the Financed Boat is properly documented under Federal law and, as a matter of Federal law, the particular boat motor is considered to be an appurtenance of the Financed Boat.

  If the security interest in the boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. Some states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the Transferor must surrender possession of the certificate of title in such circumstance for any related Financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to reregister the Financed Boat or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity to continue the perfection of the security interest in the Financed Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of boat contracts, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record (which in the case of the Financed Boats covered by such laws would be the Transferor or, if the Transferor acquired the Receivables from an Originator, would be such Originator or other entity, if applicable, which acquired such Receivable from the related Dealer) surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

  If the Transferor has perfected its security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will be required to file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. If the Servicer does not learn of the change or act in time, the perfection of the security interest could lapse. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Transferor's perfected security interest. The Servicer will be required to take steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Financed Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the Transferor's security interest.

  Due to the administrative burden and expense of (i) endorsing the certificate of title of each Financed Boat to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Financed Boats licensed in states where security interests in boats are subject to certificate of title statutes; (ii) filing amendments to or assignments of record of UCC-1 financing statements relating to each Financed Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (iii) filing each transfer of the Preferred Mortgages (and the payment of related filing fees) as required under Federal law to perfect the Trust's interest therein, in the case of Financed Boats which are documented under Federal law, none of such certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended or assigned of record, or transfers of Preferred Mortgages filed. In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the Financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in Financed Boats documented under Federal law, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in UCC states.

  In the case of "title" states, in the absence of the step described in clause (i) above, the Transferor (or, if the Transferor acquired the related Receivable from an Originator, such Originator) will continue to be named as the secured party on the certificates of title relating to the Financed Boats registered in such states. In most such states, a transfer of such Receivable would be an effective conveyance of such a security interest and the new secured party would succeed to the rights of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the rights of such Originator) as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the Transferor (or, if the Transferor acquired the related Receivable from an Originator, the lien of such Originator) on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of such state or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of the Transferor or an Originator, as the case may be, in the event of the insolvency of the Transferor or such Originator, as the case may be, and that, through fraud or negligence, the security interest of such Trust could be released by the Transferor or such Originator, as the case may be, as security holder of record.

  Similarly, neither the Transferor nor an Originator will, as the case may be, cause the documentation for Financed Boats which are subject to a Preferred Mortgage to be endorsed to reflect the Trust's interest therein nor will the transfer be filed with the Secretary of Transportation, and under Federal law no transfer of a Preferred Mortgage is valid against a third party without notice until the transfer is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a Trust's security interest in federally documented Financed Boats is subordinate to creditors and the receiver or trustee of the Transferor, an Originator or any other holder of the related Receivable, as the case may be, in the event of the insolvency of the Transferor (and, if the Transferor acquired the related Receivable from an Originator, in the event of an insolvency of such Originator or any other holder of the related Receivable), as the case may be, and to the rights of subsequent purchasers of such a Financed Boat, subsequent lenders who take a security interest in the Financed Boat and the bankruptcy trustee of the Obligor. This provision does not affect the validity of the original security interest as against the Obligor. As a general rule, a Preferred Mortgage on a Financed Boat is subordinate to the costs incurred by the court and the custodian of the Financed Boat incurred during foreclosure proceedings; liens for crew wages, salvage, general average, and tort claims, whenever they arise; Preferred Mortgages granted and perfected prior in time to the mortgage in question; liens under Federal law for "necessaries" (which are generally goods and services rendered or delivered to the Financed Boat) furnished before the Preferred Mortgage in question is perfected; and certain stevedoring charges (which are a type of "necessaries" claims) whenever they arise.

  A security interest perfected under state law is subordinate to the same costs and liens, and is also subordinate to liens for necessaries (including stevedoring charges) whenever they arise; previously perfected state law security interests; and certain other liens, including liens for storage, repairs and taxes.

  The priority of all security interests, mortgages, and liens is subject to the application of principles of equitable subordination and other changes due to the exercise by courts of their equitable discretion in appropriate cases. Certain state laws and Federal law permit the confiscation of boats by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated boat. Federal law protects a Preferred Mortgage from this result for violation of Federal laws if the mortgagor did not authorize, consent or conspire with respect to the unlawful act.

  The enforceability and priority of security interests in boats that journey outside the United States are subject to the laws of each country where such boats go, which laws vary from place to place.

  The validity of a Preferred Mortgage or a state law security interest in a Financed Boat that has ever been operated other than for pleasure could be challenged if Securityholders having a controlling interest with respect to the Trust were determined to be nationals of, or under the control of entities in, countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control in time of war or national emergency (and in connection therewith transfers of Securities to such nationals or entities could also be challenged).

  The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because a transfer of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the Boat.

  The Transferor will warrant in the Ganis/Depositor Transfer Agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each Financed Boat in favor of the Transferor as of the Closing Date, and that such security interest will be transferred to the related Trust albeit unaccompanied by any of the procedures described in clauses (i), (ii) and (iii) of the seventh preceding paragraph above. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Transferor to purchase the related Receivables. See "Risk Factors--Possible Payment Delays or Losses Resulting From Failure of the Trust to Have a Perfected Security Interest in the Receivables" herein. However, liens that take priority over a perfected security interest in a Financed Boat could arise, or the confiscation of a Financed Boat could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the Transferor's purchase obligation under the DFS/Ganis Transfer Agreement.

REPOSSESSION

  In the event of default by boat purchasers, the holder of the boat retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state or federal laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed boat. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the boat must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Financed Assets generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a boat and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the boat or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the boat.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and retail installment sales acts, lending acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect a transferee's ability to enforce consumer finance contracts such as the Receivables.

  The Fair Debt Collection Practices Act contains provisions that restrict where a legal action against a consumer may be filed. In the case of personal property, this is where the consumer resides or where the applicable contract was signed. When the consumer keeps the personal property collateral outside the court jurisdiction where the consumer resides or where the applicable contract was signed, the statute could require that the Trustee enforce the security interest or Preferred Mortgage in the Financed Boat by means of private repossession and sale, which is not always available in each case, depending upon the circumstances.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

  Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Boat may assert against the seller of the Financed Boat. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Transferor's warranties under the Ganis/Depositor Agreement or Pooling and Servicing Agreement and would create an obligation of the Transferor to purchase [or to cause an Originator to purchase] the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables" herein.

  Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In certain cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

  Under each Ganis/Depositor Agreement, the Transferor will warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would create an obligation of the Transferor to purchase or (if applicable) to cause an Originator to purchase the Receivable in the circumstances described under "Description of the Transfer and Servicing Agreements--Transfer of Receivables." See also "Risk Factors-- Possible Payment Delays and Losses Resulting from Lack of Enforceability of Receivables" and "Description of the Transfer and Servicing Agreements-- Transfer of Receivables" herein.

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a boat, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The following summary represents the opinion of Tax Counsel subject to the qualifications set forth herein. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

   The federal tax discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

  Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and in the Prospectus Supplement and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and the Certificates.

  Following is a brief summary of the tax opinions being rendered by Tax Counsel. If the Prospectus Supplement specifies that the related Trust will be treated as an owner trust, Tax Counsel is of the opinion that such Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel is of the opinion that the Notes issued by such Trust will be characterized as debt for federal income tax purposes. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Tax Counsel is of the opinion to the effect that such Trust will not be classified as an association taxable as a corporation for federal tax purposes and that such Trust will be classified as a grantor trust for federal income tax purposes.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CLASSIFICATION OF THE TRUST AS A PARTNERSHIP

  Tax Counsel is of the opinion that the Trust (which the Trust Agreement specifies is intended to be treated as a partnership) will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, reduced by its interest expense on the Notes provided the Notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  TREATMENT OF THE NOTES AS INDEBTEDNESS. The Transferor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

  INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of IRS Form 1001, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of IRS Form 4224.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file IRS Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit IRS Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the Notes is effectively connected with the conduct of a U.S. trade or business (in lieu of IRS Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of IRS Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1999, but IRS Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

  POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities

(including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor, the Servicer and the Trustee, and the Certificateholders by their purchase of Certificates, will agree to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the intended consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates.

  PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, interest payments on the Certificates at the Pass Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

  In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price, (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the Trust, if any, will be allocated to the Depositor.

  Based on the economic arrangement of the parties, this approach for allocating Trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, upon transfer of the Receivables to the Trust, the value of the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of transfer. If so, the Receivables may have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

  SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the Trust (the "old partnership") will be considered to contribute its assets to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

  DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

  The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1999. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                       TRUSTS TREATED AS GRANTOR TRUSTS

  TAX CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST. Tax Counsel is of the opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code. Owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by the Trust are referred to herein as "Grantor Trust Certificates."

  CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by the Grantor

Trust Certificates, including interest, OID, if any, market discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of its adjusted gross income. In addition, the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code adjusted for inflation ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation ("excess servicing"), the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  STRIPPED BONDS AND STRIPPED COUPONS. To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of Certificates represent stripped interests in the underlying Receivables, the Grantor Trust Certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on Certificates such as the Grantor Trust Certificates would be considered unconditionally payable, and thus, Tax Counsel is unable to opine as to the extent to which interest payments on the Certificates would be treated as qualified stated interest.

  MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the Code.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

  A holder who acquired a Grantor Trust Certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder held at the beginning of the year of the election or acquired thereafter. See "Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is generally irrevocable.

  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

  NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder).

  As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which is includible in gross income for federal income tax purposes regardless of its source.

  The Withholding Tax Regulations alter, in certain respects, the foregoing certification rules and generally are effective for periods after December 31, 1999. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Prospective investors should consult their tax advisors concerning the potential impact of the Withholding Tax Regulations.

  FASIT LEGISLATION. The "Small Business Job Protection Act of 1996" (the "Act") created a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." The Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate. The applicable Trust Agreement or Pooling and Servicing Agreement will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits ("REMICs") under applicable federal tax rules and regulations.

                       STATE AND LOCAL TAX CONSEQUENCES

GENERAL MATTERS

  The following is a general summary of certain State income tax consequences to the Trust and the original Certificateholders and Noteholders under the State income tax laws of Missouri, Illinois, California, and New York. The summary, together with the discussion in the Prospectus Supplement under the heading "State and Local Tax Consequences", represents the opinion of Bryan Cave LLP ("Special State Tax Counsel") subject to the limitations and qualifications set forth herein. No ruling of any State taxing authority has been sought with respect to the matters discussed herein and in the Prospectus Supplement, and the opinion of Special State Tax Counsel is not binding on any State or local taxing authority. The summary is intended as a general explanation only and does not furnish information in the level of detail or with the attention to the holder's specific tax situation as would be provided by a tax advisor to a Certificateholder or a Noteholder. In addition, the summary relies upon the correctness of certain opinions of Tax Counsel with respect to the federal income tax consequences to the Trust, Certificateholders and Noteholders.

  As a consequence of the foregoing, Noteholders and Certificateholders should consult their own tax advisors in determining the specific federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

STATE TAX LAWS DISCUSSED

  Because the Servicer has its principal office in the State of Missouri and will conduct its activities relating to servicing the receivables owned by the Trust from its offices located in the States of Illinois and California, and the Trust will be organized under the common law of the State of New York, these four States currently appear to have the strongest claim to tax any income derived by a Trust, or realized by the holders of Notes and Certificates by virtue of their ownership. It is possible, however, that other states may assert jurisdiction to tax income derived by a Trust, or by the holders of Notes and Certificates. In addition, future changes in the operations of the Servicer, the Trust, or other factors may cause the Trust or the income derived therefrom by Noteholders or Certificateholders to be subject to taxation in other states or jurisdictions. Furthermore, because of the factual nature of the issue, Special State Tax Counsel expresses no opinion as to the tax consequences to Certificateholders attributable to the activities of the Trust or the Servicer under the laws of any State. Finally Special State Tax Counsel is rendering no opinions with respect to the local tax consequences in any State, or the State tax consequences in any State other than California, Illinois, Missouri and New York.

TAX STATUS OF A TRUST FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Trust will not constitute an association taxable as a corporation, or a publicly traded partnership for federal income tax purposes, Special State Tax Counsel is of the opinion that a Trust will not constitute an association taxable as a corporation, or publicly traded partnership, for purposes of the income tax laws of the State of California, Illinois, Missouri or New York. Accordingly, such a Trust will not be subject to corporate income or franchise taxes imposed by the States of California, Illinois, Missouri and New York. However, if the Trust were deemed to be doing business in Illinois, the Trust could be subject to Illinois personal property replacement income tax. Such taxes could result in reduced distributions to Certificateholders. In addition, Certificateholders not otherwise subject to taxation in Illinois could become subject to Illinois income tax as a result of their ownership of Certificates.

TAX STATUS OF NOTEHOLDERS FOR CALIFORNIA, ILLINOIS, MISSOURI AND NEW YORK INCOME TAX PURPOSES

  Assuming that the Notes issued by a Trust are classified as debt for federal income tax purposes, Special State Tax Counsel is further of the opinion that such Notes will be classified as debt for purposes of the income tax laws of California, Illinois, Missouri and New York. Accordingly, Special State Tax Counsel is of the opinion that natural persons will not be subject to income tax liability imposed by any of those States with respect to interest and other income derived from the Notes, unless:

    (a) they reside in one of those States (in which case they will be subject to the tax imposed by the state of their residence), or

    (b) the Notes constitute either

      (i) property employed in a business, trade, profession or occupation carried on in Missouri,

      (ii)property employed in a regular trade or business conducted in Illinois,

      (iii) property which has acquired a business situs in California, or

      (iv) property employed in a business, trade, profession or occupation carried on in New York,

as the case may be.

  THE FEDERAL AND STATE DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan subject to ERISA is considered to be a fiduciary of such plan.

TRUSTS THAT ISSUE NOTES OR CERTIFICATES

  If the assets of a Trust were deemed to constitute plan assets of a Benefit Plan, the Benefit Plan's investment in Notes or Certificates might be deemed to constitute delegation under ERISA of the duty to manage plan assets by the fiduciaries making the decision on behalf of the Benefit Plan to make the investment, and transactions involving the Trust might be deemed as transactions with the Benefit Plan for the purpose of ERISA's fiduciary and prohibited transaction rules. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes or Certificates without regard to the ERISA considerations discussed herein, subject to the provisions of other applicable federal, state, and local law.

  A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

  The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

  The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment sales contracts such as the Receivables. In general, the Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

  Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (each a "Rating Agency");

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined in the Exemption);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Transferor pursuant to the transfer of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

    (7) The Trust satisfies the following requirements:

      (a) the corpus of the Trust consists solely of assets of the type which have been included in other investment pools,

      (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of a Rating Agency for at least one year prior to the Benefit Plan's acquisition of the Senior Certificates, and

      (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Senior
    Certificates.

  Furthermore, if the related Prospectus Supplement provides that the property of the Trust will include a Pre-Funding Account, certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan.

  The Exemption does not provide an exemption from ERISA Sections
406(a)(1)(E), 406(a)(2) or 407 for the purchase or holding of Senior Certificates by fiduciaries investing assets of Benefit Plans sponsored by any member of the Restricted Group or any affiliate of such person.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Transferor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

  Any Benefit Plan fiduciary considering the purchase of Senior Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Senior Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code. Each purchaser that purchases Senior Certificates with the assets of one or more Benefit Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series the ("Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

  In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

  Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Mayer, Brown & Platt, Chicago, Illinois and Bryan Cave LLP, St. Louis, Missouri and for the Underwriter for such series by Mayer, Brown & Platt. Certain federal income tax matters will be passed upon for each Trust by Mayer, Brown & Platt. Certain state income tax matters will be passed upon for each Trust by Bryan Cave LLP. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

accounts.................................................................     21
accredited investor......................................................     96
Act......................................................................     94
Administration Agreement.................................................     69
Administration Fee.......................................................     70
Administrator............................................................     69
Applicable Trustee.......................................................     51
APR......................................................................     14
Benefit Plan.............................................................     94
Boat Receivables.........................................................     27
capital asset............................................................     93
Cede.....................................................................     27
Cedel....................................................................     52
Cedel Participants.......................................................     52
Certificate Balance......................................................      8
Certificate Distribution Account.........................................     59
Certificate Pool Factor..................................................     33
Certificateholder........................................................     51
Certificateholders.......................................................     27
Certificates.............................................................      1
chattel paper............................................................     19
clearing corporation.....................................................     50
Closing Date.............................................................     57
Code.....................................................................     80
Collection Account.......................................................     59
Collection Period........................................................     61
Commission...............................................................      4
Cooperative..............................................................     53
Cutoff Date..............................................................     27
Dealer Agreements........................................................     27
Dealers.................................................................. 11, 27
Definitive Certificates..................................................     54
Definitive Notes.........................................................     54
Definitive Securities....................................................     54
Depositaries.............................................................     50
Depositor................................................................  4, 34
Depository...............................................................     37
Distribution Date........................................................     43
DFS/Ganis Transfer Agreement.............................................     42
DTC......................................................................     27
DTC's Nominee............................................................     27
Eligible Deposit Account.................................................     60
Eligible Institution.....................................................     60
Eligible Investments.....................................................     60
equity interest..........................................................     95
ERISA....................................................................     17
Euroclear................................................................     53
Euroclear Operator.......................................................     53
Euroclear Participants...................................................     53
Events of Default........................................................     39

Exchange Act.............................................................      4
Exemption................................................................     95
FASIT....................................................................     94
Final Scheduled Maturity Date............................................     14
Financed Assets..........................................................     10
Financed Boats...........................................................     10
foreign person...........................................................     82
FTC Rule.................................................................     78
Funding Period...........................................................      7
Ganis....................................................................      5
Ganis/Depositor Transfer Agreement.......................................     42
Grantor Trust Certificateholders.........................................     89
Grantor Trust Certificates...............................................     89
H.15(519)................................................................     45
Holder-in-Due-Course.....................................................     78
Indenture................................................................      6
Indenture Trustee........................................................      1
Indirect Participants....................................................     51
Cutoff Date..............................................................     10
Initial Pool Balance.....................................................     69
Initial Receivables......................................................     10
Insolvency Event.........................................................     66
Investment Earnings......................................................     60
IRS......................................................................     80
Issuer...................................................................      5
market discount..........................................................     91
new partnership..........................................................     86
Note Distribution Account................................................     59
Note Pool Factor.........................................................     32
Noteholder...............................................................     51
Noteholders..............................................................     27
Notes....................................................................      1
Obligors.................................................................     27
OID......................................................................     81
OID regulations..........................................................     81
old partnership..........................................................     86
Participants.............................................................     51
parties in interest......................................................     94
Pass Through Rate........................................................      8
Payment Date.............................................................     38
Plan Assets Regulation...................................................     95
Pool Balance.............................................................     33
Pooling and Servicing Agreement..........................................      5
Portfolio interest.......................................................     82
Pre-Funded Amount........................................................     11
Pre-Funding Account......................................................      2
Preferred Mortgages......................................................     15
prepayments.............................................................. 24, 32
prohibited transaction...................................................     94
Prospectus Supplement....................................................      1
Purchase Amount..........................................................     59
Rating Agency............................................................     96

Receivables..............................................................      2
Receivables Pool.........................................................     27
Registration Statement...................................................      4
Related Documents........................................................     41
Reserve Account..........................................................     64
Restricted Group.........................................................     97
Rules....................................................................     52
Schedule of Receivables..................................................     58
Section 1286 Treasury Regulations........................................     90
Securities...............................................................      1
Securities Act...........................................................      4
Securityholder...........................................................     51
Securityholders..........................................................     27
Senior Certificates......................................................     95
Servicer.................................................................      5
Servicer Advance.........................................................     13
Servicer Default.........................................................     66
Servicing Fee............................................................     62
Servicing Fee Rate.......................................................     62
Simple Interest Receivables..............................................     30
Strip Certificates.......................................................      9
Strip Notes..............................................................      7
Subsequent Receivables...................................................      2
Subsequent Transfer Date.................................................     58
Terms and Conditions.....................................................     53
Transfer and Servicing Agreement.........................................     10
Transferor...............................................................      5
Trust....................................................................   1, 5
Trust Accounts...........................................................     60
Trust Agreement..........................................................      5
Trustee..................................................................   1, 5
U.S. Person..............................................................     93
UCC...................................................................... 15, 59

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                               [Alternate Page]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by Deutsche Recreational Asset Funding Corporation (the "Depositor") as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in the related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, the telephone number (314) [523-3000].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED [     ], 1998
                                                                     VERSION #3A
                                                                         [BOATS]

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED      , 199 )

                                   $(       )

DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199-(  )
(  %) ASSET BACKED NOTES, CLASS (  )
(  %) ASSET BACKED NOTES, CLASS (  )
(  %) ASSET BACKED CERTIFICATES

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

                                 ------------

Distribution Financial Services Boat Trust 199 -(  ) (the "Trust") will be
governed pursuant to a Trust Agreement to be dated as of      , 199 , between
Deutsche Recreational Asset Funding Corporation (the "Depositor") and (     ),
as (Owner) Trustee. The Trust will issue $       aggregate principal amount of
(  %) Asset Backed Notes, Class (  ) (the "Class (  ) Notes") and $
aggregate principal amount of ( %) Asset Backed Notes, Class ( ) (the "Class ( ) Notes" and, together with the Class ( ) Notes, the "Notes") pursuant to
an Indenture to be dated as of      , 199 , between the Trust and        , as
Indenture Trustee. (No principal payments will be made in the Class ( ) Notes until the Class ( ) Notes have been paid in full, and to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights of the holders of the Class ( ) Notes, as more fully described herein.)

                                             (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-10] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ORIGINAL                          PROCEEDS TO
                                  PRINCIPAL PRICE TO  UNDERWRITING THE DEPOSITOR
                                   AMOUNT   PUBLIC(1)   DISCOUNT      (1)(2)
Class (  ) Notes.................  $               %          %             %
Class (  ) Notes.................                  %          %             %
Certificates.....................                  %          %             %
    Total........................  $         $          $             $

(1)  Plus accrued interest, if any, from       , 199 .
(2) Before deducting expenses, estimated to be $        .

The Notes and the Certificates are offered by [Name of Underwriter] (the "Underwriter") subject to prior sale, when, as and if issued and accepted by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor, in immediately available funds on or about
     , 199 .

                           [NAME OF UNDERWRITER]

     , 199 .

  The Trust will also issue $       aggregate principal amount of (  %) Asset
Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sale contracts and/or retail installment loans (the "Receivables"), secured by security interests in new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets" or "Financed Boats"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

  Interest on each class of Notes will be payable on the     day of each month
or, if any such day is not a Business Day, on the next succeeding Business Day
(each, a "Distribution Date"), commencing      , 199 . Principal of the Notes
will be payable on each Distribution Date to the extent described herein; however, no principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

  The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes as and to the extent described herein. In addition, no distributions of principal on the Certificates will be made until all the Notes have been paid in full. See "Risk Factors--Subordination of the Certificates to the Notes" herein.

  Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class ( ) Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See

"Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................
                               Distribution Financial Services Boat Trust 199- ( ) (the "Trust" or the "Issuer"), a
                               (           ) a [business trust] to be governed
                               pursuant to a Trust Agreement dated as of
                                              , 199  (as amended and
                               supplemented from time to time, the "Trust
                               Agreement"), between the Depositor and the Owner Trustee.

Transferor.................... Ganis Credit Corporation.

Depositor..................... Deutsche Recreational Asset Funding Corporation
                               (the "Depositor").

Servicer...................... Deutsche Financial Services Corporation (the
                               "Servicer").

Indenture Trustee.............           , as trustee under the Indenture (the
                               "Indenture Trustee").

Owner Trustee.................        , as trustee under the Trust Agreement
                               (the "Owner Trustee").

Closing Date.................. On or about         , 199 .

Cutoff Date...................         , 199 .

The Notes..................... The Trust will issue Asset Backed Notes pursuant to an Indenture to be dated as of
                                    , 199  (as amended and supplemented from
                               time to time, the "Indenture"), between the
                               Trust and the Indenture Trustee, as follows:
                               (i) ( %) Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the aggregate initial
                               principal amount of $     ; and (ii) (  %)
                               Asset Backed Notes, Class ( ) (the "Class ( ) Notes") in the aggregate initial principal
                               amount of $     . The Class (  ) Notes and the
                               Class ( ) Notes are collectively referred to herein as the "Notes".

                               The Notes will be secured by the assets of the Trust pursuant to the Indenture.

The Certificates.............. The Trust will issue (  %) Asset Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of
                               $     . The Certificates will represent
                               fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Receivables............... The Receivables will have an aggregate
                               principal balance of approximately $      (the
                               "Initial Pool

                               Balance") as of the Cutoff Date. The
                               Receivables will consist of retail installment sale contracts and/or retail installment loans between Obligors and Dealers, between Originators and Dealers and/or between the Transferor and Obligors, secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets" or "Financed Boats"). The Receivables were originated by the Transferor [and/or] were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the
                               Receivables was approximately   %, the weighted
                               average remaining maturity of the Receivables was approximately months, and the weighted average original maturity of the Receivables
                               was approximately    months. No Receivable has
                               a scheduled maturity later than      , 20
                               (the "Final Scheduled Maturity Date"). See "The Receivables Pool" herein.

                               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Terms of the Notes

  A. Distribution Dates....... Payments of interest and principal on the Notes
                               will be made on the     day of each month or,
                               if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date"), commencing      , 199 .
                               Each reference to a "Payment Date" in the
                               Prospectus shall refer to a Distribution Date herein. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the [ ] day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the States
                               of (         ) are authorized by law,
                               regulation or executive order to be closed.

  B. Interest Rates........... The Class (  ) Notes will bear interest at a
                               per annum rate of   % (the "Class (  ) Rate")
                               and the Class (  ) Notes will bear interest at
                               a per annum rate of    % (the "Class (  )
                               Rate").

                               The interest rates for the various classes of Notes are referred to herein collectively as "Interest Rates" and for each class of Notes as the "Interest Rate" for such class.

  C. Interest................. Interest on the outstanding principal amount of the Notes will accrue at the applicable
                               Interest Rate from the Closing Date (in the
                               case of the first Distribution Date) or from
                               the     day of the month preceding the month of
                               a Distribution Date to and including the day of the month of such Distribution Date (each an "Interest Accrual Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes--Payments of Interest" herein.

  D. Principal................ Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the
                               Noteholders' Principal Distributable Amount for the calendar month (the "Collection Period") preceding such Distribution Date (or in the case of the first Distribution Date, the period from and including the Cutoff Date to and
                               including      , 199 ) to the extent of funds
                               available therefor. The "Noteholders' Principal Distributable Amount" will equal the sum of (i) the Regular Principal Distribution Amount plus
                               (ii) the Accelerated Principal Distribution
                               Amount. The "Regular Principal Distribution
                               Amount" with respect to any Distribution Date will equal the amount of principal paid [or, in certain circumstances, scheduled to be paid] with respect to the Receivables plus, in certain circumstances, the principal balance of [defaulted] Receivables, as calculated by the Servicer as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein. The "Accelerated Principal Distribution Amount" with respect to a Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), (b) the interest due on the Notes, (c) the Regular Principal Distribution Amount, (d) the interest due on the Certificates, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date.

                               On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Payments to Securityholders will be made on each Distribution Date in accordance with such determination. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period.

                               No principal payments will be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full.

                               The outstanding principal amount of the Class
                               (  ) Notes, to the extent not previously paid,
                               will be payable on the      (199 )(20 )
                               Distribution Date (the "Class (  ) Final
                               Scheduled Distribution Date"); and the
                               outstanding principal amount of the Class ( ) Notes, to the extent not previously paid, will
                               be payable on the      (199 )(20 ) Distribution
                               Date (the "Class (  ) Final Scheduled
                               Distribution Date").

  E. Optional Redemption...... The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of the Class ( ) Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional Redemption" herein.

Terms of the Certificates

  A. Distribution Dates....... Distributions with respect to the Certificates will be made on each Distribution Date,
                               commencing      , 199 . Distributions will be
                               made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date (which will be the [ ] day of the preceding month if Definitive Certificates are issued).

  B. Pass Through Rate........ (  )% per annum (the "Pass Through Rate").

  C. Interest................. On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders 30 days of accrued interest at the Pass Through Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Total Distribution Amount and the Reserve Account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the first Distribution
                               Date) or from the [  ] day of the month
                               preceding the month of the Distribution Date to and including the [ ] day of the month of such Distribution Date.

  D. Principal................ No distributions of principal on the
                               Certificates will be made until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Class ( ) Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee, payments of interest and principal, if any, due in respect of the Notes and the distribution of interest in respect of the Certificates. The "Certificateholders' Principal Distributable Amount" will be the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements--Distributions" herein.

  E. Optional Prepayment...... If the Servicer exercises its option to purchase the Receivables, the terms of which option are summarized under "Terms of the Notes--E. Optional Redemption" above, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to
                               Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Certificates--Optional Prepayment" herein.

Reserve Account............... (DESCRIBE RESERVE ACCOUNT FORMULA)

Collection Account; Priority
of Payments...................
                               Except under certain conditions described herein or as otherwise acceptable to each Rating Agency, the Servicer will be required to remit collections received with respect to the Receivables within [ ] Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). At the beginning of each Collection Period the Indenture Trustee will apply collections in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. Pursuant to the Transfer and Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee, together with any unpaid Servicing Fees from prior Distribution Dates (if for any reason such amount was not paid at the beginning of the Collection Period as described above), to the Servicer, (ii) the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount into the Note Distribution Account, (iii) the Certificateholders' Interest Distributable
                               Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount into the Certificate Distribution Account and (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.................... In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and state income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income and state tax laws to the Trust and the Securities.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. Except as provided herein under "ERISA Considerations," the Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Rating of the Notes........... It is a condition to the issuance of the Notes that they be rated " " by at least one Rating Agency. The rating of the Notes by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the Noteholders will receive payments and interest, however, the rating on the Notes does not address the timing of distributions of principal of the Notes prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

Rating of the Certificates.... It is a condition to the issuance of the
                               Certificates that they be rated at least in the " " category or its equivalent by at least one Rating Agency. The rating of the Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the Certificateholders will receive payments of principal and interest, however, the rating on the Certificates does not address the timing of the distributions of principal in respect of the Certificates prior to the Final Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are Not Recommendations" herein.

Absence of Market............. The Securities will be a new issue of securities with no established trading market. The Issuer does not expect to apply for listing of the Securities on any national securities exchange or quote the Securities in the automated quotation system of a registered securities association. The underwriter(s) expects to make a secondary market in the Securities, but has no obligation to do so. [See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

  RISK THAT SECURITYHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (                   )
at the Cutoff Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Securityholders, which could result in delays and reductions in payments to Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the [Notes][Certificates]", [each] class of [Notes][Certificates] has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the

Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE SECURITIES AND FIXED RATE RECEIVABLES. The Securities bear interest at floating rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Securities exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE SECURITIES AND FLOATING RATE RECEIVABLES. The Securities bear interest at fixed rates as described under "Description of the Notes--Payments of Interest" and "Description of the Certificates--Distribution of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Securities, there may be insufficient collections to make interest payments owing on the Securities, and delays and reductions in payments to Securityholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest rate on the [Receivables] [Securities] exceeds [ ]. [Describe any material limitations in swap/cap agreement.] [Name of counterparty] currently is rated [ ] by [ ]. No assurance can be given that [name of counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty], becomes bankrupt or insolvent, delays and reductions in payments to Securityholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment
rating category, and that the Certificates be rated at least in the "    "
category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Issuer, Distribution Financial Services Boat Trust 199 -( ), is a
[business] trust formed under the laws of the State of (        ) pursuant to
the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to the Certificate
Balance of $     , excluding amounts deposited in the Reserve Account. The
equity of the Trust, together with the net proceeds from the sale of the Notes, may be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Subordination; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust's principal offices are in      ,      ,       in care of (     ),
as Owner Trustee, at the address listed below under "--The Owner Trustee".

                          CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

      Class (  ) Notes...............................................
      Class (  ) Notes...............................................
      Certificates...................................................
                                                                      ----------
        Total........................................................ $
                                                                      ==========

                               THE OWNER TRUSTEE

                    is the Owner Trustee under the Trust Agreement.
            is a      (state) banking corporation and its principal offices
are located at     ,     ,     . The Depositor and its affiliates may maintain
normal commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables transferred to the Trust on the Closing Date. The Receivables (will be)(have been) acquired by the Depositor from the Transferor. The Transferor originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business. The Receivables were selected from the Transferor's portfolio for transfer to the Depositor, and were selected from the Depositor's portfolio for inclusion in the Receivables Pool, by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of at least
$       , [(ii) had not more than     remaining scheduled payments, (iii) had
not more than     original scheduled payments, and (iv) had a [fixed] APR of
not less than   % per annum. As of the Cutoff Date, no Obligor on any
Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

  A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

           DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                      COMPOSITION OF THE RECEIVABLES POOL

 WEIGHTED                                     WEIGHTED      WEIGHTED
AVERAGE APR    AGGREGATE                       AVERAGE       AVERAGE       AVERAGE
    OF         PRINCIPAL       NUMBER OF      REMAINING     ORIGINAL      PRINCIPAL
RECEIVABLES     BALANCE       RECEIVABLES       TERM          TERM         BALANCE
-----------    ----------     -----------     ---------     ---------     ----------
       %       $                                 months        months     $

           DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                  DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                               NUMBER OF      AGGREGATE     PERCENT OF AGGREGATE
APR RANGE                     RECEIVABLES PRINCIPAL BALANCE PRINCIPAL BALANCE(1)
---------                     ----------- ----------------- --------------------
 0.00%- 5.00%................                $                          %
 5.01%- 6.00%................
 6.01%- 7.00%................
 7.01%- 8.00%................
 8.01%- 9.00%................
 9.01%-10.00%................
10.01%-11.00%................
11.01%-12.00%................
12.01%-13.00%................
13.01%-14.00%................
14.01%-15.00%................
15.01%-16.00%................
16.01%-17.00%................
17.01%-18.00%................
Greater than 18.00%..........

--------
(1) Percentages may not add to 100.0% because of rounding.

           DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

       PERCENTAGE AGGREGATE
STATE   PRINCIPAL BALANCE
(2)            (1)
-----  --------------------

               ----
                   %

--------
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately   % of the aggregate principal balance of the Receivables,
constituting   % of the number of the Receivables, represent used boats.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning retail new and used marine receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                         MARINE RECEIVABLES PORTFOLIO

                                     AT DECEMBER 31,                           AT JUNE 30,
                          --------------------------------------  --------------------------------------
                                 1997                1996                1998                1997
                          ------------------  ------------------  ------------------  ------------------
                          NUMBER OF           NUMBER OF           NUMBER OF           NUMBER OF
                          CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                          --------- --------  --------- --------  --------- --------  --------- --------
                                                    (DOLLARS IN THOUSANDS)
Portfolio...............    7,822   $500,523    6,143   $362,018    9,948   $624,864    7,186   $442,544
Period of Delinquency
 30-59 Days.............       64      3,246       52      2,361       33      1,784       52      1,746
 60-89 Days.............        8        246        4        153        9        344        7        426
 90 Days or More........       20      1,496       17        978       12        662       20        546
Total Delinquencies.....       92   $  4,990       73   $  3,512       54   $  2,780       79   $  2,718
Total Delinquencies as a
 percent of the
 Portfolio..............     1.18%      1.00%    1.19%      0.97%    0.54%      0.45%    1.10%      0.61%

                                                   AT DECEMBER 31, 1995
                                            -----------------------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
                                               (DOLLARS IN
                                                THOUSANDS)
Portfolio..................................   3,742   $198,130
Period of Delinquency
 30-59 Days................................      37      1,634
 60-89 Days................................      11        292
 90 Days or More...........................       6        469
Total Delinquencies........................      54   $  2,395
Total Delinquencies as a percent of the
 Portfolio.................................    1.44%      1.21%

--------
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                           CREDIT LOSS EXPERIENCE(1)

                         MARINE RECEIVABLES PORTFOLIO

                               SIX MONTHS ENDED
                                   JUNE 30,         YEAR ENDED DECEMBER 31,
                               ------------------  ---------------------------
                                 1998      1997      1997      1996     1995
                               --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period............ $562,694  $402,281  $431,271  $260,074  $99,056
Average Number of Contracts
 Outstanding During the
 Period.......................    8,685     6,665     6,983     4,943    1,871
Net Losses.................... $    696  $    665  $    756  $    813  $   239
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3)............     0.12%     0.17%     0.18%     0.29%    0.24%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.
(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.
(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Notes and Certificates, (iii) make payments on the Notes and the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this Prospectus Supplement, the Trust had no operating history.

CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary sources of capital are expected to be the net proceeds from the sale of the Certificates and the Notes. The Trust will initially be
capitalized with equity equal to the Certificate Balance of $[       ],
excluding amounts deposited in the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The principal operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to pay interest and principal on the Notes and to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used boat receivables, including those previously sold which the Servicer continues to service, refer to "The Receivables Pool--Delinquencies and Net Losses." Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to consumer boat loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  Total marine receivables at June 30, 1998 of $624.9 million reflect substantially all marine receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 54 contracts totaling $2.79 million were 30 or more days delinquent, representing 0.45% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.61% and 1.00%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $755 thousand in 1997 or 0.18% of average portfolio outstandings. As a percentage of the portfolio, losses decreased from 0.29% in 1996 and 0.24% in 1995. Losses for the six-month period ended June 30, 1998 were $696 thousand or 0.12% of average portfolio receivables (not annualized), down from 0.17% (not annualized) in the prior year's six-month period in spite of the higher year end 1997 delinquency noted above. While there can be no assurance of future portfolio delinquency or loss experience, management of the Transferor and Servicer are not aware of any trends in the marine industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class ( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes--Payments of Principal" and "Description of the Certificates--Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.
                                         , a           , will be the Indenture
Trustee under the Indenture.

PAYMENTS OF INTEREST

  The Notes will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities--[Fixed] [Floating] Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each
Distribution Date, commencing      , 199 . Interest on the outstanding
principal amount of the Notes will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the day of the month preceding the month of a Distribution Date to and including
the [   ] day of the month of the Distribution Date (each an "Interest Accrual
Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

  Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

  Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period plus the principal balances of [defaulted] Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Subordination; Reserve Account" herein.

  On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

  On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero; and (ii) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date; and the principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

  The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price"). See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST

  On each Distribution Date, commencing      , (199 )(20  ), the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute [Fixed] [Floating] Rate Securities, as such term is defined under "Certain Information Regarding the Securities--[Fixed] [Floating] Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case
of the first Distribution Date) or from the      day of the month preceding
the month of the Distribution Date to and including the      day of the month
of such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

  Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Subordination; Reserve Account" herein.

OPTIONAL PREPAYMENT

  If the Servicer exercises its option to purchase the Receivables, the terms of which option are described under "Description of the Notes--Optional Redemption" herein, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements-- Termination" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Transfer and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Transfer and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal [received in the Collection Period in which the Receivable became a Liquidated Receivable].

  The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer;
(iv) the Purchase Amount of each Receivable that was purchased by the Depositor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date [on an actual basis].

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

    (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts are not paid at the beginning of the related Collection Period;

    (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

    (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

    (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

    (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

    (vi) the remaining balance, if any, to the Reserve Account.

  For purposes hereof, the following terms shall have the following meanings:

    "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

    "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest
  Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

    "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

    "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

    "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and (ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

    "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal
  Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

    "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

    "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal
  Distributable Amount and the Certificateholders' Interest Distributable
  Amount.

    "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

    "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

    "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

    "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Distribution Date and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on the Final Scheduled Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

    "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

    "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding
  Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

    "Certificate Balance" equals, initially, $        and, thereafter, equals
  the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

  On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

    (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

    (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

      (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero; and

      (b) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero.

  On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

SUBORDINATION; RESERVE ACCOUNT

  The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Transfer and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor
on the Closing Date of cash or Eligible Investments in the amount of $       .

(DESCRIBE RESERVE ACCOUNT FORMULA)

  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders'

Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

  "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

  "Certificate Interest Reserve Amount" means the lesser of (i) $        less
the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and (ii) % of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction
by any Rating Agency to less than "   " or its equivalent, or withdrawal by
any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

  If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

  After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

  The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Mayer, Brown & Platt, counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the

Class ( ) Notes, will not be issued with original issue discount ("OID"). For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special state tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown and Platt, counsel to the Trust with respect to certain federal income tax matters, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for California, Illinois and Missouri income tax purposes. For additional information regarding the State and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an employee benefit plan or an individual retirement account (each a "Benefit Plan") subject to ERISA or Section 4975 of the Code. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the Trust would be treated as assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming that the Notes would be treated as debt under applicable local law, the Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the Servicer, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to purchase a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred by its acceptance and holding of any Notes or an interest therein, will be deemed to represent and warrant that its acquisition and continued holding of the Notes will not, throughout the term of the holding, result in a non-exempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

  No sale, pledge or transfer of a Certificate or any interest therein may be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless the purchase and holding of such Certificate is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions have been satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of % per Class ( ) Note and % per Class ( ) Note. The Underwriter may allow and
such dealers may reallow a concession not in excess of     % per Class (  )
Note and % per Class ( ) Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to
certain dealers at such price less the initial concession not in excess of   %
per Certificate. The Underwriter may allow and such dealers may reallow a
concession not in excess of   % per Certificate to certain other dealers.
After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

  Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  [If the Underwriter is an affiliate of Deutsche Bank AG, insert the following paragraph:] [Name of Underwriter], the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of [Name of Underwriter] are the sole responsibility of [Name of Underwriter] and do not create any obligation on the part of any affiliate of [Name of Underwriter].

                                LEGAL OPINIONS

  Certain legal matters relating to the Notes and the Certificates and certain federal income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.). Certain state income tax matters relating to the Notes and Certificates will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS
                               [TO BE CONFORMED]

APR...................................................................      S-12
Available Amount......................................................      S-22
Business Day..........................................................       S-5
Cede..................................................................       S-3
Certificate Balance...................................................      S-21
Certificate Interest Reserve Amount...................................      S-22
Certificateholders....................................................       S-7
Certificateholders' Distributable Amount..............................      S-20
Certificateholders' Interest Carryover Shortfall......................      S-21
Certificateholders' Interest Distributable Amount.....................      S-20
Certificateholders' Monthly Interest Distributable Amount.............      S-20
Certificateholders' Monthly Principal Distributable Amount............      S-21
Certificateholders' Principal Carryover Shortfall.....................      S-21
Certificateholders' Principal Distributable Amount....................      S-21
Certificates..........................................................       S-4
Class (  ) Final Scheduled Distribution Date..........................       S-6
Class (  ) Notes......................................................       S-1
Closing Date..........................................................       S-5
Code..................................................................       S-8
Collection Account....................................................       S-7
Collection Period.....................................................       S-5
Commission............................................................       S-3
Depositor.............................................................       S-1
Determination Date....................................................       S-6
Distribution Date.....................................................       S-2
DTC...................................................................       S-3
ERISA.................................................................       S-8
Exchange Act..........................................................       S-3
Final Scheduled Distribution Date.....................................      S-19
Final Scheduled Maturity Date.........................................       S-5
Financed Assets.......................................................       S-2
Indenture Trustee.....................................................       S-4
Indenture.............................................................       S-4
Initial Pool Balance..................................................       S-4
Interest Accrual Period...............................................       S-5
Interest Distribution Amount..........................................      S-18
Interest Rates........................................................       S-5
Issuer................................................................       S-4
Liquidated Receivables................................................      S-18
Liquidation Proceeds..................................................      S-18
Noteholders...........................................................       S-5
Noteholders' Distributable Amount.....................................      S-20
Noteholders' Interest Carryover Shortfall.............................      S-20
Noteholders' Interest Distributable Amount............................      S-20
Noteholders' Monthly Interest Distributable Amount....................      S-20
Noteholders' Monthly Principal Distributable Amount...................      S-20
Noteholders' Principal Carryover Shortfall............................      S-20
Noteholders' Principal Distributable Amount........................... S-6, S-20

Notes......................................................................  S-1
OID........................................................................ S-23
Owner Trustee..............................................................  S-4
Pass Through Rate..........................................................  S-7
Payment Date...............................................................  S-5
Pool Balance...............................................................  S-5
Prospectus.................................................................  S-3
Rating Agency.............................................................. S-10
Realized Losses............................................................ S-18
Receivables Pool........................................................... S-11
Receivables................................................................  S-2
Record Date................................................................  S-5
Redemption Price........................................................... S-17
Regular Principal Distribution Amount...................................... S-18
Securities.................................................................  S-2
Securityholders............................................................  S-7
Servicer...................................................................  S-4
Tax Counsel................................................................  S-8
Total Distribution Amount.................................................. S-18
Transfer and Servicing Agreements.......................................... S-18
Trust Agreement............................................................  S-4
Trust......................................................................  S-1
Underwriter................................................................  S-2
Underwriting Agreement..................................................... S-24

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DE-POSITOR OR BY THE UNDERWRITER(S). THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PER-SON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DE-LIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMA-TION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT
[TO BE CONFORMED]
Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-11
The Trust.................................................................. S-13
Capitalization of the Trust................................................ S-13
The Owner Trustee.......................................................... S-13
The Receivables Pool....................................................... S-14
Delinquencies, Repossessions and Net Losses................................ S-15
The Transferor............................................................. S-17
The Servicer............................................................... S-17
Weighted Average Life of the Securities.................................... S-18
Description of the Notes................................................... S-18
Description of the Certificates............................................ S-20
Description of the Transfer and Servicing Agreements....................... S-21
Federal Income Tax Consequences............................................ S-26
ERISA Considerations....................................................... S-27
Underwriting............................................................... S-28
Legal Opinions............................................................. S-29
Index of Terms............................................................. S-30
PROSPECTUS
[TO BE CONFORMED]
Available Information......................................................    3
Incorporation of Certain Documents by Reference............................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   12
The Trusts.................................................................   21
The Receivables Pools......................................................   22
Weighted Average Life of the Certificates..................................   24
Pool Factors and Trading Information.......................................   25
Use of Proceeds............................................................   25
The Depositor..............................................................   25
Description of the Notes...................................................   29
Description of the Certificates............................................   34
Certain Information Regarding the Securities...............................   35
Description of the Transfer and Servicing Agreements.......................   42
Certain Legal Aspects of the Receivables...................................   53
Federal Income Tax Consequences............................................   59
ERISA Considerations.......................................................   73
Plan of Distribution.......................................................   75
Legal Opinions.............................................................   76
Index of Terms.............................................................   77

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OB-LIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$ (        )

DISTRIBUTION FINANCIAL SERVICES BOAT TRUST
199-( )

$
[ ] %
ASSET BACKED NOTES, CLASS ( )

$
[ ] %
ASSET BACKED NOTES, CLASS ( )

$
[ ] %
ASSET BACKED CERTIFICATES

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

[NAME OF UNDERWRITER]

PROSPECTUS SUPPLEMENT

         , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
SUBJECT TO COMPLETION, DATED        , 1998                           VERSION #3B

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED     , 199  )                  [BOATS]

$(    )

DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -(  )

( %) ASSET BACKED CERTIFICATES, CLASS A
( %) ASSET BACKED CERTIFICATES, CLASS B

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR
DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

                                  ----------

The Asset Backed Certificates, Series 199 - (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an
undivided ownership interest of approximately    % in a trust (the "Trust") to
be formed pursuant to a Pooling and Servicing Agreement to be entered into among Deutsche Recreational Asset Funding Corporation, as Depositor (the "Depositor"), Deutsche Financial Services Corporation, as Servicer (the
"Servicer"), and                      , as Trustee (the "Trustee"). The Class B
Certificates will evidence in the aggregate an undivided ownership interest of
approximately    % in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property

                                             (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-9] HEREIN AND ON PAGE [19] IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ORIGINAL         PRICE TO  UNDERWRITING PROCEEDS TO THE
                      PRINCIPAL AMOUNT PUBLIC(1) DISCOUNT     DEPOSITOR(1)(2)
Class A Certificates     $                  %            %              %
Class B Certificates     $                  %          %             %
Total                    $               $          $             $

(1) Plus accrued interest, if any, from    , 199 .
(2)Before deducting expenses, estimated to be $     .

The Certificates are offered by [Name of Underwriter] (the "Underwriter") subject to prior sale and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that when, as and if issued and accepted by the Underwriter the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor in immediately
available funds on or about    , 199  .

[NAME OF UNDERWRITER]

     , 199 .

(Continued from previous page)

will include a pool of retail installment sale contracts [and/or] retail installment loans (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets" or "Financed Boats"), collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts.

  Principal, and interest to the extent of the Pass Through Rate of    % per
annum, will be distributed on the   th day of each month (or the next
following business day) beginning         , 199  (the "Distribution Date").
The Final Scheduled Distribution Date on the Certificates will be           .

  The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to less than 10% of the Initial Pool Balance.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................ Distribution Financial Services Boat Trust 199
                               -( ) (the "Trust" or the "Issuer"), to be
                               formed pursuant to a Pooling and Servicing
                               Agreement to be dated as of           , 199
                               among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement")

Transferor.................... Ganis Credit Corporation.

Depositor..................... Deutsche Recreational Asset Funding Corporation
                               (the "Depositor").

Servicer...................... Deutsche Financial Services Corporation (the
                               "Servicer").

Trustee.......................       , as trustee under the Pooling and
                               Servicing Agreement (the "Trustee").

Closing Date.................. On or about        , 199 .

Cutoff Date...................    , 199 .

The Certificates.............. The Certificates will consist of two classes,
                               entitled    % Asset Backed Certificates, Class
                               A (the "Class A Certificates") and    % Asset
                               Backed Certificates, Class B (the "Class B
                               Certificates"). Each Certificate will represent a fractional undivided ownership interest in the Trust.

                               The Class A Certificates will evidence in the aggregate an undivided ownership interest (the
                               "Class A Percentage") of approximately    % of
                               the Trust (initially representing $          )
                               and the Class B Certificates will evidence in the aggregate an undivided ownership interest
                               (the "Class B Percentage") of approximately
                                  % of the Trust (initially representing
                               $          ). The Class B Certificates are
                               subordinated to the Class A Certificates, to the extent described herein.

The Receivables...............
                               The Receivables will have an aggregate
                               principal balance of approximately $    (the
                               "Initial Pool Balance") as of       , 199  (the
                               "Cutoff Date"). The Receivables will consist of retail installment sale contracts and/or installment loans between the Transferor and Obligors, between Originators and Obligors, or between Obligors and Dealers, secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets" or "Financed Boats"). The Receivables were originated by the Transferor or were acquired by the Transferor from Dealers [or Originators]. The Receivables will be transferred by the Transferor to the Depositor on or prior to the Closing Date, and will be transferred by the Depositor to the Trust on the Closing Date. As of the Cutoff Date, the weighted average annual percentage rate of the
                               Receivables was approximately   %, the weighted
                               average remaining maturity of the Receivables
                               was approximately    months, and the weighted
                               average original maturity of the Receivables
                               was approximately     months. No Receivable has
                               a scheduled maturity later than       , 20
                               (the "Final Scheduled Maturity Date"). See "The Receivables Pool" herein.

                               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Servicer Advances and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Distribution Dates............ Distributions with respect to the Certificates
                               will be made on the     day of each month or,
                               if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date") commencing       , 199 .
                               The Servicer shall determine the amount to be distributed on the Distribution Date on or before the Business Day preceding such Distribution Date (the "Determination Date"). Distributions will be made to holders of the Certificates (the "Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, as of the day of the preceding month (a "Record Date").

Class A Pass Through Rate.....    % per annum.

Class B Pass Through Rate.....    % per annum.

Interest...................... On each Distribution Date, the Trustee will distribute to the Class A Certificateholders 30 days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on the related Distribution Date) generally to the extent of funds available from (i) the Class A Percentage of the Interest Distribution Amount;
                               (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution Amount. The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool Balance as of the Cutoff Date and thereafter shall equal the initial Class A Certificate Balance, reduced by all principal distributions on the Class A Certificates. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Class A Principal............. On each Distribution Date, the Trustee will distribute to Class A Certificateholders an amount equal to the Class A Percentage of the Principal Distribution Amount for the Collection Period preceding such Distribution Date to the extent of funds available therefor. The "Principal Distribution Amount" is the amount of principal paid or, in certain circumstances, the principal balance of defaulted Receivables, as calculated by the Servicer as described under "Description of the Certificates-- Distributions." The Class A Percentage of the Principal Distribution Amount will be passed through on each Distribution Date to the Class A Certificateholders to the extent of funds available from (i) the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses), (ii) the Reserve Account and (iii) the Class B Percentage of the Total Distribution Amount. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

Class B Interest.............. On each Distribution Date, the Trustee will distribute to the Class B Certificateholders 30 days of interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to the extent of funds available, after giving effect to the prior rights of the Class A Certificateholders to receive the distribution of principal and interest due them as described above, from (i) the Class B Percentage of the Interest Distribution Amount and (ii) the Reserve Account. The "Class B Certificate
                               Balance" will equal, initially, $    and,
                               thereafter, will equal the initial Class B
                               Certificate Balance reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

Class B Principal............. On each Distribution Date, the Trustee will distribute the Class B Percentage of the Principal Distribution Amount to the Class B Certificateholders to the extent of funds available (after giving effect to the distribution of the interest and principal due to the Class A Certificateholders and the interest due to the Class B Certificateholders) from (i) the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) and (ii) the Reserve Account.

Optional Prepayment........... The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution the Certificates will be retired.

Reserve Account............... On the Closing Date, the Depositor will deposit in the Reserve Account cash or Eligible
                               Investments having a value of at least $    .

                               Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution
                               Date) in excess of the Specified Reserve
                               Account Balance for such Distribution Date will be released to the Depositor.

                               The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to (state formula). The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the Total Distribution Amount remaining after the payment of the Servicing

                               Fee and any prior unpaid Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account Balance. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution
                               Date) in excess of the Specified Reserve
                               Account Balance for such Distribution Date generally will be released to the Depositor and will no longer be available to the Certificateholders. The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account............ Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Pooling and Servicing Agreement, the Servicer will have the revocable power to instruct the Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated):

                               (i) the Servicing Fee for the prior Collection
                                   Period and any overdue Servicing Fees to the Servicer,

                               (ii) the Class A Distributable Amount to the
                                    Class A Certificateholders,

                               (iii) the Class B Distributable Amount to the
                                     Class B Certificateholders, and

                               (iv) the remaining balance, if any, to the
                                    Reserve Account.

Tax Status.................... In the opinion of Mayer, Brown & Platt, counsel to the Trust ("Tax Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations.......... Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                               The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Class A         It is a condition to the issuance of the Class
Certificates.................. A Certificates that they be rated "     " by at
                               least one Rating Agency. The rating of the Class A Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class A
                               Certificates will receive payments of principal and interest, however, the rating on the Class
                               A Certificates does not address the timing of distributions of principal in respect of the Class A Certificates prior to the Final
                               Scheduled Distribution Date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

Ratings of the Class B         It is a condition to the issuance of the Class
Certificates.................. B Certificates that they be rated at least in
                               the "    " category or its equivalent by at
                               least one Rating Agency. The rating of the Class B Certificates by a Rating Agency reflects such Rating Agency's assessment of the likelihood that the holders of the Class B
                               Certificates will receive payments of principal and interest, however, the rating on the Class
                               B Certificates does not address the timing of distributions of principal in respect of the Certificates prior to the Final Scheduled
                               Distribution Date. A rating is not a
                               recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Such rating should be evaluated independently of any other rating. See "Risk Factors--Ratings Are
                               Not Recommendations" herein.

Absence of Market............. The Certificates will be a new issue of securities with no established trading market. The Issuer does not expect to apply for listing of the Certificates on any national securities exchange or quote the Certificates in the automated quotation system of a registered securities association. The underwriter(s) expects to make a secondary market in the Securities, but has no obligation to do so. [See "Risk Factors" herein.]

                                 RISK FACTORS

  Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

  RISK THAT CERTIFICATEHOLDER MAY BE UNABLE TO LIQUIDATE ITS INVESTMENT PRIOR TO MATURITY. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

  (POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect
to the Receivables. Obligors on Receivables representing approximately      %
by principal balance of the Receivables were located in (                  )
at the Cutoff Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Certificateholders, which could result in delays and reductions in payments to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool" herein.)

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM SUBORDINATION OF PAYMENTS ON CERTIFICATES. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account. Investors in the Certificates should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted and could result in delays and reductions in payments to such investors.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM VARIATION AMONG CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST. As described under "Description of the Certificates", each class of Certificates has varying rights with respect to the amount, percentage and timing of distributions of principal [and/or] interest. Investors in each class which is entitled to distributions of principal [and/or] interest which are smaller (in amount or percentage) than, or which are made later than, distributions made to other classes should consider the risk that losses on the Receivables will be borne by such investors if the Reserve Account [or credit enhancement] is exhausted, and that such smaller or delayed distributions could result in delays and reductions in payments to such investors.

  POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM INSUFFICIENT PAYMENTS ON THE RECEIVABLES. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FLOATING RATE CERTIFICATES AND FIXED RATE RECEIVABLES. The Certificates bear interest at floating rates as described under "Description of the Certificates-- Distributions of Interest." However, the Receivables bear interest at fixed rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Certificates exceeds the fixed rates of interest borne by the Receivables, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM MISMATCH BETWEEN FIXED RATE CERTIFICATES AND FLOATING RATE RECEIVABLES. The Certificates bear interest at fixed rates as described under "Description of the Certificates-- Distribution of Interest." However, the Receivables bear interest at floating rates as described under "The Receivables Pool." In the event that the floating rate of interest on the Receivables is less than the fixed rates of interest borne by the Certificates, there may be insufficient collections to make interest payments owing on the Certificates, and delays and reductions in payments to Certificateholders could result.]

  [POSSIBLE PAYMENT DELAYS OR LOSSES RESULTING FROM USE OF FINANCIAL INSTRUMENTS SUCH AS SWAPS AND CAPS. [Name of counterparty] has agreed to provide a [swap] [cap] to the Trust. Pursuant to the [swap/cap], [name of counterparty] will make payments to the Trust in the event that the interest
rate on the [Receivables] [Certificates] exceeds [        ]. [Describe any
material limitations in swap/cap agreement.] [Name of counterparty] currently
is rated [   ] by [        ]. No assurance can be given that [name of
counterparty] will continue to maintain such rating or that [name of counterparty] will be able to fulfill its obligations under the [swap/cap]. [Describe legal enforceability risk, if applicable.] If [name of counterparty], becomes bankrupt or insolvent, delays and reductions in payments to Securityholders could result.]

  RATINGS ARE NOT RECOMMENDATIONS. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

  The Depositor will establish the Trust by transferring the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the transfer of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to those Financed Boats financed in states where security interests in boats are subject to certificate of title statutes will not be amended to reflect such transfers, (ii) UCC financing statements in respect of those Financed Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) and the transfer of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under Federal law. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the Financed Assets securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates--Distributions" and "--Subordination of the Class B Certificates; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described in the Prospectus under "Description of the Transfer and Servicing Agreements-- Accounts"; (ii) the Depositor's rights with respect to security interests in the Financed Assets; (iii) the Depositor's rights with respect to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be;
(iv) the Depositor's rights in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Assets with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

  The pool of Receivables (the "Receivables Pool") will include only the Receivables acquired by the Trust on the Closing Date. The Receivables (will
be) (have been) acquired by the Depositor from the Transferor, which originated the Receivables or acquired the Receivables from Dealers [or Originators] in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of at
least $    , [(ii) had not more than     remaining scheduled payments, (iii)
had not more than     original scheduled payments, and (iv) had a [fixed] APR
of not less than    % per annum. As of the Cutoff Date, no Obligor on any
Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

  A maximum of 5% (relative to the aggregate principal balance) of the Receivables, as they will be constituted at the time of the Closing Date, will deviate from the Receivables as described in this Portfolio Supplement.

  Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

              DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                      COMPOSITION OF THE RECEIVABLES POOL

      WEIGHTED                                WEIGHTED    WEIGHTED
       AVERAGE      AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
       APR OF       PRINCIPAL    NUMBER OF    REMAINING   ORIGINAL   PRINCIPAL
     RECEIVABLES     BALANCE    RECEIVABLES     TEAM        TEAM      BALANCE
     -----------    ---------   -----------   ---------   --------   ---------
         %            $                         months      months     $

              DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                           DISTRIBUTION BY APR OF THE
                                RECEIVABLES POOL

                                                                      PERCENT OF
                                                                      AGGREGATE
                                         NUMBER OF      AGGREGATE     PRINCIPAL
APR RANGE                               RECEIVABLES PRINCIPAL BALANCE BALANCE(1)
---------                               ----------- ----------------- ----------
 0.00% -  5.00%........................                   $                  %
 5.01% -  6.00%........................
 6.01% -  7.00%........................
 7.01% -  8.00%........................
 8.01% -  9.00%........................
 9.01% - 10.00%........................
10.01% - 11.00%........................
11.01% - 12.00%........................
12.01% - 13.00%........................
13.01% - 14.00%........................
14.01% - 15.00%........................
15.01% - 16.00%........................
16.01% - 17.00%........................
17.01% - 18.00%........................
Greater than 18.00%....................
                                           -----          -----

--------
(1)Percentages may not add to 100.0% because of rounding.

              DISTRIBUTION FINANCIAL SERVICES BOAT TRUST 199 -( )

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                                                            PERCENT OF AGGREGATE
STATE(2)                                                    PRINCIPAL BALANCE(1)
--------                                                    --------------------
   ........................................................             %
   ........................................................
   ........................................................
   ........................................................
   ........................................................
   ........................................................
                                                                    ----
                                                                        %

--------
(1) Percentages may not add to 100.0% because of rounding.

(2) Based on billing addresses of the Obligors, as reflected in the Servicer's records as of the Cutoff Date.

  Approximately   % of the aggregate principal balance of the Receivables,
constituting   % of the number of the Receivables, represent used boats.

DELINQUENCIES AND NET LOSSES

  Set forth below is certain information concerning retail new and used marine receivables originated or acquired by the Transferor and DFS. See "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus and "Management's Discussion and Analysis" below. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.

                        DELINQUENCY EXPERIENCE(1)

                       MARINE RECEIVABLES PORTFOLIO

                                    AT DECEMBER 31,                           AT JUNE 30,
                         --------------------------------------  --------------------------------------
                                1997                1996                1998                1997
                         ------------------  ------------------  ------------------  ------------------
                         NUMBER OF           NUMBER OF           NUMBER OF           NUMBER OF
                         CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT   CONTRACTS  AMOUNT
                         --------- --------  --------- --------  --------- --------  --------- --------
                                                   (DOLLARS IN THOUSANDS)
Portfolio...............   7,822   $500,523    6,143   $362,018    9,948   $624,864    7,186   $442,544
Period of Delinquency
 30-59 Days.............      64      3,246       52      2,361       33      1,784       52      1,746
 60-89 Days.............       8        246        4        153        9        344        7        426
 90 Days or More........      20      1,496       17        978       12        662       20        546
                           -----   --------    -----   --------    -----   --------    -----   --------
Total Delinquencies.....      92   $  4,990       73   $  3,512       54   $  2,780       79   $  2,718
Total Delinquencies
 as a percent of the
 Portfolio..............    1.18%      1.00%    1.19%      0.97%    0.54%      0.45%    1.10%      0.61%

                                                     AT DECEMBER 31,
                                                           1995
                                            -----------------------------------
                                            NUMBER OF
                                            CONTRACTS  AMOUNT
                                            --------- --------
                                               (DOLLARS IN
                                                THOUSANDS)
Portfolio..................................   3,742   $198,130
Period of Delinquency
 30-59 Days................................      37      1,634
 60-89 Days................................      11        292
 90 Days or More...........................       6        469
                                              -----   --------
Total Delinquencies........................      54   $  2,396
Total Delinquencies as a percent of the
 Portfolio.................................    1.44%      1.21%

--------

(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service. The Servicer treats a receivable as delinquent if any part of a scheduled payment is not received when due.

                        CREDIT LOSS EXPERIENCE(1)

                       MARINE RECEIVABLES PORTFOLIO

                               SIX MONTHS ENDED
                                   JUNE 30,         YEAR ENDED DECEMBER 31,
                               ------------------  ---------------------------
                                 1998      1997      1997      1996     1995
                               --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Average Amount Outstanding
 During the Period............ $562,694  $402,281  $431,271  $260,074  $99,056
Average Number of Contracts
 Outstanding During the
 Period.......................    8,685     6,665     6,983     4,943    1,871
Net Losses.................... $    696  $    665  $    755  $    813  $   239
Net Losses as a Percent of
 Average Amount
 Outstanding(2)(3)............     0.12%     0.17%     0.18%     0.29%    0.24%

--------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract. The information in the tables includes receivables that were sold by the Transferor and that the Servicer continues to service.

(2) The Dealer Agreements provide for recourse to Dealers with respect to receivables acquired by the Transferor or DFS from Dealers. In the event of (i) a breach of a warranty by the Dealer in the Dealer Agreement or
    (ii) a rescission or attempted rescission by an obligor, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under such contract are incurred by the Dealer and are not indicated in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and excluding any proceeds of repurchases by Dealers.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

  The Trust was formed to (i) acquire, hold and manage the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issue the Certificates,
(iii) make payments on the Certificates, and (iv) engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As of the date of this prospectus, the Trust had no operating history.

                        CAPITAL RESOURCES AND LIQUIDITY

  The Trust's primary source of capital is expected to be the net proceeds from the sale of the Certificates. The Trust will initially be capitalized
with equity equal to the Certificate Balance of $[          ], excluding
amounts deposited in the Reserve Account. The equity of the Trust will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Transfer and Servicing Agreement or otherwise will be distributed to the Depositor.

  The Trust's primary sources of liquidity will be income on the Receivables and other assets of the Trust, principal payments on the Receivables and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. The income generated from the Receivables and other assets owned by the Trust and the related operating expenses will determine the Trust's results of operations in the future. The principle operating expense of the Trust is expected to be the Servicing Fee.

  The ability of the Trust to realize proceeds on the Receivables in amounts sufficient to make distributions to Certificateholders will depend, in part, on the amount of delinquencies and credit losses on the Receivables. For information on the delinquency and loss experience of the Transferor pertaining to retail new and used boat receivables, including those previously sold which the Servicer continues to service, see "The Receivables Pool-- Delinquencies and Net Losses." Management's discussion of the delinquency and loss experience of the Transferor and DFS with respect to consumer boat loans originated or acquired by the Transferor and DFS follows in the succeeding paragraphs.

  Total marine receivables at June 30, 1998 of $624.9 million reflect substantially all marine receivables originated or acquired by the Transferor and DFS since February, 1995 which remained outstanding at June 30, 1998. The tables titled "Delinquency Experience" and "Credit Loss Experience" in "The Receivables Pool--Delinquencies and Net Losses," reflect the delinquency and loss experience with respect to this portfolio of receivables originated or acquired by the Transferor and DFS, a portion of which has been previously securitized as discussed below.

  It should be noted that over the time period covered by the tables, BankBoston, N.A. ("BankBoston") performed some or all of the servicing functions for the portfolios until the end of the first quarter of 1998. Since 1995, the Transferor performed some servicing duties related to the portfolios originated by it such as management of late stage delinquent receivables and repossessed collateral. Following the acquisition of the Transferor by DFS in 1997, the transfer of all servicing duties to DFS commenced, which process was completed at the end of the first quarter of 1998. From April, 1998, the Servicer has performed all servicing duties for the portfolio of receivables originated or acquired by the Transferor and DFS including the portfolio of receivables originated by the Transferor on behalf of BankBoston, a portion of which has been securitized. For a description of the relationship between the Transferor and BankBoston, see "The Transferor" in the Prospectus.

  At June 30, 1998, 54 contracts totaling $2.79 million were 30 or more days delinquent, representing 0.45% of the total dollar value of the portfolio. Delinquencies were down from both June 30, 1997 and December 31, 1997 levels of 0.61% and 1.00%, respectively, due in part to normal seasonal trends. All values are within normal ranges for the portfolio.

  Net losses were $755 thousand in 1997 or 0.18% of average portfolio outstandings. As a percentage of the portfolio, losses decreased from 0.29% in 1996 and 0.24% in 1995. Losses for the six-month period ended June 30, 1998 were $696 thousand or 0.12% of average portfolio receivables (not annualized), down from 0.17% (not annualized) in the prior year's six-month period in spite of the higher year end 1997 delinquency noted above. While there can be no assurance of future portfolio delinquency of loss experience, management of the Transferor and Servicer are not aware of any trends in the marine industry in general, nor legal, social or economic trends in the states where the receivables are billed, that could likely have a material adverse effect on the Trust portfolio.

                                THE TRANSFEROR

  For a description of the Transferor and its underwriting standards, see "The Transferor" and "Underwriting Procedures and Guidelines" in the Prospectus.

                                 THE SERVICER

  For a description of the Servicer and its servicing standards, see "The Servicer" in the Prospectus.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

  In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

  The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately % of the Trust.

OPTIONAL PREPAYMENT

  The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. Upon such a distribution, the Certificates will be retired.

TRANSFER OF RECEIVABLES

  Certain information regarding the transfer of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Transfer of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee Rate with respect to the Servicing Fee for the Servicer
will be     % per annum of the Pool Balance as of the first day of the related
Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. [To follow: description of Supplemental Servicing Fee and Servicing Suspense Account.]

DISTRIBUTIONS

  DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

  The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of [defaulted] Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Servicer Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

  The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables;
(iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Transferor or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

  The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

    (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

    (ii) amounts received in respect of interest on Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

    (iii) Liquidation Proceeds attributable to accrued and unpaid interest on the Receivables (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Servicer Advances.

  CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the

Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

  The "Class A Certificate Balance" will equal, initially, $    and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

  The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

  The "Class B Certificate Balance" shall equal, initially, $       and,
thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders [(or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit)] and allocable to principal and by Realized Losses.

  CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

  The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

  The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

  On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

  The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Depositor, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Depositor. Upon any such distribution to the Depositor, the Certificateholders will have no rights in, or claims to, such amounts.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Depositor will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

  The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

  The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

  If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                        FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Tax Counsel, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                       STATE AND LOCAL TAX CONSEQUENCES

  In the opinion of Bryan Cave LLP, special tax counsel to the Trust, which is based in part on the opinion of Mayer, Brown & Platt, counsel to the Trust with respect to certain federal income tax matters, for California, Illinois, Missouri and New York income tax purposes the Trust will be treated as a Grantor Trust and will not be subject to tax. For additional information regarding the State and local tax consequences see "State and Local Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

  Subject to the considerations set forth under "ERISA Considerations--Senior Certificates Issued by Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  No sale, pledge, or transfer of a Class A Certificate or any interest therein shall be made (i) to any Benefit Plan, or (ii) to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan, unless (1) such Benefit Plan qualifies as an accredited investor within the meaning of the Exemption described in the Prospectus, and (2) at the time of such sale, pledge or transfer, the Class A Certificates continue to be rated in one of the top three rating categories by at least one Rating Agency, as defined in the Prospectus, or (3) the purchase and holding of the Class A Certificates is exempt under Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class A Certificates or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

THE CLASS B CERTIFICATES

  No sale, pledge, or transfer of a Class B Certificate or any interest therein shall be made to any Benefit Plan or any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Benefit

Plan, unless the purchase and holding of such Certificate is exempt under
Section III of Prohibited Transaction Class Exemption 95-60 (applicable to certain insurance company general accounts). Each person who acquires any Class B Certificate or interest therein shall be deemed to have certified that the foregoing conditions will be satisfied.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates. [UNDERWRITING SYNDICATE LANGUAGE AND TABLE TO BE ADDED IF APPLICABLE]

  The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
  % per Class A Certificate and   % per Class B Certificate. The Underwriter
may allow and such dealers may reallow a concession not in excess of   % per
Class A Certificate and   % per Class B Certificate to certain other dealers.
After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

  In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Depositor nor [any] Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor [any] Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Transferor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

  [If the Underwriter is an affiliate of Deutsche Bank AG, insert the following paragraph:] [Name of Underwriter], the Transferor, the Servicer and the Depositor are each indirect, wholly-owned subsidiaries of Deutsche Bank AG. Any obligations of [Name of Underwriter] are the sole responsibility of [Name of Underwriter] and do not create any obligation on the part of any affiliate of [Name of Underwriter].

                                LEGAL OPINIONS

  Certain legal matters relating to the Certificates, certain federal income tax matters and certain Illinois income tax matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Mayer, Brown & Platt.) Certain state income tax matters will be passed upon for the Depositor by Bryan Cave LLP, St. Louis, Missouri. Certain Nevada law matters will be passed upon for the Depositor by Marquis & Aurbach, Las Vegas, Nevada.

                                 INDEX OF TERMS

                               [TO BE CONFORMED]

APR.........................................................................S-11
Cede.........................................................................S-3
Certificatehbolders......................................................... S-5
Certificates................................................................ S-1
Class A Certificate Balance........................................... S-5, S-18
Class A Certificates........................................................ S-4
Class A Distributable Amount............................................... S-18
Class A Interest Carryover Shortfall....................................... S-18
Class A Interest Distributable Amount...................................... S-18
Class A Percentage....................................................S-4,. S-16
Class A Principal Carryover Shortfall...................................... S-19
Class A Principal Distributable Amount..................................... S-18
Class B Certificate Balance........................................... S-6, S-18
Class B Certificates........................................................ S-4
Class B Distributable Amount............................................... S-18
Class B Interest Carryover Shortfall....................................... S-19
Class B Interest Distributable Amount...................................... S-18
Class B Percentage.................................................... S-4, S-16
Class B Principal Carryover Shortfall...................................... S-19
Class B Principal Distributable Amount..................................... S-18
Code........................................................................ S-8
Collection Account.......................................................... S-7
Collection Period........................................................... S-5
Commission.................................................................. S-3
Cutoff Date................................................................. S-4
Depositor.............................................................. S-1, S-4
Determination Date.......................................................... S-5
Distribution Date...................................................... S-1, S-5
DTC......................................................................... S-3
ERISA....................................................................... S-8
Exchange Act................................................................ S-7
Final Scheduled Distribution Date.......................................... S-17
Final Scheduled Maturity Date............................................... S-5
Financed Assets........................................................ S-1, S-4
Initial Pool Balance........................................................ S-4
Interest Distribution Amount............................................... S-17
Issuer...................................................................... S-4
Liquidated Receivables..................................................... S-17
Liquidation Proceeds....................................................... S-17
Plan....................................................................... S-21
Pool Balance................................................................ S-5
Pooling and Servicing Agreement............................................. S-4
Principal Distribution Amount......................................... S-5, S-17
Prospectus.................................................................. S-3
Rating Agency............................................................... S-9
Realized Losses....................................................... S-6, S-17
Receivables................................................................. S-1
Receivables Pool........................................................... S-10

Record Date................................................................. S-5
Servicer.................................................................... S-1
Specified Reserve Account Balance........................................... S-7
stripped coupons............................................................ S-7
Tax Counsel................................................................. S-7
Total Distribution Amount.................................................. S-17
Transferor.................................................................. S-4
Trust.................................................................. S-1, S-4
Trustee................................................................ S-1, S-4
Underwriter................................................................. S-3
Underwriting Agreement..................................................... S-21

No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the certificates offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time subsequent to the date of this Prospectus Supplement or Prospectus.

                               TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT
                                                                            PAGE
                                                                            ----
Reports to Certificateholders..............................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-10
The Trust.................................................................. S-12
The Receivables Pool....................................................... S-13
Delinquencies, Repossessions and Net Losses................................ S-16
Management's Discussion and Analysis....................................... S-18
The Transferor............................................................. S-19
The Servicer............................................................... S-19
Weighted Average Life of the Certificates.................................. S-19
Description of the Certificates............................................ S-19
Federal Income Tax Consequences............................................ S-25
ERISA Consideration........................................................ S-25
Underwriting............................................................... S-26
Legal Opinions............................................................. S-27
Index of Terms............................................................. S-28
                                PROSPECTUS
Available Information......................................................    3
Incorporation of Certain Documents
 by Reference..............................................................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   12
The Trusts.................................................................   17
The Receivables............................................................   18
Weighted Average Life of the Certificates..................................   20
Pool Factors and Trading Information.......................................   21
Use of Proceeds............................................................   21
The Depositor..............................................................   21
Description of the Notes...................................................   22
Description of the Certificates............................................   25
Certain Information Regarding the Securities...............................   27
Description of the Transfer and Servicing
 Agreements................................................................   35
Certain Legal Aspects of the Receivables...................................   44
Federal Income Tax Consequences............................................   50
ERISA Considerations.......................................................   60
Plan of Distribution.......................................................   61
Legal Opinions.............................................................   62
Index of Terms.............................................................   63

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered by this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriter(s) and with respect to their unsold allotments or subscriptions.


$(      )

DISTRIBUTION FINANCIAL SERVICES BOAT TRUST
199 -( )

$
 % ASSET BACKED CERTIFICATES, CLASS A

$
 % ASSET BACKED CERTIFICATES, CLASS B

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

[NAME OF UNDERWRITER]


PROSPECTUS SUPPLEMENT

       , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT + +RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + +TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED [     ], 1998

                                                                      VERSION #4
                                                         [MARKETING MAKING FORM]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED      , 199  AND PROSPECTUS DATED      , 199 )

DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST, SERIES 199
ASSET BACKED NOTES, CLASS ( )
ASSET BACKED CERTIFICATES, CLASS ( )

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, DEPOSITOR

DEUTSCHE FINANCIAL SERVICES CORPORATION, SERVICER

                                  -----------

The Prospectus dated          , 199  and the Prospectus Supplement dated
             , 199 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given them in the Prospectus and Prospectus Supplement.

This Supplement reflects the issuance on            , 199  of           in an
original principal amount of $         (and in an original principal amount of
$        ).

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the (Notes) (Certificates) (Securities), the following portions of the Prospectus Supplement and Prospectus do not apply and are deemed deleted from such documents to the extent they are used for market-making transactions:

  (a)the sentence(s) on (the cover page) (page S-( ) of the Prospectus Supplement stating that ("(t)here is currently no secondary market for the Securities.") ("(t)here can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment.")

This Supplement to the Prospectus and Prospectus Supplement is to be used by Deutsche Bank Securities Inc. (the "Dealer") in connection with offers and sales from time to time related to market-making transactions in the (Notes) (Certificates) (Securities) in which the Dealer acts as principal. The Dealer also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale. Certain information with respect to the Prospectus and Prospectus Supplement will be updated periodically by an incorporation by reference of filings made by the Depositor on behalf of the Trust pursuant to the Securities and Exchange Act of 1934, as amended. See "Available Information" in the Prospectus.

     , 199 .

  (b)(the pricing table and related footnotes on the cover page of the Prospectus Supplement) (the sentence on the front cover page of the Prospectus Supplement with respect to the purchase of the (Notes) (Certificate) (Securities) by the Underwriters from the Depositor and the offering thereof) and (the sentence on the front cover page of the Prospectus Supplement with respect to the proceeds to the Depositor from the sale of the (Notes) (Certificates) (Securities);

  (c)the (paragraph) (sentences) with respect to delivery of the (Notes) (Certificates) (Securities) on the cover page of the Prospectus Supplement;

  (d)the paragraph with respect to stabilization activities of the Dealer on page S-2 of the Prospectus Supplement;)

  (e)the "Underwriting" section of the Prospectus Supplement; and

  (f)the "Use of Proceeds" section of the Prospectus.

                             PLAN OF DISTRIBUTION

  The "Plan of Distribution" section of the Prospectus is replaced with the following:

  This Supplement is to be used by the Dealer in connection with offers and sales from time to time related to market-making transactions in the Securities in which the Dealer acts as principal. The Dealer also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale. The Dealer has no obligation to make a market in the (Notes) (Certificates) (Securities) and may discontinue its market-making activities at any time without notice, in its sole discretion. There is no assurance that any secondary market will develop or, that if such market develops, that it will continue.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses in connection with the offering of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

      SEC registration fee.......................................... $  885,000
      Legal fees and expenses....................................... $  300,000
      Accounting fees and expenses.................................. $   50,000
      Blue sky fees and expenses.................................... $   10,000
      Rating agency fees............................................ $  230,000
      Trustee's fees and expenses................................... $   40,000
      Printing...................................................... $   50,000
      Miscellaneous................................................. $   20,000
                                                                     ----------
          Total..................................................... $1,585,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article NINTH of the articles of incorporation of Deutsche Recreational Asset Funding Corporation (referred to therein as the "Corporation") provides that:

    The Corporation shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall insure to the benefit of such person's heirs, executors and personal legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation. Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

  Section 4 of the by-laws of Deutsche Recreational Asset Funding Corporation (referred to therein as the "Corporation") provides as follows:

  4. INDEMNIFICATION.

    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall have been made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
  (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity holding such office.

    (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

    (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power (and that in certain circumstances a corporation is required) to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred in connection with the action, suit or proceeding. Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, for any liability asserted against such person and liability and expenses incurred by such person in such person's capacity as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify such person against such liability and expense.

  Deutsche Bank AG maintains a directors and officers liability insurance policy with respect to certain direct and indirect subsidiaries, including Deutsche Recreational Asset Funding Corporation. In general, the policy insures the officers and directors of Deutsche Recreational Asset Funding Corporation (the "Registrant") against loss arising from wrongful acts or omissions, subject to the terms and conditions contained in the policy.

ITEM 16. EXHIBITS.

     ** 1.1  Form of Underwriting Agreement for Owner Trusts
      * 1.2  Form of Underwriting Agreement for Grantor Trusts
      * 3.1  Articles of Incorporation of the Registrant
      * 3.2  Bylaws of the Registrant
     ** 4.1  Form of Trust Agreement (including form of Certificates)
      * 4.2  Form of Pooling and Servicing Agreement (including form of Certificates)
     ** 4.3  Form of Indenture (including form of Notes)
     ** 5.1  Opinion of Mayer, Brown & Platt with respect to legality
     ** 5.2  Opinion of Marquis & Aurbach as to certain Nevada law matters
     ** 8.1  Opinion of Mayer, Brown & Platt with respect to certain federal tax matters
     ** 8.2  Opinion of Bryan Cave LLP as to certain state tax matters
     **10.1  Form of Transfer and Servicing Agreement
      *10.2  Form of Administration Agreement
     **10.3  Form of Ganis/Depositor Transfer Agreement
     **10.4  Form of DFS/Ganis Transfer Agreement
     **23.1  Consent of Mayer, Brown & Platt (included in Exhibit 5.1)
     **23.2  Consent of Mayer, Brown & Platt (included in Exhibit 8.1)
     **23.3  Consent of Bryan Cave LLP (included in Exhibit 8.2)
     **23.4  Consent of Marquis & Aurbach (included in Exhibit 5.2)
       24.1  Power of Attorney (included in Amendment No. 1 to this Registration
             Statement)

--------
   *Previously filed.
  **Filed herewith.

ITEM 17. UNDERTAKINGS.

  (a) As to Rule 415:

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) As to documents subsequently filed that are incorporated by reference:

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) As to indemnification:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) As to qualification of trust indentures:

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  (f) The undersigned Registrant hereby undertakes to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific Series to be issued pursuant to this Registration Statement where such tax consequences, have not been addressed in the prospectus or the prospectus supplement related to such Series.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 (AND THAT THE SECURITY RATING REQUIREMENT WILL BE MET BY THE TIME OF SALE) AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON NOVEMBER 24, 1998.

                                          Deutsche Recreational Asset Funding
                                           Corporation

                                                   /s/ Richard Goldman
                                          By: _________________________________
                                          Name:Richard Goldman
                                          Title:VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                  *                  President (Principal          November 24, 1998
____________________________________  Executive Officer)
            Roger Kirwan

                  *                  Vice President and Treasurer  November 24, 1998
____________________________________  (Principal Financial
         Richard Schumacher           Officer)

                  *                  Vice President and            November 24, 1998
____________________________________  Controller (Principal
           Steven Gentry              Accounting Officer)

                  *                  Director                      November 24, 1998
____________________________________
            Monte Miller

       /s/ Richard Goldman           Director                      November 24, 1998
____________________________________
          Richard Goldman

                  *                  Director                      November 24, 1998
____________________________________
             Phil Stout

  *IN WITNESS WHEREOF, RICHARD GOLDMAN HAS SIGNED THIS AMENDMENT NO. 3 ON NOVEMBER 24, 1998 ON BEHALF OF THE OFFICERS AND DIRECTORS NAMED ABOVE AS THEIR ATTORNEY-IN-FACT UNDER A POWER OF ATTORNEY.

                                                  /s/ Richard Goldman
                                          -------------------------------------
                                                     Richard Goldman